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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
MEDECISION, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

July 17, 2008

To our Shareholders:

        You are cordially invited to attend a special meeting of the shareholders of MEDecision, Inc., a Pennsylvania corporation, which we sometimes refer to as "MEDecision," "the company," "our" or "we," to be held at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087 on Thursday, August 14, 2008, beginning at 9:00 a.m. local time. Our board of directors has fixed the close of business on July 14, 2008, as the record date for the purpose of determining shareholders entitled to receive notice of and vote at the special meeting or any adjournment or postponement of the special meeting. Notice of the special meeting and the related proxy statement are attached.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, Health Care Service Corporation, a Mutual Legal Reserve Company, an Illinois corporation, which we refer to as "HCSC," and Mercury Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of HCSC, which we refer to as "Merger Sub," and to approve the merger contemplated thereby.

        The merger agreement provides for, among other things, the merger of Merger Sub with and into the company, with the company as the surviving corporation, which we refer to as the "merger." As a result of the merger, the company will become a wholly-owned subsidiary of HCSC. If the merger is completed, you will be entitled to receive $7.00 in cash, without interest and less any required withholding tax, for each share of our common stock you own. As a result of the merger, MEDecision common stock will no longer be listed on the NASDAQ Global Market.

        Our board of directors has unanimously adopted and approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement and has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in our best interests and the best interests of, our shareholders.

        Accordingly, our board of directors recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        The proxy statement attached to this letter provides you with information about the merger agreement, the merger and the special meeting. We encourage you to read the entire proxy statement, the merger agreement and other annexes carefully. It also explains the merger and related matters, including the conditions to the completion of the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. You may also obtain more information about the company from documents we have filed with the Securities and Exchange Commission.

        Regardless of the number of shares you own, your vote is very important. The merger cannot be completed unless the merger agreement is adopted and the merger is approved by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting (assuming a quorum is present).

        Whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, we urge you to vote by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

        Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you have any questions or need assistance voting your shares, please call Carl E. Smith, our Chief Financial Officer and Secretary, at (610) 540-0202.

        We look forward to seeing you at the special meeting.

Sincerely,
/s/ DAVID ST.CLAIR
David St.Clair Chairman of the Board and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger agreement or the merger, passed upon the fairness or merits of the merger agreement or the merger or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED JULY 17, 2008, AND IS BEING FIRST MAILED TO SHAREHOLDERS ON OR ABOUT JULY 17, 2008.

MEDECISION, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 14, 2008

Dear Shareholder:

        We will hold a special meeting of shareholders of MEDecision, Inc., a Pennsylvania corporation, which we refer to as "MEDecision," "the company," "our" or "we," on Thursday, August 14, 2008 at 9:00 a.m. local time at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087 for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, Health Care Service Corporation, a Mutual Legal Reserve Company, an Illinois corporation, which we refer to as "HCSC," and Mercury Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of HCSC, which we refer to as "Merger Sub," and to approve the merger of Merger Sub with and into the company, which we refer to as the "merger." A copy of the merger agreement is attached as Annex A to the attached proxy statement.

        2.     To approve any motion to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only holders of record of shares of our common stock at the close of business on July 14, 2008, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. A list of shareholders of record will be available for inspection at the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

        Our board of directors has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in our best interests and the best interests of, our shareholders. Accordingly, our board of directors recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        Regardless of the number of shares you own, your vote is very important. The adoption of the merger agreement and approval of the merger require the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting (assuming a quorum is present).

        We hope you will be able to attend the special meeting, but whether or not you plan to attend, please vote your shares by:

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  signing and returning the enclosed proxy card as soon as possible,

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  calling the toll-free number listed on the proxy card, or

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  accessing the Internet as instructed on the proxy card.

        Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person by ballot if you wish, even if you have previously returned your proxy card. If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted

"FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

By Order of the Board of Directors of the Company
/s/ CARL E. SMITH
Carl E. Smith Executive Vice President, Chief Financial Officer and Secretary Wayne, Pennsylvania

Dated: July 17, 2008

i

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders	40
Regulatory and Other Governmental Approvals	42
TERMS OF THE MERGER AGREEMENT	43
General; The Merger	43
When the Merger Becomes Effective	43
Merger Consideration	44
Treatment of Our Stock Options and Warrant	44
Representations and Warranties	44
Conduct of Our Business Pending the Merger	47
Special Meeting	48
Restrictions on Solicitations of Other Offers	48
Other Covenants	51
Conditions to the Completion of the Merger	52
Additional Closing Conditions for Our Benefit	54
Termination of the Merger Agreement	54
Fees and Expenses	55
Termination Fees Payable by Us	56
Amendments; Waivers	57
Exchange and Payment Procedures	57
VOTING AGREEMENTS	59
PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS	60
MARKET PRICES OF COMMON STOCK	61
Market Information	61
DISSENTERS RIGHTS	61
BENEFICIAL OWNERSHIP OF COMMON STOCK	61
ADJOURNMENT OF THE SPECIAL MEETING	64
FUTURE SHAREHOLDER PROPOSALS	64
OTHER MATTERS	65
Other Business at Special Meeting	65
WHERE YOU CAN FIND ADDITIONAL INFORMATION	65
ANNEX A—AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B—OPINION OF LAZARD FRÈRES & CO. LLC	B-1
ANNEX C—VOTING AGREEMENTS	C-1-1
David St.Clair	C-1-1
Carl E. Smith	C-2-1
Liberty Ventures I, L.P.	C-3-1
Liberty Ventures II, L.P.	C-4-1
Stockwell Fund, L.P.	C-5-1
Grotech V Maryland Fund, L.P.	C-6-1
Grotech Partners V, L.P.	C-7-1
ANNEX D—EMPLOYMENT AGREEMENTS	D-1-1
David St.Clair	D-1-1
Carl E. Smith	D-2-1

ii

SUMMARY

        The following summary, together with the "Questions and Answers about the Special Meeting and the Merger" beginning on page 10, highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, you should carefully read this entire proxy statement (including its annexes), and the other documents we file with the Securities and Exchange Commission that are available to the public free of charge, before voting. See "Where You Can Find Additional Information" on page 65. Each item in this summary includes a page reference directing you to a more complete description of that item in this document.

        Unless we otherwise indicate or unless the context requires otherwise: all references in this document to "company," "MEDecision," "we," "our," and "us" refer to MEDecision, Inc. and its subsidiaries; all references to "HCSC" refer to Health Care Service Corporation, a Mutual Legal Reserve Company; all references to "Merger Sub" refer to Mercury Acquisition Corp.; all references to "merger agreement" refer to the Agreement and Plan of Merger, dated as of June 17, 2008, by and among the company, HCSC and Merger Sub, as it may be amended from time to time, a copy of which is attached as Annex A to this document; all references to the "merger" refer to the merger contemplated by the merger agreement; all references to "merger consideration" refer to the per share merger consideration of $7.00 in cash without interest and less any required withholding tax, to be received by the holders of our common stock in accordance with the terms of the merger agreement.

Parties to the Merger (Page 16)

        We offer collaborative health care management solutions that provide a simplified way to manage the health of members and member populations which can improve the quality and affordability of care. Based on state-of-the-art technology, our solutions include Alineo™, a collaborative health care management platform for managing case, disease and utilization management, and Nexalign™, a collaborative health care information exchange service. We believe that, in the aggregate, our health care payer customers insure or manage care for approximately one in every six people in the United States with health insurance.

        HCSC is the largest customer-owned health insurer in the United States and one of the top five health insurers in the country in terms of membership, with 12.4 million members in its Blue Cross and Blue Shield plans in Illinois, New Mexico, Oklahoma and Texas. It is an independent licensee of the Blue Cross and Blue Shield Association. HCSC also has a rating of AA- (Very Strong) from Standard and Poor's, Aa3 (Excellent) from Moody's and A+ (Superior) from A.M. Best Company.

        Merger Sub is a Pennsylvania corporation formed for the sole purpose of completing the merger with us. Merger Sub is a wholly-owned subsidiary of HCSC. Merger Sub has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into the company and will cease to exist. We will continue as the surviving corporation following the merger.

The Merger (Page 21)

        You are being asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, HCSC and Merger Sub, which we refer to as the "merger agreement," that provides for, among other things, the merger of Merger Sub with and into us. We will be the surviving corporation in the merger and will become a wholly-owned subsidiary of HCSC. A copy of the merger agreement is attached to this proxy statement as Annex A.

Certain Effects of the Merger (Page 35)

        If the merger is completed, each outstanding share of our common stock will be converted into the right to receive $7.00 in cash, without interest and less any required withholding tax, which is referred to as the "merger consideration" (subject to certain adjustments such as for reclassifications, stock splits, dividends and similar events). However, shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub immediately prior to the time at which the merger becomes effective, which is referred to as the "effective time," will be cancelled without payment of any consideration therefor.

        Following consummation of the merger, you will no longer own any shares of our common stock and we will cease to be an independent, publicly traded company. Upon completion of the proposed merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market, which we refer to as "NASDAQ." In addition, following the merger, we will terminate the registration of our securities and our reporting obligations with respect to such securities under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," upon application to the Securities and Exchange Commission, which we refer to as the "SEC."

Merger Consideration (Page 44)

        At the effective time, your shares of our common stock will be cancelled and converted into the right to receive the merger consideration of $7.00 in cash, without interest and less any required withholding tax, for each share that you own.

Treatment of Options and Warrant to Acquire Common Stock (Page 44)

        Except for (i) options to purchase an aggregate of 176,975 shares of our common stock, which will terminate upon consummation of the merger without any further payment rights, and (ii) options to purchase an aggregate of 60,000 shares of our common stock held by George Marshalek, one of our key management employees, which will be converted into a post-closing payment right, upon the effective time of the merger each option to purchase our common stock outstanding immediately prior to the effective time of the merger will be cancelled, and the holder of each such option will be entitled to receive, in full settlement and cancellation of such option, a cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (a) $7.00 less (b) the exercise price per share of such option, without interest and less any required withholding tax.

        We have one warrant outstanding to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. After consummation of the merger, the holder of the warrant will be entitled to exercise the warrant for the cash consideration it would have otherwise received for the applicable number of shares of our common stock in the merger. We will use our reasonable best efforts to obtain the exercise of the warrant such that the holder thereof receives upon the effective time $150,000 in cash, which is the difference between the merger consideration and the warrant exercise price multiplied by the number of shares of common stock purchasable pursuant to the warrant.

Recommendation of Our Board of Directors (Page 25)

        Our board of directors has unanimously:

  •
  adopted, approved and declared advisable the merger agreement and the merger,

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  determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in our best interests and the best interests of, our shareholders, and

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  recommended that our shareholders vote "FOR" the adoption of the merger agreement and the approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        For a discussion of the material factors considered by our board of directors in reaching their conclusions, see "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 25.

Opinion of Lazard Frères & Co. LLC (Page 27)

        In connection with the merger, on June 17, 2008, our financial advisor, Lazard Frères & Co. LLC, which we refer to as "Lazard," rendered its oral opinion to our board of directors, subsequently confirmed in writing on that date, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share merger consideration to be paid to holders of our common stock, other than shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, in the merger was fair, from a financial point of view, to such holders.

        The full text of Lazard's written opinion, dated June 17, 2008, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. We encourage you to read Lazard's opinion and "Opinion of Lazard Frères & Co. LLC" beginning on page 27 carefully in their entirety. Lazard's opinion was directed to our board of directors for the information and assistance of our board of directors in connection with its evaluation of the consideration to be paid to the holders of our common stock in the merger. Lazard's opinion did not address any other aspect of the merger and was not intended to, and does not constitute, a recommendation to any holder of our common stock as to how such holder should vote or act with respect to the merger agreement, the merger or any matter relating thereto.

Restrictions on Solicitations of Other Offers (Page 48)

        The merger agreement provides that until the merger agreement has been terminated, we will not, and we will ensure that our affiliates and our affiliates' respective representatives do not, directly or indirectly:

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  encourage, solicit, initiate, make or facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any acquisition proposal;

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  participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any person with respect to an acquisition proposal (other than with or to HCSC or any of its subsidiaries);

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  effect a change in our board of directors' recommendation to our shareholders regarding the merger agreement and the merger;

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  release or permit the release or waiver of any person from, or otherwise fail to exercise our rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of our voting securities or any material portion of our assets (except for any such agreement with HCSC or any of its subsidiaries);

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  approve or recommend any acquisition proposal; or

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  enter into any letter of intent or similar document, or any agreement or commitment providing for any acquisition proposal or requiring us to abandon or terminate the merger.

        Notwithstanding these restrictions, under circumstances specified in the merger agreement, if (a) neither we, nor any of our affiliates or any representatives of us or any of our affiliates, have violated the applicable provisions of the merger agreement, (b) a majority of the members of our board of directors determines in good faith, after consultation with our financial advisor, that a third party is capable of consummating a superior proposal and that such acquisition proposal constitutes a superior proposal, and (c) a majority of our board of directors determines in good faith, after consultation with our outside legal counsel, that failing to approve the superior proposal would constitute a breach of its fiduciary duties under applicable law, we may respond to certain unsolicited proposals. Also, under certain circumstances specified in the merger agreement, our board of directors may approve an acquisition proposal (and in connection therewith change its recommendation in favor of the adoption of the merger agreement and approval of the merger) if (i) neither we nor any of our affiliates or any representatives of us or any of our affiliates, have violated the applicable provisions of the merger agreement, (ii) our board of directors determines that the acquisition proposal is a superior proposal after the company is unable to negotiate alternative terms with HCSC, (iii) our board of directors determines, after consultation with our outside legal counsel, that failing to approve the superior proposal would constitute a breach of its fiduciary duties under applicable law; and (iv) we terminate the merger agreement and pay HCSC a termination fee.

Conditions to the Completion of the Merger (Page 52)

        We are working to complete the merger as soon as practicable. However, we cannot predict the exact timing of the merger or whether the merger will be completed. In order to complete the merger, our shareholders must adopt the merger agreement and approve the merger and the other closing conditions in the merger agreement must be satisfied or waived. These include:

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  the absence of legal prohibitions to or orders that prohibit the consummation of the merger;

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  the expiration or termination of applicable regulatory waiting periods;

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  the accuracy of each of the parties' representations and warranties, except to the extent the failure of such representations and warranties (other than certain of our representations and warranties) to be true and correct would not constitute a material adverse effect or in the case of HCSC would not or would not reasonably be expected to prevent or materially impair the ability of HCSC to consummate the transactions contemplated by the merger agreement; and the performance by each of the parties of its respective obligations under the merger agreement in all material respects;

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  since December 31, 2007, we have not had a material adverse effect;

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  we have certain adjusted net cash (cash and cash equivalents plus transaction costs associated with the merger, less indebtedness for borrowed money) greater than a specified amount based on the timing of closing, plus 50% of any cash received from any work for new customers and new work from existing customers plus proceeds from the exercise of options and warrants after June 17, 2008;

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  we have obtained certain third party consents and delivered certain notices to option holders; and

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  certain of our products must not infringe the intellectual property rights of third parties.

        Any party may waive compliance with any of the conditions benefiting such party under the merger agreement. At present, we anticipate that the other conditions to closing will be satisfied prior to the special meeting so that the closing will occur promptly thereafter.

Termination of the Merger Agreement (Page 54)

        We and HCSC may agree in writing to terminate the merger agreement at any time without completing the merger, even after our shareholders have adopted the merger agreement and approved the merger. In addition, the merger agreement may also be terminated at any time prior to the effective time of the merger:

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  by either us or HCSC by written notice to the other if:

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  the closing has not occurred on or before November 30, 2008, subject to a 30-day extension to the extent necessary to obtain applicable governmental approvals, and provided that the party seeking to terminate the merger agreement has not prevented the closing from occurring by that time;

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  applicable law or a final, non-appealable governmental order prohibits or makes illegal the completion of the merger; or

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  our shareholders do not adopt the merger agreement at the special meeting;

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  by written notice from us to HCSC if:

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  HCSC (i) breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, (ii) such breach or failure to perform relieves us of our obligation to consummate the merger, (iii) such breach or failure to perform is incapable of being satisfied by November 30, 2008 or has not been cured on a timely basis and (iv) we are not in material breach of the merger agreement; or

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  if our board of directors has accepted a superior proposal in compliance with the terms of the merger agreement and we have paid to HCSC the termination fee set forth in the merger agreement; or

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  by written notice from HCSC to us if:

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  we (i) breach or fail to perform in any material respect any of our representations, warranties, covenants or other agreements in the merger agreement, (ii) such breach or failure to perform relieves HCSC of its obligation to consummate the merger, (iii) such breach or failure to perform is incapable of being satisfied by November 30, 2008 or has not been cured on a timely basis and (iv) HCSC is not in material breach of the merger agreement;

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  our board of directors fails to make or reconfirm its recommendation with respect to the merger agreement or changes its recommendation, or we breach our obligation to have the special meeting to adopt the merger agreement and approve the merger or mail the related proxy statement; or

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  if we, our affiliates or representatives violated the restrictions regarding other offers, our board of directors has recommended to our shareholders any acquisition proposal or superior proposal, or we enter into a definitive agreement relating to any acquisition proposal or superior proposal or requiring us to abandon the merger.

Termination Fees (Page 56)

        If the merger agreement is terminated under certain circumstances, we may be required to pay a termination fee to HCSC of $6,000,000. In addition, under certain circumstances, we will be required to pay a termination fee to HCSC of $1,000,000 as reimbursement for expenses incurred by HCSC in connection with the negotiation, preparation, execution and performance of the merger agreement and related documentation.

        We encourage you to read the full text of the merger agreement in its entirety.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders (Page 40)

        Generally, the merger will be taxable to our shareholders who are U.S. holders for U.S. federal income tax purposes. A U.S. holder of common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the merger consideration and (ii) the holder's adjusted tax basis in our common stock surrendered and any "selling expenses" incurred by the holder in connection with the merger (which would not be separately deductible). You should consult your own tax advisor for a full understanding of how the merger will affect your particular tax circumstances.

Regulatory and Other Governmental Approvals (Page 42)

        Under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," and the rules promulgated thereunder by the U.S. Federal Trade Commission, which we refer to as the "FTC," certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. HCSC and we filed a notification and report form with the Antitrust Division of the U.S. Department of Justice, which we refer to as the "DOJ," and the FTC on July 14, 2008. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful.

        Under the state insurance laws of Texas and Illinois, certain transactions between companies within an insurance holding company system may not be completed unless certain information is provided to the insurance regulatory authorities of the respective states. HCSC filed the required Form D Prior Notice of a Transaction filings with the Illinois Division of Insurance of the Department of Financial and Professional Regulation and the Texas Department of Insurance on July 1, 2008. The respective regulatory authorities have 30 days from the date of each respective filing or, if additional information is requested, 30 days from the date the filing is deemed complete, to disapprove the transaction. There can be no assurance that one or both of the Illinois or Texas regulatory authorities will clear or accept the Form D filings required for the merger to take place.

        We are unaware of any other material federal, state or foreign regulatory approvals required for the execution of the merger agreement or completion of the merger.

Interests of MEDecison's Directors and Officers in the Merger (Page 37)

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that certain of our directors and executive officers may be considered to have interests in the merger that are different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest. Our board of directors was aware of these interests and considered that these interests may be different from or in addition to the interests of our shareholders generally, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger, and in determining to recommend that our shareholders vote for the adoption of the merger agreement and approval of the merger, and for the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. These interests include:

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  Cancellation and cash-out of all vested and certain unvested stock options, including those held by our directors and executive officers, which, based on holdings as of June 17, 2008 and certain assumptions described in "The Merger—Interests of Our Directors and Executive Officers in the Merger—Cancellation and Cash-Out of Stock Options," would result in estimated cash payments to individuals who are or have been directors and/or executive officers of us since January 1, 2007 of approximately $2.8 million in the aggregate.

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  As a condition to HCSC's entering into the merger agreement, David St.Clair and Carl Smith, our Chief Executive Officer and Chief Financial Officer, respectively, each entered into an employment agreement with the company to continue to serve in the same capacity following the merger.

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  Under the terms of the merger agreement, our directors and certain of our executive officers are entitled to continued indemnification and insurance coverage under certain circumstances following the effective time.

Procedure for Receiving Merger Consideration (page 57)

        Within five business days after the effective time, HCSC and the surviving corporation shall cause the paying agent to mail a letter of transmittal and instructions to all of our shareholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration (or, if such shares of our common stock are held in book-entry or other uncertificated form, the actions required to be taken to receive the merger consideration). You should not return any share certificates you hold with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a properly completed letter of transmittal.

Market Price of MEDecision Common Stock (page 61)

        Our common stock is listed on NASDAQ under the trading symbol "MEDE." The closing sale price of our common stock on June 17, 2008, which was the last trading day before the announcement of the execution of the merger agreement, was $1.71 per share. On July 14, 2008, the record date for the special meeting, the closing sale price of our common stock was $6.60 per share.

Dissenters Rights of Appraisal (Page 61)

        Under the Pennsylvania Business Corporation Law of 1988, as amended, which we refer to as the "PBCL," holders of our common stock are not entitled to dissenters rights in connection with the merger.

Delisting and Deregistration of Common Stock (Page 36)

        If the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

The Special Meeting (Page 17)

        The special meeting will be held on Thursday, August 14, 2008 starting at 9:00 am. local time at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

Record Date, Voting Power and Quorum (Page 17)

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 14, 2008, the record date for the special meeting. As of the record date, there were 16,347,469 shares of our common stock outstanding and entitled to vote. The presence at the special meeting, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the special meeting will constitute a quorum.

Vote Required for Approval (Page 18)

        The adoption of the merger agreement and the approval of the merger requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting (assuming a quorum is present).

        Certain holders of our shares of common stock have each entered into a voting agreement with HCSC and Merger Sub, pursuant to which these holders, who as of the record date represent approximately 45% of the voting power of the outstanding shares of our common stock entitled to vote at the special meeting, have agreed to vote all of their common stock "FOR" the adoption of the merger agreement and approval of the merger. These holders are David St.Clair, Carl E. Smith, Liberty Ventures I, L.P., Liberty Ventures II, L.P., Grotech Partners V, L.P., Grotech V Maryland Fund, L.P., and Stockwell Fund, L.P. In addition, each of these holders has agreed to grant an irrevocable proxy to HCSC to vote his or its common stock in connection with the merger and any other extraordinary corporate transaction in a manner that HCSC determines in its sole discretion. The voting agreements will terminate (i) upon adoption of the merger agreement and approval of the merger at our special meeting, (ii) upon the termination of the merger agreement in accordance with its terms, (iii) at any time upon notice by HCSC to the signatory shareholder, or (iv) in the case of Grotech Partners V, L.P., Grotech V Maryland Fund, L.P. and Stockwell Fund, L.P., on December 31, 2008. The voting agreements are attached to this proxy statement as Annexes C-1 through C-7. You should carefully read the full text of the voting agreements in their entireties.

        If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our capital stock present or represented by proxy and entitled to vote on the matter.

Share Ownership of Directors and Executive Officers (Page 61)

        As of the record date, our directors and executive officers held and were entitled to vote, in the aggregate, shares of our common stock representing approximately 21% of the outstanding shares entitled to vote at the special meeting. As of the record date, Liberty Ventures I, L.P. and Liberty Ventures II, L.P. (two shareholders affiliated with Thomas Morse, one of our directors), Mr. St.Clair and Mr. Smith own shares of our common stock subject to the voting agreements which together constitute approximately 21% of our outstanding voting stock. Pursuant to the voting agreements, these shareholders will vote all of their shares in favor of the adoption of the merger agreement and approval of the merger.

Voting and Proxies (Page 19)

        Any of our shareholders of record that are entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote by ballot by appearing at the special meeting. If your shares are held in "street name" by your broker, bank or other nominee you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your shares will not be voted.

Revocability of Proxy (Page 19)

        Any of our shareholders of record that executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

  •
  by filing with our corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

  •
  by sending a later-dated proxy relating to the same shares to our corporate secretary, at or before the special meeting;

  •
  by submitting a later-dated proxy through the Internet or by telephone, at or before the special meeting; or

  •
  by attending the special meeting and voting in person by ballot.

        Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as one of our shareholders. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we file with the SEC that are available free of charge, which you should read carefully. See "Where You Can Find Additional Information" on page 65.

  Q:
  What is the proposed transaction?

  A:
  The proposed transaction is the acquisition of us by HCSC pursuant to the merger agreement. Once the merger agreement has been adopted by the requisite vote of our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of HCSC, will merge with and into us. We will be the surviving corporation and will become a wholly-owned subsidiary of HCSC. We will no longer be a publicly-held corporation, and our common stock will be delisted from NASDAQ.

  Q:
  What will a holder of our common stock receive in the merger?

  A:
  If the merger is completed, you, as a holder of our common stock, will receive $7.00 in cash, without interest and less any required withholding tax, for each share of our common stock that you own in accordance with the merger agreement. We refer to this amount as the merger consideration. You will not own any shares of the surviving corporation.

  Q:
  What effects will the merger have on us?

  A:
  If the merger is approved, we will cease to be a publicly-traded company and will become a subsidiary of HCSC. Our common stock will no longer be listed on any stock exchange or quotation system, including NASDAQ.

  Q:
  Does our board of directors recommend the adoption of the merger agreement and the approval of the merger?

  A:
  Yes. Our board of directors unanimously recommends that our shareholders adopt the merger agreement and approve the merger. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement and approval of the merger, including the premium to the then current market price offered by HCSC, precedent transactions, discounted cash flow analysis and comparable public companies analysis.

  Q:
  Why has the merger been proposed?

  A:
  Our board of directors has proposed the merger because it believes that the merger represents the strategic alternative that is in the best interest of our shareholders. The merger consideration to be received by our shareholders represents a premium to the recent market price of our common stock. Our board of directors determined in its business judgment that the merger presents the strategic alternative that is in the best interest of our shareholders, and that the proposed transaction is even more favorable to our shareholders than our company continuing to operate as an independent company.

  Q:
  How does the merger consideration compare to the market price of the common stock?

  A:
  The merger consideration of $7.00 per share represents a premium of approximately 289% over the closing price of our common stock on June 16, 2008, the last full trading day before the execution of the merger agreement, a premium of approximately 346% over the closing price of our common stock one month prior to the date of the merger agreement, and a premium of approximately 329% over the closing price of our common stock three months prior to the date of the merger agreement.

  Q:
  When and where is the special meeting?

  A:
  The special meeting of our shareholders will be held at 9:00 a.m. local time, on Thursday, August 14, 2008, at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

  Q:
  Who is entitled to vote at the special meeting?

  A:
  The record date for the special meeting is July 14, 2008. Only the holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof.

  Q:
  What matters will be voted on at the special meeting?

  A:
  You will be asked to consider and vote on the following proposals:

  •
  to adopt the merger agreement and approve the merger;

  •
  to approve any motion to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger; and

  •
  to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

  Q:
  What constitutes a quorum for the special meeting?

  A:
  The presence, in person or by proxy, of shareholders representing at least a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum for the special meeting.

  Q:
  What vote of shareholders is required to adopt the merger agreement?

  A:
  The adoption of the merger agreement and the approval of the merger requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting.

    Pursuant to voting agreements entered into with HCSC and Merger Sub, David St.Clair, Carl E. Smith, Liberty Ventures I, L.P. and Liberty Ventures II, L.P. (which are affiliated with Thomas Morse, one of our directors), Grotech Partners V, L.P., Grotech V Maryland Fund, L.P., and Stockwell Fund, L.P., who collectively beneficially own approximately 45% of the outstanding shares of common stock entitled to vote at the special meeting, have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. For a more detailed description of the terms of these voting agreements, see "Voting Agreements" beginning on page 59.

  Q:
  How do our directors and executive officers intend to vote?

  A:
  We believe our directors and current executive officers intend to vote all of their shares of our common stock "FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. David St.Clair, Carl E. Smith, Liberty Ventures I, L.P. and Liberty Ventures II, L.P. (which are affiliated with Thomas Morse, one of our directors) have entered into voting agreements with HCSC and Merger Sub and have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. As of July 14, 2008, the record date, our directors and executive officers held and were entitled to vote, in the aggregate, shares of our capital stock representing approximately 21% of the outstanding shares entitled to vote at the special meeting.

  Q:
  What does it mean if I get more than one proxy card?

  A:
  If you have shares of our common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

  Q:
  What do I need to do now?

  A:
  Please vote as soon as possible. We urge you to read this proxy statement carefully, including its annexes, and to consider how the transaction affects you as a shareholder. You also may want to review the other documents we file with the SEC that are available to the public free of charge. See "Where You Can Find Additional Information" on page 65.

  Q:
  How do I vote without attending the special meeting?

  A:
  If you are a registered shareholder (that is, if you hold shares of our common stock in certificated form), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included on the enclosed proxy card.

    If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement. Please contact your broker, bank or other nominee to determine how to vote. If your shares are held by your broker, bank or other nominee, see "If my shares are held by my broker, bank or other nominee, how do I vote my shares?" below.

  Q:
  How do I vote in person at the special meeting?

  A:
  If you are a registered shareholder, you may attend the special meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

    If you hold your shares through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the appropriate nominee giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee. See "If my shares are held by my broker, bank or other nominee, how do I vote my shares?" below.

  Q:
  If my shares are held by my broker, bank or other nominee, how do I vote my shares?

  A:
  If your shares are held in a stock brokerage account or by another nominee, such as a bank or trust, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares. Your broker, bank or other nominee will only be permitted to vote your shares for you on the proposal to adopt the merger agreement and approve the merger if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other nominee regarding how to instruct them to vote your shares.

    In addition, because any shares you may hold in "street name" will be deemed to be held by a different shareholder than any shares you hold of record, shares held in street name will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your broker, bank or other nominee to vote your shares. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

  Q:
  What if I fail to instruct my brokerage firm, bank or other nominee how to vote?

  A:
  Without instructions, your broker, bank or other nominee will not vote any of your shares held in "street name" on the proposal to adopt the merger agreement and approve the merger. To be sure your shares are voted, you should instruct your broker, bank or other nominee to vote your shares. When a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner, this is called a "broker non-vote." Broker non-votes (if any) will be counted for the purpose of determining the presence or absence of a quorum (assuming the shares covered by the broker non-vote are voted on a non-procedural matter at the meeting), but will not be deemed votes cast under Pennsylvania law and, therefore, will have no effect on the outcome of the vote.

  Q:
  What happens if I do not vote or abstain from voting?

  A:
  Because under Pennsylvania law the vote required is based on the number of shares voted, your shares will not be counted and will have no effect on the outcome of the vote if you do not vote or abstain from voting; provided, however that if you abstain, your vote will be treated as present at the special meeting for purposes of determining whether a quorum exists. If the merger is consummated, whether or not you vote for the merger proposal, you will be entitled to receive the merger consideration for your shares of common stock upon completion of the merger.

  Q:
  Can I change my vote?

  A:
  You may revoke or change your proxy at any time before it is voted, as described below.

    If you have not voted through your broker, bank or other nominee because you are the registered shareholder, you may revoke or change your proxy before it is voted by:

    •
    filing with our corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

    •
    sending a later-dated proxy relating to the same shares to our corporate secretary, at or before the special meeting;

    •
    submitting a later-dated proxy through the Internet or by telephone, at or before the special meeting; or

    •
    attending the special meeting and voting in person by ballot.

    Simply attending the special meeting will not constitute revocation of a proxy.

    If your shares are held in "street name," you should follow the instructions of your broker, bank or other nominee regarding revocation or change of vote. If your broker, bank or other nominee allows you to submit a vote by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet. You should contact your broker, bank or other nominee to determine how you can change your vote.

  Q:
  Will I have appraisal rights as a result of the merger?

  A:
  Under Pennsylvania law, holders of our common stock are not entitled to dissenters rights in connection with the merger because our common stock is listed on a national securities exchange.

  Q:
  What happens if I sell my shares before the special meeting?

  A:
  The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be consummated. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the merger consideration to be received by our shareholders in the merger. In order to receive the merger consideration, you must hold your shares through consummation of the merger.

  Q:
  Should I send in my stock certificates now?

  A:
  No. Promptly following the effective time of the merger, the surviving corporation will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. The paying agent will pay you your per share merger consideration after you have (1) surrendered your stock certificates to the paying agent (or, if such shares of our common stock are held in book-entry or other uncertificated form, upon complying fully with the instructions set forth in the letter of transmittal) and (2) provided to the paying agent your duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by HCSC or the paying agent. Interest will not be paid or accrue in respect of the merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any required withholding taxes. You should not forward your stock certificates to the paying agent without a properly completed letter of transmittal, and you should not return your stock certificates with the enclosed proxy card.

  Q:
  When do you expect the merger to be completed?

  A:
  We are working to complete the merger as quickly as practicable. In addition to obtaining shareholder approval, all of the conditions to the merger must have been satisfied or waived. We currently expect to complete the merger promptly after shareholder approval is obtained.

  Q:
  Will I owe any U.S. federal income tax as a result of the merger?

  A:
  Generally, the consideration received in the merger for your shares of common stock will be taxable for U.S. federal income tax purposes. You will generally recognize taxable gain or loss in the amount of the difference between (i) the merger consideration and (ii) your adjusted tax basis for each share of our common stock that you own and any "selling expenses" you incur in connection with the merger. For further information about the U.S. federal income tax consequences of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders," beginning on page 40. You should consult your own tax advisor for a full understanding of how the merger will affect your particular tax circumstances.

  Q:
  Who will count the votes?

  A:
  A representative of our transfer agent will count the votes.

  Q:
  Who will bear the cost of this solicitation?

  A:
  We will pay the expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Additional solicitation may be made by telephone, facsimile or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation with respect to any such solicitation. We will reimburse them for their reasonable out-of-pocket expenses.

  Q:
  Who can help answer my other questions?

  A:
  If you have more questions about the merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Carl E. Smith at (610) 540-0202. If your broker, bank or other nominee holds your shares, you can also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain statements that are not historical facts and that are considered "forward-looking" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations about future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. Statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or other words or expressions of similar meaning, may identify forward-looking statements. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations underlying these forward-looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such risks and uncertainties include the occurrence of any event, change or other circumstance that could give rise to a termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee, and the failure to satisfy any conditions to consummation of the merger including the approval of our shareholders. We undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should be considered in light of various important factors set forth from time to time in our filings with the SEC.

THE PARTIES TO THE MERGER

MEDecision, Inc.

        We are a leading provider of collaborative health care management solutions, including integrated software, services, and clinical content to health care payers. Our solutions provide a logical way to manage members and member populations and improve health outcomes. Our collaborative health care management solutions include—(i) Alineo™, a platform addressing case management, disease management, and utilization management within a payer organization; and (ii) Nexalign™, a collaborative health information exchange service. The Alineo solution provides a simplified and smart process for analyzing, applying and automating payer-driven best practices. It provides intuitive predictive modeling tools to identify patients who can immediately benefit from case and disease management programs, delivers turnkey clinical knowledge and pathways based on embedded clinical content and allows payers to automatically and intelligently administer and evaluate member and population-wide health care programs including approvals, referrals and extensions. The Nexalign solution provides a simplified and smart way for health care payers, patients, physicians and other health care providers to securely access and exchange health information to foster better clinical decisions. It is designed around Clinical Summaries, i.e., clinically validated payer-based electronic health records.

        Since 1999, we have focused on broadening our solutions to respond to the evolving needs of our customers. In 1999, we began offering a Data Gathering and Analytics module; in 2001, we began offering a Collaborative Data Exchange module; in 2003, we began offering OptiCareCert; in 2004, we began offering OptiCarePath; in 2005, we began offering our customers the ability to electronically transmit Clinical Summaries via our Collaborative Data Exchange module; and, in late December 2007, we reengineered and simplified our product offering into two solutions: Alineo™, focusing on the information and workflow requirements inside a payer's organization; and Nexalign™, focusing on the exchange of clinical information from multiple sources to the point of care.

        As of March 31, 2008, our customers included approximately 55 regional and national managed care organizations, including the largest organizations in more than 28 regional markets. Based on our review of publicly available information and our customers' enrollment data, we believe that, in the aggregate, our customers insure or manage care for approximately one out of every six insured persons in the United States. Depending on the application, we provide our solutions on an annual subscription basis, on a per-transaction basis or under limited term licenses, all of which provide us with recurring revenue.

        Our principal office is located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, PA 19087 and our telephone number is (610) 540-0202. Detailed descriptions about our business and financial results are contained in our filings with the SEC. See "Where You Can Find Additional Information" on page 65 of this proxy statement.

Health Care Service Corporation

        HCSC, incorporated in Illinois, is the largest customer-owned health insurer in the United States and is one of the top five health insurers in the country in terms of membership, with 12.4 million members in its Blue Cross and Blue Shield plans in Illinois, New Mexico, Oklahoma and Texas. The company is an independent licensee of the Blue Cross and Blue Shield Association. HCSC also has a rating of AA- (Very Strong) from Standard and Poor's, Aa3 (Excellent) from Moody's and A+ (Superior) from A.M. Best Company.

        HCSC's principal office is located at 300 East Randolph Street, Chicago, IL 60601 and its telephone number is (312) 653-6000.

Mercury Acquisition Corp.

        Merger Sub is a Pennsylvania corporation formed for the sole purpose of completing the merger with us. Merger Sub is a wholly-owned subsidiary of HCSC. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        Merger Sub's principal office is located at 300 East Randolph Street, Chicago, IL 60601 and its telephone number is (312) 653-6000.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of shareholders to be held on Thursday, August 14, 2008, at 9:00 a.m. local time, or at any adjournment or postponement of the special meeting. The special meeting will be held at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, PA 19087. We intend to mail this proxy statement and the accompanying proxy card on or about July 17, 2008 to all shareholders entitled to vote at the special meeting.

        At the special meeting, shareholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 17, 2008, by and among MEDecision, HCSC, and Merger Sub, which we refer to as the "merger agreement," as it may be amended from time to time, and to approve the merger of Merger Sub, with and into the company, with the company continuing as the surviving corporation (and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies). Our shareholders must adopt the merger agreement for the merger to occur. If our shareholders fail to adopt the merger agreement and approve the merger, the merger will not occur.

        Our shareholders also may be asked to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have the authority to vote on these matters in their discretion.

Our Board Recommendation

        Our board of directors has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in our best interests and the best interests of, our shareholders. Accordingly, our board of directors recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date, Voting Power and Quorum

        Shareholders of record at the close of business on July 14, 2008 are entitled to notice of, and to vote at, the special meeting. On July 14, 2008, 16,347,469 shares of our common stock were issued and outstanding and held by approximately 107 holders of record. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A quorum of holders of all our common stock entitled to vote at the special meeting must be present for the special meeting to be held. The presence at the meeting, in person or by proxy, of the holders of a majority of all our common stock outstanding and entitled to vote at the special meeting will constitute a quorum. Any shares of our common stock held in treasury by us are not considered outstanding for purposes of determining a quorum.

        Certain of our directors, officers and shareholders, who beneficially own approximately 45% of the outstanding shares of our common stock entitled to vote at the special meeting, have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. For a more detailed description of the terms of these voting agreements, see "Voting Agreements" beginning on page 59.

Vote Required for Approval

        For us to consummate the merger, we need the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting (assuming a quorum is present).

        In order for your common stock to be included in the vote, you need to first determine if you are a registered shareholder (that is, if you hold your shares of common stock in certificated form) or if you hold your shares through a broker, bank or other nominee. If you are a registered shareholder, you must submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting. If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement.

        Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, provided, however, that broker non-votes will only be treated as present and entitled to vote if the shares covered by the broker non-vote are voted on a procedural matter at the special meeting. A broker non-vote occurs when, as is the case with respect to the vote regarding the adoption of the merger agreement and approval of the merger, brokers, banks or other nominees are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions.

        Because adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of votes cast by the holders of the common stock entitled to vote at the special meeting that are outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, are not considered votes "cast" and therefore will have no effect on the vote and will not be considered in determining whether the proposals have received the requisite shareholder vote.

Voting by Directors, Executive Officers and Certain Shareholders

        David St.Clair and Carl Smith, two of our executive officers (and, in the case of Mr. St.Clair, a director), Liberty Ventures I, L.P. and Liberty Ventures II, L.P. (two shareholders affiliated with Thomas Morse, one of our directors), Stockwell Fund, L.P., Grotech Partners V, L.P. and Grotech V Maryland Fund, L.P. have each entered into a voting agreement with HCSC and Merger Sub, which we refer to collectively as the "voting agreements." Pursuant to such voting agreements, these holders, who as of the record date represent approximately 45% of the voting power of the outstanding shares of our common stock entitled to vote at the special meeting, have agreed to vote all of their common stock "FOR" the adoption of the merger agreement and approval of the merger, and have also agreed to grant an irrevocable proxy to HCSC to vote their common stock, in connection with the merger, in a manner that the HCSC determines in its sole discretion; provided, however, that HCSC may not vote against the adoption of the merger agreement or to reduce the merger consideration.

        Each voting agreement will terminate on (i) the adoption of the merger agreement and approval of the merger by our shareholders at the special meeting, (ii) the termination of the merger agreement in accordance with its terms, (iii) termination of the agreement by HCSC at any time upon notice to the shareholder party to such agreement, or (iv) in the case of Grotech Partners V, L.P., Grotech V Maryland Fund, L.P. and Stockwell Fund, L.P, December 31, 2008. The voting agreements are attached to this proxy statement as Annexes C-1 through C-7. You should read carefully the full text of the voting agreements in their entireties.

Proxies; Revocation

        Any shareholder of record entitled to vote at the special meeting may submit a proxy by mail, or through the Internet or by telephone as indicated on the proxy card, or may vote in person by appearing at the special meeting. If no instructions are indicated on your signed proxy card, your shares will be voted "FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in the discretion of the persons appointed as proxies on any other matters properly brought before the special meeting for a vote.

        If you wish to change your vote and your shares are held in "street name" by your broker, bank or other nominee, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of votes. If your broker, bank or other nominee allows you to submit a vote by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

        Any of our shareholders of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

  •
  by filing with our corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

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  by sending a later-dated proxy relating to the same shares to our corporate secretary, at or before the special meeting;

  •
  by submitting a later-dated proxy through the Internet or by telephone, at or before the special meeting; or

  •
  by attending the special meeting and voting in person by ballot.

        Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

        We do not expect that any matter other than the proposal to adopt the merger agreement and approve the merger (or to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies) will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

        Please do NOT send in your share certificates with your proxy card. If the merger is consummated, shareholders will be mailed a letter of transmittal following the consummation of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Solicitation of Proxies

        We are soliciting proxies in connection with the special meeting. We will bear the expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Additional solicitation may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Attending the Special Meeting

        In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be one of our invited guests. You will be asked to provide proper identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting.

Questions and Additional Information

        If you have questions about the merger agreement or the merger or regarding how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Carl E. Smith at:

MEDecision, Inc.
601 Lee Road
Chesterbrook Corporate Center
Wayne, Pennsylvania 19087
Telephone: (610) 540-0202

THE MERGER

Background of the Merger

        HCSC, through one or several of its Blue Cross Blue Shield operating divisions, which include Blue Cross Blue Shield of Illinois, New Mexico, Oklahoma and Texas, has been our customer since 1994. In 2005, we entered into our current contract with HCSC relating to the implementation of our products across all of its Blue Cross Blue Shield operating divisions. In 2007, HCSC was our largest customer, representing approximately 26% of our total revenue.

        On November 29, 2007, Joseph Taylor, Vice President and Enterprise Process Leader of HCSC, contacted David St.Clair, our Chairman of the Board and Chief Executive Officer, to request a meeting to discuss HCSC's possible interest in acquiring us. On December 6, 2007, Mr. St.Clair and Carl E. Smith, our Chief Financial Officer, met with Pat Hemingway-Hall, the President and Chief Operating Officer of HCSC, Mr. Taylor and Kenneth Avner, Senior Vice President and Chief Actuary for HCSC. At that meeting, HCSC expressed its interest in acquiring us and the parties discussed an acquisition and possible strategic relationships, including a minority investment by HCSC. HCSC requested that we enter into a confidentiality agreement and, in connection therewith, share non-public information.

        On January 10, 2008, our board of directors met telephonically and management updated our board of directors on the HCSC interest. Our board of directors at that meeting authorized our management to negotiate and sign a confidentiality agreement relating to discussions with HCSC.

        On January 22, 2008, representatives of HCSC informed us that they would like to include in the discussions a third party, Company W, with which HCSC had co-invested in the past on strategic initiatives. HCSC indicated that Company W, which is currently a customer of ours, would not alone consider a transaction with us. We agreed to include Company W in the confidentiality agreement. The confidentiality agreement was negotiated and executed by the three parties on February 5, 2008. On February 6, 2008, our representatives and the representatives of HCSC and Company W met by telephone to discuss business due diligence. The parties agreed that their representatives would meet on February 21, 2008 for further discussions.

        On February 6, 2008, Mr. St.Clair and Mr. Smith met with senior executives of another company, Company X, a competitor of ours, at the senior executives' request. At that meeting, Company X indicated that it was interested in discussing an acquisition of us in exchange for shares of its stock.

        On February 14, 2008, our board of directors met telephonically to review the discussions with HCSC and the meeting with Company X. At that meeting, Pepper Hamilton LLP, our legal advisor, reviewed with our board its fiduciary duties under Pennsylvania law when considering strategic alternatives. Although our board of directors did not decide at that time to actively pursue the sale of the company, it authorized our management to continue discussions with HCSC because of the importance to us of HCSC as our largest customer.

        On February 21, 2008, Mr. Smith and Mr. St.Clair met with representatives of HCSC, including Mr. Avner and Mr. Taylor, and its partner to discuss our business, and to further discuss potential strategic relationships. One alternative discussed was an acquisition by HCSC and its partner of all of our outstanding common stock. Representatives of HCSC indicated at that time that HCSC would not be able to pay a purchase price at or above $10.00 per share, which was the price at which we sold our common stock in our initial public offering in December 2006 and which we had initially requested from HCSC. The closing price of our common stock on NASDAQ on that date was $2.42 per share. The representatives of the parties also discussed a potential minority investment in our equity securities.

        On February 28, 2008, our board of directors met telephonically to review the status of the discussions with HCSC.

        On March 6, 2008, Ms. Hemingway-Hall and Mr. St.Clair met. At that meeting, Ms. Hemingway-Hall confirmed that HCSC was not interested in making a minority investment in our equity securities, but that it continued to be interested in discussing an acquisition of all of our common stock. She also advised Mr. St.Clair that, given HCSC's concerns regarding our financial condition, if it did not acquire us, HCSC would seriously consider building its own replacement for our products and systems, which could result in the termination of its current business relationship with us over time. That advice was confirmed to Mr. St.Clair and Mr. Smith by representatives of HCSC at a meeting on March 20, 2008.

        In addition, on or about March 11, 2008, Ms. Hemingway-Hall informed Mr. St.Clair that HCSC would continue to pursue an acquisition of us without Company W.

        On March 24, 2008, our board of directors met telephonically to review the status of the discussions with HCSC. At this meeting, our board authorized management to contact Lazard Frères & Co. LLC to determine whether it was interested in serving as our financial advisor.

        On March 26, 2008, Mr. St.Clair met with Ms. Hemingway-Hall and Mr. Taylor to further discuss a potential transaction. At that meeting, Mr. St.Clair indicated his belief that our board of directors would consider a price below the price at which we sold our common stock in our initial public offering.

        On April 3, 2008, we received a non-binding written indication of interest from Company X with respect to a proposed acquisition of all of our outstanding common stock at a price range of $4.00 to $5.50 per share in cash. In order to continue discussions, Company X required us to agree to exclusively negotiate with it for ten days and terminate all discussions with other parties, which would have included HCSC. In addition, Company X requested access to confidential information about us and our business.

        On April 4, 2008, our management and representatives of both Pepper Hamilton and Lazard met to discuss Company X's indication of interest and for our management to provide Lazard with an overview of our business.

        On April 7, 2008, our board of directors met telephonically to discuss the non-binding indication of interest from Company X. In the course of such discussion, our board considered that Company X is a competitor of ours, that granting to Company X its requested exclusivity would require us to terminate our discussions with HCSC and that Company X, in indicating the price range in its non-binding indication of interest, was not aware that HCSC, if it did not acquire us, would seriously consider building its own replacement for our products and systems, which could result in a termination of its current business relationship with us over time. After consideration of these and other factors, our board determined not to pursue the indication of interest from Company X, which Mr. St.Clair communicated to Company X on April 8, 2008. At this meeting, our board also approved engaging Lazard as our financial advisor.

        On April 14, 2008, management updated our board of directors on the discussions with HCSC. On that date, we engaged Lazard as our financial advisor and Lazard reviewed with our board of directors strategic options and certain valuation considerations for our common stock. During this review, our board of directors discussed with Lazard the current state of the debt and equity markets and our potential need for additional financing if our revenues fall short of our plan. Our board also discussed with Lazard the risk that should HCSC not acquire us, HCSC had indicated it would seriously consider building its own replacement for our products and systems, which could result in the termination of its current business relationship with us over time. Our board of directors decided, after the presentation by Lazard and related discussion, that an acquisition by HCSC of all our common stock at a purchase price of not less than $7.00 per share would present a compelling opportunity for our shareholders and that Mr. St.Clair was authorized to communicate to HCSC that continued discussions concerning an acquisition of us would require a commitment to a purchase price of not less than $7.00 per share.

        On April 16, 2008, Mr. St.Clair met with Ms. Hemingway-Hall and Mr. Avner to discuss the $7.00 per share price. Ms. Hemingway-Hall and Mr. Avner agreed to meet with our management and Lazard to further discuss the support for such valuation.

        On April 23, 2008, Mr. St.Clair and Mr. Smith, representatives of Lazard and representatives of HCSC, including Ms. Hemingway-Hall and Mr. Avner, met to discuss valuation issues. At that meeting, the parties also preliminarily discussed the possibility of HCSC obtaining the source code for our Alineo product for its internal use as an alternative to acquiring us. HCSC requested from us a price for the potential source code acquisition.

        On April 25, 2008, Mr. St.Clair had a preliminary meeting with representatives of a third party, Company Y, a competitor of ours, in response to an unsolicited request from this party to discuss a possible strategic relationship or transaction between the two companies. In the past, we have had non-transaction business dealings and discussions with Company Y.

        On April 28, 2008, our board of directors met to discuss various potential alternatives available to the company, including the possibility of HCSC obtaining the source code for our Alineo product for its internal use. Although our board of directors expressed a preference for HCSC acquiring all of our common stock for a purchase price of not less than $7.00 per share, it authorized Mr. St.Clair, in response to HCSC's request, to inform HCSC that we would consider the acquisition of the source code for our Alineo product for approximately $50 million. Mr. St.Clair also informed our board of directors that HCSC had requested that we agree to a 30 to 45-day exclusivity period for HCSC to continue our discussions concerning an acquisition of us. After considering the non-binding indication of interest from Company X, and the meeting with Company Y, our board of directors authorized exclusive negotiations with HCSC for a mutually acceptable period of time for a transaction at a purchase price of not less than $7.00 per share.

        On April 29, 2008, Ms. Hemingway-Hall and Mr. Avner informed Mr. St.Clair that HCSC was not interested in pursuing the acquisition of our source code, that they were authorized to deliver a letter expressing HCSC's indication of interest to acquire all of our common stock, and that further discussions would be conditioned on us agreeing to exclusivity of negotiation as requested.

        On April 30, 2008, our representatives, representatives of HCSC and our respective legal counsel met by telephone to continue to discuss the transaction. At that meeting, our representatives confirmed that we were seeking a purchase price of not less than $7.00 per share, that we were willing to agree to a 30-day period of exclusivity and that we would request in the definitive merger agreement a "go shop" provision that would allow us a limited period of time after execution of the definitive merger agreement to seek a superior proposal. In response, HCSC indicated that given the premium over the current market price of its offer, it was not inclined to agree to a "go shop" provision in the definitive merger agreement.

        On May 6, 2008, we received a written non-binding indication of interest from HCSC to purchase all of our outstanding equity securities for a purchase price of approximately $120.0 million (assuming for valuation purposes that we have no debt). HCSC also requested that we agree to a 30-day exclusivity period to allow HCSC to complete its legal and business due diligence and negotiate a definitive merger agreement.

        On May 6, 2008, our board of directors met to discuss the non-binding indication of interest we received from HCSC. Our board, together with representatives from Pepper Hamilton and Lazard, discussed the structure of the proposed transaction, the valuation set forth in the indication of interest (which our board of directors, based on input from Lazard, believed would equate to a purchase price of approximately $7.00 per share), the low likelihood of another bidder offering a superior price, and the request for exclusivity. Following this discussion, our board of directors authorized management to agree to the exclusivity period requested by HCSC in its non-binding indication of interest and to proceed with negotiations with HCSC.

        On May 7, 2008, we signed the non-binding indication of interest from HCSC, which we refer to as the "HCSC letter agreement," agreeing to the 30-day exclusivity set forth therein.

        During the weeks of May 12, 2008 through June 2, 2008, HCSC and Foley & Lardner LLP, HCSC's legal advisor, conducted business and legal due diligence. During this time, our representatives, HCSC's representatives and our respective advisors were in frequent contact providing information that was responsive to HCSC's due diligence requests. During this time, Mr. St.Clair received non-substantive communications from each of Company X and Company Y, responses to which he deferred. Pursuant to the exclusivity provisions in the HCSC letter agreement, we notified HCSC of these communications on May 15, 2008.

        On May 13, 2008, we held our annual meeting of shareholders. We also had the related meeting of our board of directors, at which our management provided our board with an update on the status of the proposed transaction with HCSC.

        On May 23, 2008, Foley & Lardner LLP provided an initial draft of the merger agreement to us. We and our advisors reviewed that draft and provided comments to HCSC on May 29, 2008. In connection with the delivery of its initial draft of the merger agreement, HCSC indicated that it would require, as a condition to signing the merger agreement, employment agreements from certain of our senior management and voting agreements from Mr. St.Clair, Mr. Smith, the Liberty Ventures funds, which are affiliated with one of our directors, and additional significant shareholders.

        On May 27, 2008, our board of directors met to discuss the impact of HCSC's acquisition of us on our employees, including the creation of an employee incentive program and the treatment of employee options.

        Between May 29, 2008 and June 17, 2008, our representatives, representatives of HCSC and our respective advisors were in frequent contact negotiating certain issues relating to the merger agreement, voting agreements and employment agreements, and additional revised drafts were circulated by Pepper Hamilton, Foley & Lardner LLP and HCSC. In addition, during this time and as required by HCSC, we sought confidentiality agreements from Grotech Partners V, L.P., Grotech V Maryland Fund, L.P., Stockwell Fund, L.P. and another of our significant shareholders in connection with HCSC's request to obtain a voting agreement from certain significant shareholders. After we obtained confidentiality agreements from Grotech Partners V, L.P., Grotech V Maryland Fund, L.P., and Stockwell Fund, L.P., HCSC contacted these parties to negotiate a voting agreement.

        On June 2, 2008, a representative of Company Z, a customer of ours, contacted Mr. St.Clair to communicate Company Z's interest in acquiring or investing in us. There was no discussion of price or any other discussion of the substantive terms of a potential transaction between us and Company Z. After this discussion, Mr. St.Clair notified Mr. Avner of Company Z's communication with us.

        On June 4, 2008, our board of directors met telephonically to discuss the status of negotiations with HCSC and HCSC's request to extend the exclusivity period in the HCSC letter agreement. After discussions, our board authorized management to agree to extend the exclusivity period.

        In connection with our continued negotiations, we agreed on June 7, 2008 to extend the exclusivity period in the HCSC letter agreement until June 17, 2008. In connection with this extension, HCSC agreed to allow Mr. St.Clair to meet with representatives of Company X at a previously scheduled meeting on June 11, 2008. At this meeting, Mr. St.Clair and the representatives of Company X discussed the ways in which the companies would operate if Company X were to acquire us. There was no discussion of price or any other discussion of the substantive terms of a potential transaction between us and Company X at this meeting.

        At a meeting on June 17, 2008, our board of directors considered the proposed transaction with HCSC. Prior to the meeting, our board of directors received a summary of the proposed transaction and a complete draft of the merger agreement and related documents. Representatives from Pepper Hamilton reviewed the terms of the proposed merger with our board, and again reviewed with our board its duties under Pennsylvania law. Representatives of Lazard reviewed their financial analysis of the transaction with our board. Members of our board asked a series of questions concerning this financial analysis, each of which was addressed by representatives of Lazard. Members of the board also asked a series of questions concerning the merger agreement and the terms of the merger, each of which was addressed by representatives of Pepper Hamilton. Representatives from Lazard rendered to our board of directors Lazard's oral opinion, subsequently confirmed on that date in writing, that, as of the date of the meeting, and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. See "The Merger—Opinion of Lazard Frères & Co. LLC" beginning on page 27. Our board of directors then discussed the terms of the proposed merger and a variety of positive and negative considerations concerning the transaction. The factors considered are described in more detail in the section entitled "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" below. Our board of directors then unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the voting agreements.

        On June 17, 2008, we, HCSC and Merger Sub entered into the merger agreement. In connection therewith, David St.Clair, Carl E. Smith, Liberty Ventures I, L.P., Liberty Ventures II, L.P., Stockwell Fund, L.P., Grotech Partners V, L.P. and Grotech V Maryland Fund, L.P. each entered into a separate agreement to vote his or its shares of our common stock in favor of the merger. Also, on June 17, 2008, in connection with the execution of the merger agreement, David St.Clair and Carl E. Smith entered into separate employment agreements with us that become effective upon the consummation of the merger.

        On June 18, 2008, we issued a press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

        As described above in the section entitled "The Merger—Background of the Merger," our board of directors unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement at a meeting held on June 17, 2008. Our board of directors believes that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the company and that the merger consideration is fair to, and in the best interests of, our shareholders. In reaching this conclusion, our board of directors consulted with our management and legal and financial advisors, considered the amount of the merger consideration, and noted our short-term and long-term interests and prospects and those of other constituencies relevant under Pennsylvania law. In reaching its determinations, our board of directors considered the following material factors and the potential benefits of the merger (which are not listed in any relative order of importance), each of which it believed supported its decision:

  •
  the merger consideration of $7.00 per share represents a premium of approximately 289% over the closing price of our common stock on June 16, 2008, the last full trading day before the execution of the merger agreement, a premium of approximately 346% over the closing price of our common stock one month prior to the date of the merger agreement and a premium of approximately 329% over the closing price of our common stock three months prior to the date of the merger agreement;

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  HCSC advised us that should it not acquire us, it would seriously consider building its own replacement for our products and systems, which could result in a termination of HCSC's business relationship with us over time;

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  the high end of the range of the other non-binding indication of interest we received from a third party, Company X referenced in the section entitled "The Merger—Background of the Merger," to acquire us was at a per share price that was approximately 21% lower than the merger consideration, and Company X was not aware that HCSC would seriously consider building its own replacement for our products and systems if it did not acquire us nor was it aware of the resulting impact that could have on our business;

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  our belief that there is a low likelihood that any other third party would offer a price higher than that offered by HCSC, particularly after taking into account the potential termination of our business relationship with HCSC discussed above;

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  our belief that we have obtained the highest price per share that HCSC is willing to pay, taking into account the negotiations between the parties;

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  our belief, given the current credit and equity markets, that we will face significant challenges raising additional capital which may be required if our revenues fall short of our plan;

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  our assessment, given the risks involved in achieving our goals, including the significant risk of achieving our objectives for our Patient Clinical Summary business, that remaining an independent company was not likely in the reasonably foreseeable future to create greater value for our shareholders than the merger consideration;

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  the merger consideration will consist entirely of cash, which will provide liquidity and certainty of value to our shareholders;

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  Lazard provided to our board of directors a financial analysis of the merger and, on June 17, 2008, Lazard presented to our board of directors its written opinion that, as of that date, and subject to and based upon the factors and assumptions set forth in such opinion, the consideration to be paid to holders of shares of our common stock in the merger was fair to such holders from a financial point of view;

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  HCSC's offer is not qualified by any financing contingency;

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  certain of our principal shareholders support the merger, as evidenced by the voting agreements; and

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  the merger is subject to approval of our shareholders.

        Our board of directors also considered and balanced against the potential benefits of the merger a variety of risks and other potentially negative factors concerning the merger. These factors included the following, which are not listed in any relative order of importance:

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  following the merger our shareholders will cease to participate in any of our future earnings growth or benefit from any future increase in our value;

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  the merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

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  under the terms of the merger agreement and the voting agreements, neither we (including our affiliates and our and our affiliates' representatives) nor the shareholder parties to the voting agreements can solicit other acquisition proposals, we must pay to HCSC a termination fee if the merger agreement is terminated under certain circumstances, and the shareholder parties to the voting agreements have agreed to vote, in the aggregate, approximately 45% of the shares of our common stock outstanding (as of the record date) for the merger, which may deter others from proposing an alternative transaction that may be more advantageous to our shareholders;

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  there are certain conditions to the consummation of the merger, including that (i) no material adverse effect (as described in the section of this proxy statement entitled "Terms of the Merger Agreement—Representations and Warranties") has occurred, (ii) we have a certain amount of adjusted net cash (as described in the section of this proxy statement entitled "Terms of the Merger Agreement—Conditions to the Completion of the Merger") and (iii) certain of our current products do not infringe the intellectual property rights of third parties;

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  the merger agreement requires us to conduct our business prior to the consummation of the merger only in the ordinary course, subject to specific limitations or HCSC's consent, which could delay or prevent us from undertaking business opportunities that may arise pending the consummation of the merger;

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  our business could be disrupted due to the announcement of the merger and the resulting distraction of the attention of our management and employees; and

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  our business could be disrupted and the price of our common stock negatively impacted, if the merger is not consummated.

        In addition, our board of directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the merger that differ from, or are in addition to, their interests as shareholders of the company (see "The Merger—Interests of Our Directors and Executive Officers in the Merger" beginning on page 37).

        Our board of directors considered all of the factors listed above as a whole and decided that in their totality such factors support the decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the voting agreements, and to recommend that the shareholders vote "FOR" the adoption of the merger agreement and approval of the merger and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. The discussion of the information and factors considered by our board of directors is not intended to be exhaustive and may not include all of the factors considered by our board of directors. In view of the wide variety of factors considered by our board of directors, our board of directors did not find it practicable to, and did not quantify, rank or otherwise assign relative or specific values to any of the above factors or the other factors it considered. In addition, our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall assessment of these factors. Individual members of our board of directors may have given different weight to different factors.

        Based upon the foregoing, our board of directors recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Lazard Frères & Co. LLC

        We retained Lazard to act as our financial advisor and to render an opinion to our board of directors as to the fairness, from a financial point of view, to holders of our common stock of the consideration to be paid to such holders in the merger. On June 17, 2008, Lazard rendered its oral opinion to our board of directors, subsequently confirmed on that date in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share merger consideration to be paid to holders of our common stock, other than shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, in the merger was fair, from a financial point of view, to such holders.

        The full text of Lazard's written opinion, dated June 17, 2008, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Lazard's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard's written opinion attached as Annex B. We encourage you to read Lazard's opinion and this section carefully in their entirety.

        Lazard directed its opinion to our board of directors for the information and assistance of our board of directors in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, to holders of our common stock, other than shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, of the per share merger consideration to be paid to such holders in the merger as of the date of Lazard's opinion. Our board of directors did not request Lazard to consider, and Lazard's opinion did not address, the relative merits of the merger as compared to any other transaction or business strategy in which we might engage or the merits of the underlying decision to engage in the merger. Lazard's opinion was not intended to, and does not, constitute a recommendation to any holder of our common stock as to how such holder should vote or act with respect to the merger agreement or any matter relating thereto. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard's opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard's opinion. Lazard's opinion did not express any opinion as to the price at which shares of our common stock may trade at any time subsequent to the announcement of the merger.

        The following is a summary of Lazard's opinion. We encourage you to read Lazard's written opinion carefully in its entirety.

        In connection with its opinion, Lazard:

  •
  Reviewed the financial terms and conditions of a draft, dated June 16, 2008, of the merger agreement;

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  Analyzed certain publicly available historical business and financial information relating to us;

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  Reviewed various financial forecasts and other data provided to Lazard by us relating to our business;

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  Held discussions with members of our senior management with respect to our business and prospects;

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  Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating our business;

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  Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating our business;

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  Reviewed historical stock prices and trading volumes of our common stock; and

  •
  Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of our assets or liabilities (contingent or otherwise) concerning our solvency or fair value, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts, at our direction, Lazard used the most recent set provided to it by us and assumed, with our consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

        In rendering its opinion, Lazard was not authorized to, and Lazard did not, solicit indications of interest from third parties regarding a potential transaction with us, nor was Lazard requested to consider, and its opinion does not address, the relative merits of the merger as compared to any other transaction or business strategy in which we might engage or the merits of the underlying decision by us to engage in the merger.

        In rendering its opinion, Lazard assumed, with our consent, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Our representatives advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with our consent, that obtaining the necessary regulatory or third party approvals and consents for the merger would not have an adverse effect on us. Lazard's opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that we obtained such advice as we deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects of the merger (other than the per share merger consideration to the extent expressly specified in Lazard's opinion), including the voting agreements. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the per share merger consideration or otherwise.

        The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The brief summary of Lazard's analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard's opinion.

        In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

        For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, business or transaction used in Lazard's analyses and reviews as a comparison is identical to us or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard's analyses and reviews. The estimates contained in Lazard's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard's analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard's analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard's analyses and reviews.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of June 16, 2008 and is not necessarily indicative of current market conditions.

Financial Analyses

Comparable Public Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to us. Consistent with its standard practices, in the course of its comparable public companies analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to selected comparable public companies in three categories: healthcare information technology companies with a market capitalization of less than $1 billion; enterprise software companies with a market capitalization of less than $1 billion; and software companies that have recently had initial public offerings and failed to meet Wall Street consensus estimates. Lazard then compared such information to the corresponding information for us. In its analysis, Lazard considered industry performance, general business, economic, market and financial conditions and other matters it deemed relevant.

        The companies included in this analysis were:

  •
  MedAssets, Inc.

  •
  Allscripts Healthcare Solutions, Inc.

  •
  SXC Health Solutions Corp.

  •
  Omnicell, Inc.

  •
  Epicor Software Corporation

  •
  Manhattan Associates, Inc.

  •
  JDA Software Group, Inc.

  •
  Art Technology Group, Inc.

  •
  DealerTrack Holdings, Inc.

  •
  Synchronoss Technologies, Inc.

  •
  Sourcefire, Inc.

  •
  Salary.com, Inc.

  •
  SoundBite Communications, Inc.

        According to publicly available information, the market values and enterprise values for the companies listed above were as follows:

Company	Market Value as of 6/16/08	Enterprise Value as of 6/16/08
	($ in millions)
Small-Cap HCIT:
MedAssets, Inc.	$759	$838
Allscripts Healthcare Solutions, Inc.	767	841
SXC Health Solutions Corp.	420	323
Omnicell, Inc.	410	255
Small-Cap Software:
Epicor Software Corporation	476	760
Manhattan Associates, Inc.	657	592
JDA Software Group, Inc.	623	608
Art Technology Group, Inc.	478	431
Recent Underperforming Software IPOs:
DealerTrack Holdings, Inc.	817	592
Synchronoss Technologies, Inc.	364	262
Sourcefire, Inc.	219	110
Salary.com, Inc.	73	37
SoundBite Communications, Inc.	60	24

        The analysis indicated the following global multiples for all of the companies listed above:

	Global Low	Global Median	Global High
Enterprise Value to 2008E Revenue Multiple	0.4x	1.6x	3.5x
Enterprise Value to 2008E EBITDA	5.8x	8.7x	21.1x

        In calculating the multiples, Lazard adjusted the enterprise value of each comparable company by reducing it by the present value of estimated tax benefits of net operating losses, if any, of that company. Lazard also calculated the low, median and high multiples for each of the three categories of companies and then, using the median multiples for each of the three categories, derived an enterprise value to estimated 2008 revenue multiple reference range of 1.5x to 1.7x. Lazard applied such range to our estimated 2008 revenue. Using the same analysis, Lazard also calculated an enterprise value to estimated 2008 Earnings Before Interest, Taxes, Depreciation and Amortization, or "EBITDA," multiple reference range of 8.5x to 11.4x and applied such range to our estimated 2008 EBITDA. In addition, Lazard calculated the present value of the tax savings from our expected usage of our net operating losses. Lazard then calculated an implied transaction value reference range for us which, after including the value of net operating losses, resulted in a range of implied share prices for our common stock from $3.70 to $5.70.

Precedent Transactions Analysis

        Lazard reviewed and analyzed certain publicly available financial information for selected recent precedent merger transactions in the healthcare information technology and enterprise application software industries and compared such information to the corresponding information for the merger. The precedent transactions reviewed were:

Date Announced	Acquiror	Target	Enterprise Value
			($ in millions)
Selected Healthcare Information Technology Precedent Transactions:
04/17/2008	WellPoint, Inc.	Resolution Health, Inc.	—
12/31/2007	Allscripts Healthcare Solutions, Inc.	Extended Care Information Network, Inc.	$85
08/23/2007	Zimmer Holdings, Inc.	ORTHOsoft Inc.	$49
06/11/2007	Henry Schein, Inc.	Software of Excellence International Ltd.	$55
04/10/2007	Koninklijke Philips Electronics NV	Health Watch Holdings, Inc.	$130
04/01/2007	BatteryVentures	Healthvision Inc.	$82
12/15/2006	Sonic Healthcare, Limited	American Esoteric Laboratories, Inc.	$180
11/18/2006	Bessemer Venture Partners; InSight Venture Partners	Netsmart Technologies, Inc.	$108
09/12/2006	The TriZetto Group, Inc.	Quality Care Solutions, Inc.	$146
07/19/2006	WebMD Health Corp.	Medsite, Inc.	$41
05/25/2006	Ingenix, Inc.	NWH, Inc.	$35
05/15/2005	Aetna Inc.	Active Health Management Inc.	$405
02/25/2005	Ingenix, Inc.	Integrated Healthcare Information Services, Inc.	—
Selected Application Software Precedent Transactions:
12/27/2007	EMC Corporation	Document Sciences Corporation	$81
09/11/2007	The Sage Group plc	XRT	$39
06/04/2007	Agilysys, Inc.	InfoGenesis, Inc.	$90
05/24/2007	Symphony Technology Group	Aldata Solution Oyj	$169
04/12/2007	Allen Systems Group, Inc.	Mobius Management Systems, Inc.	$176
04/02/2007	Infor Global Solutions, GmbH	Workbrain Corporation	$156
03/16/2007	HG Investment Managers Limited	Computer Software Group PLC	$165
12/06/2006	Skywire Software, LLC	Docucorp International, Inc.	$125
10/23/2006	Oracle Corporation	MetaSolv Software, Inc.	$168

07/03/2006	Torex Retail plc	Retail-J Limited	$94
06/06/2006	M2M Holdings, Inc.	Onyx Software Corporation	$70
04/28/2006	NICE-Systems Ltd.	IEX Corporation	$200
04/12/2006	Oracle Corporation	Portal Software, Inc.	$217
04/06/2006	TALX Corporation	Performance Assessment Network, Inc.	$75
01/05/2006	Infor Global Solutions, GmbH	Datastream Systems, Inc.	$158

        Using publicly available information and market data, Lazard calculated and analyzed the enterprise value in each of the selected precedent transactions as a multiple of each target company's revenues for the last twelve months, or "LTM", with respect to the date of announcement of the transaction based on publicly available information as of that date. The analysis indicated the following multiples for each of the two categories of precedent transactions:

Selected Healthcare Information Technology Precedent Transactions:	Minimum	Median	Maximum
Enterprise Value to LTM Revenue Multiple	1.0x	2.6x	4.8x
Selected Application Software Precedent Transactions:	Minimum	Median	Maximum
Enterprise Value to LTM Revenue Multiple	0.8x	1.9x	10.6x

        Based upon the median multiples for each of the two categories of precedent transactions, Lazard calculated an enterprise value to LTM Revenue multiple reference range of 1.9x to 2.6x and applied such range to our LTM revenue as of March 31, 2008. Lazard then calculated an implied enterprise value reference range for us. In addition, Lazard calculated the present value of the tax savings from our expected usage of our net operating losses. Lazard then calculated an implied transaction value reference range for us which, after including the value of net operating losses, resulted in a range of implied share prices for our common stock from $5.65 to $7.45.

Discounted Cash Flow Analysis

        Lazard conducted a discounted cash flow analysis based on two different financial projections for our business produced by our management. The analysis estimated the present value of expected future cash flows from 2008 to 2012 and a terminal value. In its analysis, Lazard utilized discount rates to reflect the risk of the estimated cash flows and company size as compared to broader market risk. The terminal values were based on perpetual growth rates. In addition, Lazard calculated the present value of the tax savings from our expected usage of our net operating losses and added it to the value derived from the discounting of the future cash flows as discussed above. Both management projections were based on the following assumptions: a weighted average cost of capital range of 25% to 26%, a tax rate of 35% and a perpetual growth rate range of 2.0% to 4.0%.

        As discussed above in the section of this proxy statement entitled "The Merger—Background of the Merger," HCSC advised us that should it not acquire us, it would seriously consider building its own replacement for our products and systems, which could result in the termination of its business relationship with us over time. Accordingly, the first set of management projections that we provided Lazard contemplated a reduction in revenue from HCSC between 2008 and 2010 and the absence of any such revenue after 2010. Lazard calculated a range of implied enterprise values for the company, resulting in a range of implied per share prices for our common stock for this set of management projections of $7.90 to $8.90.

        Our Patient Clinical Summary business has not generated material revenue historically. One of our goals for growing this business is to obtain one or a series of early adopters with high visibility in the health care industry. We believed that HCSC would be an early adopter of our Patient Clinical Summary. If HCSC terminated its business relationship with us over time, we believe our Patient Clinical Summary business would have been materially, negatively impacted. Accordingly, we provided Lazard with a second set of management projections that contemplated the reduction in revenue from HCSC described above and no increased revenue from our Patient Clinical Summary business in the planning period. Lazard calculated a range of implied enterprise values for the company, resulting in a range of implied per share prices for our common stock for this set of management projections of $2.70 to $2.95.

        Lazard also noted that the management projections should be considered in the context of our historical financial performance, namely, revenue growth since 2005 and our history with regard to meeting Wall Street consensus revenue and earnings per share estimates since our initial public offering in December 2006.

Premiums Paid Analysis

        Lazard performed a premiums paid analysis based upon the premiums paid, where applicable, in selected healthcare information technology transactions and selected application software transactions. These transactions have been listed in the "Precedent Transactions Analysis" section above.

        The analysis was based on the one-day and one-month implied premiums paid in the selected precedent transactions. Lazard calculated the implied premium paid in each transaction by comparing the per share offer price at the time of the announcement of each transaction to the target company's stock price one-day and one-month prior to the announcement of the transaction.

        The analyses indicated the following premiums paid:

Period	Low	Median	High
One-day	2%	20%	79%
One-month	2%	33%	73%

        Based upon the foregoing, Lazard applied the median premium reference range of 20% to 33% to the closing price of our common stock as of one day and one month prior to June 16, 2008, the last day of trading prior to our entering into the merger agreement. Based on the foregoing, Lazard calculated a range of implied per share prices for our common stock from $2.10 to $2.15.

Market Review

        Lazard reviewed share price data for our common stock for the 52-week period ended June 16, 2008 and observed that, during this period, the closing share price of our common stock ranged from $1.30 per share to $5.00 per share.

Miscellaneous

        In connection with Lazard's services as our financial advisor, we agreed to pay Lazard an aggregate fee of $2,000,000, $100,000 of which was paid as a retainer upon execution of our engagement letter with Lazard, $500,000 of which was payable upon the delivery to our board of directors of Lazard's opinion, the announcement of the merger by us and the execution of the merger agreement and $1,400,000 of which is contingent upon the consummation of the merger. We also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard's engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard's engagement, including certain liabilities under U.S. federal securities laws.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade our securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. The issuance of Lazard's opinion was approved by the Opinion Committee of Lazard.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as our financial advisor because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with our business.

        We and HCSC determined the per share merger consideration to be paid to the holders of our common stock in the merger through arm's-length negotiations, and our board of directors approved the per share merger consideration. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to our board of directors as to the fairness, from a financial point of view, to the holders of our common stock, other than shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, of the per share merger consideration to be paid to such holders in the merger. Lazard did not recommend any specific consideration to our board of directors or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger.

        Lazard's opinion was one of many factors considered by our board of directors. Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of our board of directors with respect to the per share merger consideration or of whether our board of directors would have been willing to recommend a different transaction or determine that a different per share merger consideration was fair. Additionally, Lazard's opinion is not intended to confer any rights or remedies upon any of our employees or creditors.

Plans for Us After the Merger

        HCSC has advised us that, following the consummation of the merger, it intends that we will continue our current operations, except that we will cease to be an independent public company and will instead be a subsidiary of HCSC and our common stock will cease to be publicly traded. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act with respect to our common stock will terminate upon application to the SEC. In addition, upon consummation of the merger, our common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. We will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

Certain Effects of the Merger

  Effect on Capital Stock

        If the merger agreement is approved by our shareholders and the other conditions to the consummation of the merger are either satisfied or waived, Merger Sub will be merged with and into us. We will continue as the surviving corporation. Upon the consummation of the merger, each issued and outstanding share of our common stock, other than shares of our common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, will be converted into the right to receive $7.00 in cash, without interest and less any required withholding tax.

        Our shareholders will be required to surrender their shares upon the consummation of the merger in exchange for such cash payments. After consummation of the merger, shareholders will not have the opportunity to liquidate their shares at a time and for a price of their own choosing. The total merger consideration (excluding consideration to be paid to option and warrant holders) expected to be paid is approximately $114.4 million.

        Except for (i) options to purchase an aggregate of 176,975 shares of our common stock, which will terminate upon consummation of the merger without any further payment rights, and (ii) options to purchase an aggregate of 60,000 shares of our common stock held by George Marshalek, one of our key management employees, which will be converted into a post-closing payment right, upon the effective time of the merger each outstanding option to purchase our common stock outstanding immediately prior to the effective time of the merger will be cancelled, and each holder of such option will be entitled to receive, in full settlement and cancellation of such option, a cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (a) $7.00 less (b) the exercise price per share of such option, without interest and less any required withholding tax. In addition, we will use our reasonable best efforts to obtain from the holder of a warrant an irrevocable notice to exercise the warrant simultaneously with the consummation of the merger. In that event, the holder of the warrant would receive a lump sum cash payment from HCSC or the surviving corporation of an amount equal to (i) the excess of (A) the per share merger consideration over (B) the $4.00 exercise price per share of the warrant, multiplied by (ii) the 50,000 shares of common stock remaining subject to the warrant. The total amount expected to be paid in respect of the warrant is approximately $150,000.

  Effect on Listing; Registration and Status of Our Common Stock

        Our common stock is registered as a class of equity securities under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and is traded on NASDAQ under the symbol "MEDE." As a result of the merger, we will be a wholly-owned subsidiary of HCSC, with no public market for our common stock. After the merger, our common stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination and the delisting of our common stock from NASDAQ will make certain provisions of the Exchange Act inapplicable to us as a stand-alone company, such as:

  •
  the requirement to furnish a proxy or an information statement in connection with a shareholders' meeting;

  •
  the short-swing profit recovery provisions of Section 16(b); and

  •
  the liability provisions of the Exchange Act and the corporate governance requirements under NASDAQ rules and regulation and the certification and reporting provisions under the Sarbanes-Oxley Act of 2002 (such as the requirement that certain of our executive officers certify the accuracy of our financial statements and that annual reports contain management's report on the effectiveness of our internal control over financial reporting).

        In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our board of directors was aware of these interests and considered, among other matters, that such interests may be different from or in addition to the interests of our shareholders generally, in approving the merger agreement and the transactions contemplated thereby, including the merger, and in determining to recommend that our shareholders vote for adoption of the merger agreement and approval of the merger.

  Cancellation and Cash-Out of Stock Options

        As of the date of the merger agreement, there were 1,272,500 shares of our common stock subject to stock options granted under our equity compensation plans to individuals who are or have been our directors and/or our executive officers since January 1, 2007. Of this amount, the exercise prices of options to purchase 675,000 shares of common stock exceed the per share merger consideration and therefore, the holders thereof will not be entitled to receive any consideration upon consummation of the merger. In addition, unvested options to purchase an aggregate of 115,000 shares held by such directors and executive officers will terminate upon consummation of the merger without any payment to the option holders. Therefore, the remaining unvested options and vested options to purchase an aggregate of 482,500 shares of our common stock held by these directors and/or executive officers that are outstanding and unexercised immediately prior to the effective time of the merger will be canceled and holders of such securities will receive from the surviving corporation an amount (without interest and less any required tax withholding), if any, in cash equal to the number of shares of our common stock subject to the option multiplied by the excess, if any, of $7.00 per share over the exercise price per share of our common stock underlying such security, which we refer to as the "option consideration." The cash payments with respect to all other options will be made promptly to the option holders following the consummation of the merger but generally not later than the second payroll after the effective time of the merger.

        The following table sets forth the number of options with respect to each of our executive officers and directors that will be terminated and for which such holder will receive option consideration as a result of the merger:

Name of Executive Officer or Director	Number of Option Shares To Be Cashed Out	Exercise Price		Option Settlement Amount
Carl E. Smith	200,000		$.50		$1,300,000
Andrew Schuyler	40,000		$1.52		$219,200
David St.Clair	150,000	$	..56		$966,000
Elizabeth Dow	10,000		$4.94		$20,600
Paul Blondin	10,000		$4.94		$20,600
Timothy Wallace	25,000 10,000	$ $	..50 4.94	$ $	162,500 20,600
Ronald Nall*	37,500		$4.00		$112,500

*
Mr. Nall's employment with us terminated on April 15, 2008.

  Executive Employment Agreements

        In connection with the execution of the merger agreement, we entered into new employment agreements on June 17, 2008 with David St.Clair, our Chairman and Chief Executive Officer, and Carl E. Smith, our Executive Vice President and Chief Financial Officer. These new agreements, which we refer to as the "employment agreements," will become effective upon consummation of the merger. The following descriptions of the employment agreements are qualified in its entirety by reference to the full text of the employment agreements for such executives, which are attached to this proxy statement as Annexes D-1 and D-2.

  David St.Clair Employment Agreement

        Mr. St.Clair's employment agreement specifies that he will receive an annual base salary of $420,000. The employment agreement has no specific expiration date and will therefore continue to govern the employment of Mr. St.Clair until his employment terminates (or until the parties agree to terminate the employment agreement). Mr. St.Clair will be eligible to participate in such annual or long-term cash incentive plans as are generally provided to our senior executives from time to time.

        Under the employment agreement, if Mr. St.Clair's employment is terminated by us without "cause" or by Mr. St.Clair for "good reason", he will receive health insurance coverage and a lump-sum severance payment in an amount equal to one year of Mr. St.Clair's base salary or two years of Mr. St.Clair's base salary, if the termination occurs within eighteen months following our "change in control" (not including the merger, for this purpose). Under the employment agreement, the payment of any severance benefit is conditioned on Mr. St.Clair's execution of a general release of claims against us.

        The employment agreement also provides that Mr. St.Clair will be subject to: (i) customary confidentiality and proprietary information covenants; and (ii) customary non-competition and non-solicitation covenants for a period of one year following any termination of employment (or two years if Mr. St.Clair receives the enhanced change in control severance benefit described above in connection with such termination).

  Carl E. Smith Employment Agreement

        Mr. Smith's employment agreement specifies that he will receive an annual base salary of $264,000. The employment agreement has no specific expiration date and will therefore continue to govern the employment of Mr. Smith until his employment terminates (or until the parties agree to terminate the employment agreement). Mr. Smith will be eligible to participate in such annual or long-term cash incentive plans as are generally provided to our senior executives from time to time.

        Under the employment agreement, if Mr. Smith's employment is terminated by us without "cause" or by Mr. Smith for "good reason", he will receive subsidized health insurance coverage and a lump-sum severance payment in an amount equal to one year of Mr. Smith's base salary or two years of Mr. Smith's base salary if the termination occurs within one year following our "change in control" (not including the merger, for this purpose). Under the employment agreement, the payment of any severance benefit is conditioned on Mr. Smith's execution of a general release of claims against us.

        The employment agreement also provides that Mr. Smith will be subject to: (i) customary confidentiality and proprietary information covenants; and (ii) customary non-competition and non-solicitation covenants for a period of one year following any termination of employment (or two years if Mr. Smith receives the enhanced change in control severance benefit described above in connection with such termination).

        For purposes of Mr. St.Clair's and Mr. Smith's employment agreements:

  •
  "cause" means a good faith finding by the board of directors that the executive has: (i) neglected, or refused to perform the lawful employment duties related to his position or as from time to time assigned to him (other than due to Disability (as defined in the employment agreement); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring our interests, business, or reputation; (iii) violated or failed to comply in any material respect with our published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any of our property (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of the employment agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with us.

  •
  "change in control" means the occurrence of any of the following in a transaction or series of related transactions: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; (ii) our consolidation, share exchange, reorganization or merger resulting in our shareholders immediately prior to such event not owning at least a majority of the voting power of the resulting entity's stock outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all our assets, other than in connection with a state or federal bankruptcy proceeding; or (iv) any similar event deemed by the board to constitute a change in control.

  •
  "good reason" means the occurrence of any of the following without the consent of executive: (i) a material diminution in the executive's base salary; (ii) a material diminution in the executive's authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report; (iv) a material change in the geographic location at which the executive must perform services; or (v) a material breach by us of any provisions of the employment agreement.

  Employment Agreement with Andrew Schuyler

        On June 6, 2008, we entered into an employment agreement with Andrew Schuyler. This agreement provides that if, within six months following a "change in control," Mr. Schuyler's employment ceases due to a termination by us without "cause" or a resignation by him for "good reason" (as those terms are defined in the agreement), he will be entitled to:

  (i)
  12 months of base salary and medical insurance continuation; and

  (ii)
  an additional 12 months of service credit for purposes of determining the vested status of any stock options or other equity-based incentives held by him immediately prior to his cessation of employment.

        For this purpose, a "change in control" would include the merger. In each case, provision of the foregoing severance benefits is conditioned on Mr. Schuyler executing a general release of claims against the company and our affiliates.

        There have been preliminary discussions with HCSC regarding replacing this existing agreement with a new employment agreement similar to those described above with respect to Messrs. Smith and St. Clair, and we expect that those discussions will continue, but no commitments have been made and no agreement has yet been reached in that regard.

  Potential Future Employment

        While HCSC has requested, and been granted, the opportunity to discuss with our other executive officers their future employment following the effective time of the merger, as of the date of this proxy statement, none of our other executive officers has entered into any agreement or understanding with HCSC regarding employment after the effective time of the merger.

  Indemnification of Officers and Directors

        The merger agreement contains provisions relating to the indemnification of and insurance for our directors and officers. Under the merger agreement, HCSC has agreed that after the effective time of the merger, we will maintain for at least six (6) years all existing rights of any of our current or former officers, directors or employees to indemnification from liabilities for acts or omissions occurring at or prior to the effective time of the merger to the fullest extent provided under our articles of incorporation and bylaws and existing indemnification agreements (in each case, as in effect as of the date of the merger agreement), subject to any limitation imposed under applicable law.

  Officers' and Directors' Insurance

        Under the merger agreement, we will purchase, in cooperation with HCSC, effective as of the effective time of the merger, "tail" insurance coverage with an extended reporting period of claims of six years following the effective time of the merger, with at least the same coverage and policy limits currently in place. If the tail insurance policy is not available or the premium exceeds 250% of the annual premiums for the current directors' and officers' liability insurance, then HCSC will provide insurance policies for six years following the effective time of the merger with substantially similar coverage; provided, however, if the annual premiums for such insurance exceed 125% of the current annual premiums, HCSC will obtain the most insurance available for an annual premium equal to such premium cap.

        The foregoing summary of the indemnification of directors and officers and directors' and officers' insurance is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders

        The following is a summary of the material U.S. federal income tax consequences of the merger to certain holders of our capital stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the "Code" in this proxy statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the Internal Revenue Service or opinion of counsel as to the tax consequences of the merger or with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this proxy are not binding on the Internal Revenue Service or any court. We can provide no assurances that the tax consequences described below will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our capital stock. For instance, the effect on deductibility of interest expense that a holder may have is not addressed. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders of our capital stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, mutual funds, controlled foreign corporations, holders who hold their capital stock as part of a hedge, straddle, collar, swap or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who own 5% or more of all our capital stock, holders who acquired our capital stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code, holders who do not hold their shares of our capital stock as "capital assets" within the meaning of Section 1221 of the Code and holders who have engaged in "wash sales," "short sales" or "constructive sales" of our capital stock. Furthermore, this summary does not address the U.S. federal income tax consequences of the merger to holders of options to purchase our common stock who receive the option consideration in exchange for their options at the effective time of the merger.

        This discussion does not address the U.S. federal income tax consequences to any holder of our capital stock who or which, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. In addition, this discussion does not address U.S. federal estate or gift tax consequences of the merger, or the tax consequences of the merger under state, local, or foreign tax laws.

        If a partnership or other pass through entity (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our capital stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the merger.

        This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of capital stock should consult the holder's individual tax advisors as to the particular tax consequences of the merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

        Generally, the merger will be taxable to the holders of our capital stock for U.S. federal income tax purposes. A holder of our common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the merger consideration and (ii) the holder's adjusted tax basis in our common stock surrendered and any "selling expenses" incurred by the holder in connection with the merger (which would not be separately deductible). Any such gain or loss generally will be capital gain or loss if our common stock is held as a capital asset at the effective time of the merger (as is assumed given that, as noted above, this discussion does not address holders who do not hold their shares as capital assets). Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our common stock for more than one year prior to the effective time of the merger. If the holder has held our common stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Note that in the case of stock acquired on the exercise of noncompensatory warrants, the holding period begins on the date the warrant is exercised (and thus does not include the period for which the warrant was held). Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations. If a holder acquired different blocks of our capital stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of common stock.

        Generally, holders of our common stock will be subject to information reporting on the cash received in the merger unless such a holder is a corporation or other exempt recipient. In addition, under the U.S. federal backup withholding tax rules, the paying agent will be required to withhold 28% of all cash payments to which a holder of our common stock is entitled in connection with the merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules, or provides an executed Form W-8BEN certifying that the holder is a foreign person. Each holder of common stock should complete and sign the Form W-9 (or appropriate substitute form), or, if applicable, Form W-8BEN, included as part of the letter of transmittal and return it to the paying agent, in order to certify that the holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of common stock under these rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the Internal Revenue Service.

        HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Regulatory and Other Governmental Approvals

        Under the HSR Act and the rules promulgated thereunder by the FTC, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. HCSC and we filed a notification and report form with the DOJ and the FTC on July 14, 2008. At any time before or after the effective time of the merger, the DOJ, the FTC or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture by us or HCSC of substantial assets. In addition, under certain circumstances, private parties and state attorneys general may also bring actions under U.S. antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful.

        Under the state insurance laws of Texas and Illinois, certain transactions between companies within an insurance holding company system may not be completed unless certain information is provided to the insurance regulatory authorities of the respective states. HCSC filed the required Form D Prior Notice of a Transaction filings with the Illinois Division of Insurance of the Department of Financial and Professional Regulation and the Texas Department of Insurance on July 1, 2008. The respective regulatory authorities have 30 days from the date of each respective filing or, if additional information is requested, 30 days from the date the filing is deemed complete, to disapprove the transaction. There can be no assurance that one or both of the Illinois or Texas regulatory authorities will clear or accept the Form D filings required for the merger to take place.

        We are unaware of any other material federal, state or foreign regulatory approvals required for the execution of the merger agreement or consummation of the merger.

TERMS OF THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

        The merger agreement contains representations and warranties we made to HCSC and Merger Sub, as well as representations HCSC and Merger Sub made to us. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we exchanged with HCSC and Merger Sub in connection with signing the merger agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the confidential disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying confidential disclosure schedules. These confidential disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General; The Merger

        At the effective time of the merger, upon the terms and subject to the satisfaction or waiver of the conditions of the merger agreement and in accordance with Pennsylvania law, Merger Sub will merge with and into us and the separate corporate existence of Merger Sub will end. We will be the surviving corporation in the merger and will continue to be a Pennsylvania corporation and a wholly-owned subsidiary of HCSC after the merger. All of our and Merger Sub's properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. Following completion of the merger, our common stock will be delisted from NASDAQ, deregistered under the Exchange Act, and no longer be publicly traded. We will be a privately held corporation and our current shareholders will cease to have any ownership interest in us or rights as our shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value. Our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws will each be amended and restated in their entireties as provided in the merger agreement.

        The directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the initial directors of the surviving corporation. Our officers as of the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation. These officers are David St.Clair, Carl E. Smith, George Marshalek and Andrew Schuyler.

When the Merger Becomes Effective

        The parties will file articles of merger with the Department of State of the Commonwealth of Pennsylvania on the first business day after the satisfaction or waiver of the conditions to the merger agreement, unless the parties agree to another date.

        The Merger will become effective at the time the articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such subsequent date and time as we and Merger Sub agree and specify in the articles of merger.

        If our shareholders approve the merger agreement, we and HCSC intend to complete the merger as soon as practicable thereafter. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Merger Consideration

        Each share of our common stock, other than those shares held by us as treasury stock or any of our subsidiaries, HCSC or any of its subsidiaries, or Merger Sub, will be cancelled and converted automatically into the right to receive $7.00 in cash, without interest and less any required withholding tax.

Treatment of Our Stock Options and Warrant

        As of the date of the merger agreement, there were 2,236,390 shares of our common stock subject to stock options granted under our equity compensation plans to directors, officers and employees. Of this amount, the exercise prices of options to purchase 775,775 shares of common stock exceed the per share merger consideration and, therefore, the holders thereof will not be entitled to receive any consideration upon consummation of the merger. At the effective time of the merger, each outstanding and unexercised stock option (whether vested or unvested) will be cancelled by us (other than certain specified options to purchase an aggregate of 176,975 shares of common stock), and each holder of such option will be entitled to receive, in full settlement of such security, a cash payment (without interest and less any required withholding taxes), which we refer to as the "option consideration," equal to the product of:

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  the excess, if any, of (a) $7.00 per share over (b) the exercise price per share of our common stock underlying such option; and

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  the number of shares subject to such option.

        Unvested options to purchase an aggregate of 176,975 shares held by directors, executive officers and employees will terminate upon consummation of the merger without payment to the option holders. In exchange for the termination of his unvested options, Mr. Marshalek will receive a cash payment right equal to the option consideration he would have otherwise received payable by the surviving corporation at the same time as his canceled options would have otherwise vested.

        In addition, we will use our reasonable best efforts to obtain from the holder of an outstanding warrant an irrevocable notice to exercise the warrant simultaneously with the consummation of the merger such that the warrant holder thereof receives at the effective time of the merger a cash payment equal to $150,000 based on (i) 50,000, the number of shares of common stock subject to the warrant, multiplied by (ii) $3.00, which is the excess of (a) the $7.00 per share merger consideration over (b) the $4.00 exercise price per share of the warrant.

        Subject to any applicable withholding taxes, the payment for options and the warrant will be made, without interest, through our payroll systems or otherwise by the surviving corporation.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by us, that relate to, among other things:

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  the due authorization of us and our subsidiaries, including ours and their corporate existence, good standing and qualification to conduct business;

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  our organizational documents and those of our subsidiaries;

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  our capitalization, including, in particular, the number of shares of our common stock, warrants, stock options and other equity-based interests;

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  the due authorization, execution, delivery and validity of the merger agreement;

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  the absence of any conflict with organizational documents or any violation of agreements, laws or regulations as a result of the consummation of the merger;

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  our filings with the SEC, the absence of material misstatements or omissions from such filings and the accuracy of information, including financial information, contained in these documents, the preparation of our financial statements, and our compliance with the Sarbanes-Oxley Act of 2002 and other matters related to our internal and disclosure controls;

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  the accuracy and compliance with applicable securities law of this proxy statement;

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  the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement, the inapplicability of state anti-takeover statutes to the merger agreement and the merger, the fact that none of our common stockholders will be entitled to "dissenters rights" under Pennsylvania law, and the required vote of our shareholders in connection with the adoption of the merger agreement and approval of the merger;

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  the absence of material changes and events concerning us and our subsidiaries since December 31, 2007;

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  the absence of undisclosed pending or threatened litigation or investigations against us and our subsidiaries that individually or in the aggregate would not or would not reasonably be expected to result in losses, damages, penalties, costs or expenses in excess of $250,000;

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  compliance with applicable laws, and possession of required consents, permits and licenses by us and our subsidiaries;

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  our legal classification under certain tax laws, and the completion and accuracy of our tax filings and payment of our taxes;

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  our compliance and our subsidiaries' compliance with applicable environmental laws;

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  matters relating to our and our subsidiaries' intellectual property, including the entering into of intellectual property assignment agreements with our employees and consultants;

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  matters relating to our employee benefit plans;

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  labor matters;

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  our material contracts and those of our subsidiaries and performance of our and our subsidiaries' obligations thereunder;

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  matters relating to our and our subsidiaries' leased real property and the leases related to our leased real property;

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  matters relating to our properties and assets and those of our subsidiaries;

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  our maintenance of insurance and our insurance policies;

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  the receipt and delivery of the opinion from Lazard;

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  the absence of undisclosed finders' fees and fees payable to financial advisors and consultants in connection with the merger; and

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  the absence of affiliate transactions requiring disclosure.

        The merger agreement contains representations and warranties made by HCSC and Merger Sub relating to:

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  the due organization, good standing and qualification to conduct business;

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  the due authorization, execution, delivery and validity of the merger agreement;

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  the absence of any conflict with organizational documents or any violation of agreements, laws or regulations as a result of the consummation of the merger;

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  the availability of all funds necessary for the payment of the merger consideration as well as for settlement of cancelled stock options and the warrant;

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  the absence of material misstatements or omissions from information supplied by HCSC and Merger Sub to us with respect to this proxy statement;

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  the limited operations and purpose of Merger Sub; and

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  the absence of pending or threatened litigation or government action that would, or would reasonably be expected to, prevent or materially delay the consummation of the merger.

        Many of our representations and warranties are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect" means any change, effect, condition, fact, event, occurrence, development, factor or circumstance not otherwise disclosed on our disclosure schedule that, individually or together with one or more other such changes, effects, conditions, facts, events, occurrences, developments, factors or circumstances: (i) arose or became known to HCSC since December 31, 2007, and caused or causes, or could reasonably be expected to cause, loss, damage, cost or expense to us and our subsidiaries in excess of $5,000,000 prior to June 17, 2010; (ii) is or could reasonably be expected to result in a material adverse effect on or change in our business, results of operations, properties, condition (financial or otherwise), assets or liabilities and those of our subsidiaries taken as a whole; or (iii) could reasonably be expected to prohibit, restrict or materially impede the consummation of the transactions contemplated by the merger agreement, other than:

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  any change in the economy or securities markets of the United States in general not having a disproportionate effect on us and our subsidiaries relative to other persons in the same industry;

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  any change in the legislative or regulatory environment affecting the industry in which we and our subsidiaries conduct our business and not having a disproportionate effect on us and our subsidiaries relative to other persons in the same industry;

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  the execution and delivery of the merger agreement or the announcement thereof;

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  acts of war or terrorism, except to the extent specifically impacting us or any of our subsidiaries;

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  earthquakes, hurricanes or other natural disasters, except to the extent specifically impacting us or any of our subsidiaries; or

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  changes in generally accepted accounting principles.

        References in the merger agreement to dollar amount thresholds will not be deemed to be evidence of materiality or of a material adverse effect.

        You should be aware that the representations and warranties that we made to HCSC and Merger Sub may be subject to important limitations and qualifications agreed to by HCSC and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. The representations and warranties of the parties to the merger agreement will expire upon the effective time of the merger or the termination of the merger agreement.

Conduct of Our Business Pending the Merger

        We have agreed to restrictions on the operation of our business and the business of our subsidiaries until either the effective time of the merger or the termination of the merger agreement. In general, we have agreed to conduct business in the ordinary and usual course consistent in all material respects with past practice and to use reasonable best efforts to preserve intact the present business organization and keep available the services of all present officers, employees and consultants and to preserve the goodwill of those having business relationships with us and our subsidiaries.

        In addition, we have agreed that, among other things and subject to certain exceptions, we are restricted from and must prevent any of our subsidiaries from taking certain actions except (i) as otherwise contemplated by the merger agreement, (ii) with HCSC's prior written consent (which consent in certain limited cases shall not be unreasonably withheld or conditioned), or (iii) as required by applicable law so long as prior written notice is delivered to HCSC and the taking of such action is not the result of a breach of a representation, warranty or covenant made by us or any of our subsidiaries. These actions include:

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  amending our or our subsidiaries' organizational documents;

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  declaring, setting aside, paying or making any dividend with respect to our capital stock or other voting securities;

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  purchasing, redeeming, adjusting, splitting, combining, reclassifying, or otherwise making any other changes to any of our capital stock, except as contemplated by the merger agreement;

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  amending any provision of any employee benefit plan, adopting any new plan or increase the compensation or benefits of, or grant or pay any additional benefits beyond those in existence as of the date of the merger agreement to, any director, officer or employee, or taking any similar action, except, in certain cases as contemplated by the merger agreement, pursuant to arrangements in effect on the date of the merger agreement and publicly disclosed, or to comply with applicable laws;

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  issuing or selling any shares of capital stock or any other securities or any options, warrants, or any other rights to acquire shares of capital stock or any other securities, except as contemplated by the merger agreement;

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  (i) assume any indebtedness or, except in the ordinary course of business for working capital purposes under our Second Amended and Restated Loan and Security Agreement, as amended, with Silicon Valley Bank and for certain capital lease obligations, incur or increase any indebtedness, (ii) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person or (iii) enter into or permit any subsidiary to, enter into any new credit agreements or amendments or modifications of any existing credit agreements;

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  acquiring any entity or any assets in connection with acquisitions or investments other than purchases of inventory and supplies in the ordinary course of business consistent with past practice and capital expenditures described in the merger agreement;

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  leasing, mortgaging or otherwise encumbering, selling, transferring, or otherwise disposing of any of our properties or assets except in the ordinary course of business consistent with past practice;

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  making any new tax election, terminate any previously made election, waiving any restriction on any assessment period or settling any tax liability or refund, or changing any aspect of the method of accounting for tax purposes, except as required by applicable law;

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  paying, discharging or satisfying any claims, liabilities or obligations except in the ordinary course of business consistent with past practice or in accordance with their terms or settle any claim, litigation, action, proceeding or investigation except in the ordinary course of business consistent with past practice up to an aggregate maximum of $250,000, including all fees, costs and expenses associated therewith;

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  making any capital expenditures other than as reflected in our capital expenditure budget;

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  entering into, terminating or amending any material contract other than renewals without changes that are materially adverse to us and/or our subsidiaries;

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  failing to use reasonable best efforts to maintain in full force and effect all insurance policies (unless a policy is cancelled or terminated and replaced with substantially similar coverage);

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  making any changes in any accounting principles, practice, or methods, except to the extent required by generally accepted accounting principles;

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  subject to certain exceptions, outsourcing any of our or any of our subsidiaries' respective operations;

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  negotiating, adopting or amending in any respect, any collective bargaining agreement, labor agreement, work rule or practice, or any other labor-related agreement or arrangement;

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  entering into any affiliate transaction or amending any existing affiliate relationship;

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  entering into any agreement to allocate, share or otherwise indemnify for taxes;

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  taking or omitting to take any action that would or is reasonably likely to result in any of our representations or warranties becoming untrue or any condition to the merger not being satisfied; and

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  entering into any agreement or announce any intention to do any of the foregoing.

Special Meeting

        The merger agreement requires us to prepare and file with the SEC a proxy statement and related materials with respect to the merger and the other transactions contemplated by the merger agreement. As soon as reasonably practicable, we must take all action to call, give notice of, convene and hold a meeting of our shareholders to adopt the merger agreement and approve the merger. Except to the extent otherwise permitted with respect to an acquisition proposal or a superior proposal, our board of directors is required to unanimously recommend that our shareholders vote in favor of adoption and approval of the merger agreement and the merger, and not to change or modify its recommendation, except in accordance with the terms and conditions of the merger agreement.

Restrictions on Solicitations of Other Offers

        Until the merger agreement is terminated in accordance with its terms and any applicable termination fees have been paid, we and our representatives are not directly or indirectly permitted to:

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  encourage, solicit, initiate, make or facilitate the making of any proposal that constitutes or may reasonably be expected to lead to any acquisition proposal;

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  participate in any way in discussions or negotiations with, or furnish or disclose any information to, any person (other than HCSC or any of its subsidiaries) in connection with any acquisition proposal;

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  release or permit the release of any person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise our rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of the voting securities or any material portion of our assets (except for any such agreement with HCSC or any of its subsidiaries);

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  change our recommendation to our shareholders regarding the merger agreement;

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  approve or recommend, or propose to approve or recommend, any acquisition proposal; or

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  enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any acquisition proposal or requiring us to not consummate any of the transactions contemplated by the merger agreement.

        In addition, we agreed that we would immediately cease all ongoing discussions or negotiations with all other persons with respect to an acquisition proposal and to require each person who has executed a confidentiality agreement in connection with such discussions to return all nonpublic information to us immediately.

        Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement and approval of the merger by our shareholders, we and our representatives are permitted to participate in discussions or negotiations or provide non-public information in response to an unsolicited bona fide written acquisition proposal submitted to us after June 17, 2008, to the extent that:

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  we have not violated the applicable provisions relating to solicitation of alternative transactions in the merger agreement;

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  our board of directors determines in good faith, after consultation with our financial advisor, that a third party is capable of consummating a superior proposal and that such acquisition proposal constitutes a superior proposal; and

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  our board of directors determines in good faith, after consultation with our outside legal counsel, that failing to approve the superior proposal would constitute a breach of its fiduciary duties under applicable law.

        In such cases, we (a) must notify HCSC, at least two business days prior to any discussion with such person, of the identity of any such person and our participation in such discussions or negotiations or disclosure of non-public information, (b) will not, and will not allow our representatives to, disclose any material non-public information to such person without entering into a confidentiality and standstill agreement that contains terms that are no less restrictive in any respect than those contained in the confidentiality agreement entered into with HCSC, and (c) will furnish to HCSC, at least two business days prior to disclosing any non-public information to such a person, such non-public information that was not previously delivered or made available to HCSC.

        Furthermore, at any time prior to the adoption of the merger agreement and approval of the merger by our shareholders, we may terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, but only if:

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  we have not violated the applicable provisions relating to solicitation of alternative transactions in the merger agreement;

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  we give HCSC written notice of our good faith belief that the acquisition proposal is reasonably likely to constitute a superior proposal and our plan to conduct a meeting of our board of directors no earlier than five business days after delivery of such notice to consider whether the acquisition proposal is a superior proposal;

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  during such five business day period, our financial and legal advisors negotiate in good faith with HCSC to adjust the terms of the merger agreement so that such acquisition proposal would not be a superior proposal, in which case we would be required to proceed with the revised transaction with HCSC;

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  our board of directors determines that, after such negotiations and adjustments, the acquisition proposal is still a superior proposal and determines, after consultation with our outside legal counsel, that failing to approve, recommend or enter into a definitive agreement with respect to the superior proposal would constitute a breach of its fiduciary duties under applicable law;

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  we do not approve, recommend, or enter into such definitive agreement prior to the second business day after HCSC receives a written certification from our chief executive officer that our board of directors has made the determinations described above;

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  within two business days after receipt of the certification described above, HCSC does not make a written offer to adjust the terms and conditions of the merger agreement that our board of directors in good faith, after consultation with a nationally recognized financial advisor and our outside legal counsel, determines is as favorable to our shareholders from a financial point of view; and

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  prior to approving, recommending or entering into a definitive agreement with respect to such superior proposal, we terminate the merger agreement, pay a termination fee (see "Termination Fees Payable by Us" below), and deliver to HCSC a written certification from each other party to the superior proposal effecting a waiver of any right to contest the termination fee.

        We have also agreed that in connection with the foregoing, we will:

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  provide HCSC with prompt written notice of (i) any request for information, any acquisition proposal or any inquiry, proposal, discussions or negotiations with respect to an acquisition proposal, (ii) the terms and conditions presented to us in connection therewith, and (iii) the identity of the third party making such request, inquiry, or proposal or with whom such discussions or negotiations are taking place;

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  keep HCSC fully informed of the status and details of any such requests, proposals, discussions or negotiations;

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  provide HCSC with at least two business days' prior notice of any meeting of our board of directors at which they reasonably expect to discuss or consider any acquisition proposal; and

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  promptly provide HCSC with a copy of any written materials received by us in connection with the foregoing.

        Any violation of these restrictions by us, our affiliates, or our representatives will result in a breach of the merger agreement, which will in turn result in our obligation to pay a termination fee. In addition, notwithstanding the announcement or submission to our shareholders to approve an acquisition proposal, or a change in our recommendation with respect to the merger and the merger agreement, we are still obligated to submit to a vote of our shareholders the merger agreement and the merger.

        As set forth in the merger agreement:

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  "acquisition proposal" means any proposal or offer from any person other than HCSC or any of its subsidiaries (in each case, whether or not in writing and whether or not delivered to our shareholders generally) relating to (i) any direct or indirect acquisition or purchase of a business of ours or any of our subsidiaries that constitute 15% or more of our consolidated revenues, net income or assets or of 15% or more of any class of our equity securities or those of any of our subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of our equity securities, (iii) any merger, reorganization, share exchange, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries, (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing or (v) any other transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the merger.

  •
  "superior proposal" means an unsolicited (by us, any of our subsidiaries or any of our representatives), bona fide, written, fully-financed (as defined below), all-cash proposal made by any person other than HCSC or any of its subsidiaries to acquire all of the issued and outstanding shares of our common stock pursuant to a tender offer or a merger or to acquire all of our properties and assets on terms and conditions that a majority of the members of our board of directors determines in good faith, after consultation with a nationally recognized financial advisor and taking into account all of the terms and conditions of such proposal (including all legal, financial, regulatory, and other aspects of such proposal and any expense reimbursement provisions, termination fees and conditions associated with such proposal), is more favorable to our shareholders from a financial point of view than the transactions contemplated by the merger agreement (including, to the extent applicable, any proposal or offer by HCSC for an adjustment to the terms and conditions of the merger agreement pursuant to Section 5.5(a) of the merger agreement) and is reasonably likely to be consummated. As used in the definition of superior proposal, a "fully-financed" proposal means a proposal that is not subject to any financing condition and the person making the proposal either (i) has sufficient cash on hand to fully pay for the transaction or (ii) any necessary financing is fully committed to the reasonable satisfaction of our board of directors.

Other Covenants

  Indemnification and Insurance

        The merger agreement contains provisions relating to the indemnification of and insurance for our directors and officers. Under the merger agreement, HCSC has agreed that for six years after the effective time of the merger, the surviving corporation will maintain all existing rights of any of our and our subsidiaries' current or former officers, directors or employees with respect to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger to the extent provided under our articles of incorporation, bylaws and existing indemnification agreements (in each case, as in effect as of the date of the merger agreement), subject to any limitation imposed under applicable law.

        Under the merger agreement, we will purchase, in cooperation with HCSC, effective as of the effective time of the merger, "tail" insurance coverage with an extended reporting period of claims of six years following the effective time of the merger, with at least the same coverage and policy limits currently in place. If the tail insurance policy is not available or the premium exceeds 250% of the annual premiums for the current directors' and officers' liability insurance, then HCSC will provide insurance policies for six years following the effective time of the merger with substantially similar coverage; provided, however, that if the annual premiums for such insurance exceed 125% of the current annual premium, HCSC will obtain the most insurance available for an annual premium equal to such premium cap.

  Access to Information

        Prior to the effective time of the merger, we and our subsidiaries will provide full and complete access to our and our subsidiaries' employees, properties, books, records, and will use reasonable efforts to provide HCSC and Merger Sub similar access to our customers and clients. We will also furnish certain information and documents to HCSC, including monthly and other interim financial statements.

  Reasonable Best Efforts Covenant

        We and HCSC have each agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable.

  Shareholder Litigation

        We have agreed to allow HCSC to participate in the defense or settlement of any litigation against us or our officers or directors relating to the transactions contemplated by the merger agreement; provided, however, that we will not agree to any compromise or settlement in connection with such litigation without HCSC's consent.

  Resignation of Board of Directors

        Each member of our board of directors will resign from the board effective immediately prior to the effective time of the merger. In addition, prior to the effective time of the merger, we must obtain the resignations of such directors and officers of our subsidiaries as HCSC shall request with reasonable advance notice.

  Certain Other Covenants

        The merger agreement contains additional covenants, including covenants relating to the preparation of this proxy statement, cooperation regarding filings with governmental and other agencies and organizations and obtaining governmental or third-party consents or approvals, preparation and filing of tax returns and compliance with certain tax laws, delisting of our common stock from NASDAQ, public announcements and further assurances.

Conditions to the Completion of the Merger

  Mutual Closing Conditions

        The obligations of each of HCSC, Merger Sub and us to consummate the merger are subject to the satisfaction or waiver at or before the closing date of the merger of the following conditions:

  •
  approval of the merger agreement and the merger by our shareholders;

  •
  absence of legal prohibitions on completion of the merger; and

  •
  the expiration or termination of any applicable waiting period under the HSR Act and the taking of all required actions relating to any other governmental filings to the extent that failure to do so would reasonably likely result in an order obligating our shareholders to disgorge merger consideration.

  Additional Closing Conditions for the Benefit of HCSC and Merger Sub

        The obligation of HCSC and Merger Sub to complete the merger is subject to the satisfaction or waiver at or before the closing date of the merger of the following additional conditions:

  •
  each of our representations and warranties relating to our organization and qualification, capitalization, authorization, board approval and related shareholder matters, the opinion of our financial advisor, and the absence of undisclosed brokers or finders are true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, except (i) for changes specifically permitted by the merger agreement and (ii) to the extent representations and warranties are made as of a certain date, in which case such representations and warranties are true and correct as of such date; and each of our other representations and warranties (without regard to any materiality qualifications or references to material adverse effect contained in any such representation or warranty) are true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger, except (A) for changes specifically permitted by the merger agreement, (B) to the extent representations and warranties are made as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (C) where such failures of the representations and warranties to be true and correct in all respects, individually or in the aggregate, would not, or would not reasonably be expected to, have a material adverse effect on us;

  •
  we have performed in all material respects our obligations required to be performed by us at or prior to the effective time of the merger;

  •
  since December 31, 2007, we have not had a material adverse effect (as defined above);

  •
  we have adjusted net cash as of the end of the month immediately prior to the closing date of the merger of not less than $5.9 million at July 31, 2008, $3.0 million at August 31, 2008, $1.5 million at September 30, 2008, ($900,000) at October 31, 2008, ($3.1 million) at November 30, 2008 or ($1.3 million) at December 31, 2008, as applicable, plus (1) 50% of the cash received by us and our subsidiaries pursuant to contracts, agreements or arrangements entered into from and after June 17, 2008, (2) 50% of the cash received by us and our subsidiaries pursuant to contracts, agreements or arrangements in effect as of June 17, 2008 in excess of amounts required to be paid thereunder as of June 17, 2008, and (3) cash proceeds from the exercise of our stock options and warrant from and after June 17, 2008. For the purposes of this condition, "adjusted net cash" means (i) the sum of cash, cash equivalents, fees and expenses paid to Lazard in accordance with the terms of its engagement letter with us relating to the merger agreement and the transactions contemplated thereby, and transaction costs paid by us in connection with the merger (including any premiums paid for tail insurance but excluding fees and expenses of Lazard) after June 17, 2008 but prior to the closing date of the merger, less (ii) indebtedness for borrowed money (excluding any capital lease obligations and related notes payable and excluding notes payable with respect to insurance premium financing);

  •
  we have delivered a certificate signed by our chief executive officer, chief financial officer or other executive officer acceptable to HCSC that each of the foregoing conditions has been satisfied;

  •
  we have obtained all regulatory approvals and consents (other than those required by HSR) in form and substance reasonably acceptable to HCSC;

  •
  there is no pending or threatened claim, action, arbitration, proceeding, investigation or inquiry, and no investigation by any governmental entity against us, HCSC, Merger Sub or any of our or their respective directors, officers or affiliates with respect to the transactions contemplated by the merger agreement that has a reasonable likelihood of restraining or prohibiting such transactions; and

  •
  we have obtained and delivered to HCSC certain consents and approvals of third parties, other than those of governmental entities in form and substance reasonably acceptable to HCSC;

  •
  we have delivered to HCSC a copy of the notice delivered to each holder of our stock options as a condition to the cancellation of such options;

  •
  we and our subsidiaries have filed all tax returns that are due; and

  •
  we have delivered a certificate signed by our chief executive officer, chief financial officer, or other executive officer acceptable to HCSC stating that according to the results of our use of the IP Amplifier program, our CarePlanner Web, iExchange, Alineo and Nexalign products do not infringe the intellectual property rights of any third party.

Additional Closing Conditions for Our Benefit

        Our obligation to consummate the merger is subject to the satisfaction or waiver at or before the closing date of the merger of the following additional conditions:

  •
  Each of HCSC's representations and warranties shall be true and correct in all respects (but without regard to any materiality qualifications or references to material adverse effect contained in any representation or warranty) as of June 17, 2008 and as of the closing date of the merger as though made on and as of the closing date, except (i) for changes specifically permitted by the merger agreement, (ii) to the extent representations and warranties are made as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (iii) where such failures of the representations and warranties to be true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on HCSC.

  •
  HCSC and Merger Sub have performed in all material respects all obligations required to be performed by them at or prior to the effective time of the merger; and

  •
  we have received a certificate signed by the chief executive officer, chief financial officer or other executive officer reasonably acceptable to us that each of the foregoing conditions has been satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time before the effective time of the merger, whether before or after approval of the matters presented in connection with the merger by our shareholders, in any of the following ways:

  •
  by mutual written consent of us and HCSC;

  •
  by either us or HCSC by written notice to the other if:

  •
  the closing has not occurred on or before November 30, 2008, provided that such date will be automatically extended for up to 30 days to the extent necessary to obtain applicable governmental approvals and that the party seeking to terminate the merger agreement shall not have prevented the closing from occurring by that time due to that party's material breach of the merger agreement;

  •
  (i) a new law prohibits the consummation of the merger substantially on the terms contemplated by the merger agreement, (ii) a final, non-appealable governmental order prohibits the consummation of the merger substantially on the terms contemplated by the merger agreement provided that the party seeking termination under this provision has used reasonable best efforts to remove such order, or (iii) a governmental entity fails to issue an order or take action and the denial of a request to issue such order or take action has become final and non-appealable unless the party seeking termination failed to comply with its requirements regarding governmental approvals and consents, provided that the law or order or act or omission on the part of the applicable governmental entity has caused the failure of the condition to closing to be satisfied and the party entitled to terminate has not waived such condition; or

  •
  our shareholders do not adopt the merger agreement at the special meeting; provided that we do not have a right to terminate to the extent we substantially caused or contributed to the failure of our shareholders to adopt the merger agreement;

  •
  by written notice from us to HCSC if:

  •
  HCSC (i) breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, (ii) such breach or failure to perform causes the failure of a condition to closing discussed above, (iii) such breach or failure to perform is incapable of being cured by November 30, 2008 or such breach has not been cured by HCSC within 30 days following the receipt of a written notice from us, and (iv) we are not in material breach of the merger agreement; or

  •
  if our board of directors has approved or recommended, or we have entered into a definitive agreement with respect to a superior proposal in compliance with the terms of the merger agreement and we have paid to HCSC the required termination fee;

  •
  by written notice from HCSC to us if:

  •
  we (i) breach or fail to perform in any material respect any of our representations, warranties, covenants or other agreements in the merger agreement, (ii) such breach or failure to perform relieves HCSC of its obligation to consummate the merger, (iii) such breach or failure to perform is incapable of being cured by November 30, 2008 or such breach has not been cured by us within 30 days following the receipt of a written notice from HCSC, and (iv) HCSC is not in material breach of the merger agreement;

  •
  our board of directors fails to make its recommendation with respect to the merger agreement or changes its recommendation (or resolves or publicly proposes to take any such action), fails to reconfirm its recommendation within three business days after a written request from HCSC to do so, or we breach our obligation to have the special meeting or mail the proxy statement with respect to the meeting; or

  •
  if we, our affiliates or representatives violate the restrictions in the merger agreement regarding other offers, if our board of directors recommends (or resolves or publicly proposes to recommend) to our shareholders any acquisition proposal or superior proposal, or we enter into any agreement or letter of intent (other than a permitted confidentiality and standstill agreement) relating to any acquisition proposal or superior proposal or requiring us to not consummate any of the transactions contemplated by the merger agreement.

        If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party other than the payment of a termination fee and/or expenses in certain circumstances discussed below. However, the provisions of the merger agreement relating to confidentiality, termination and termination fees and expenses, the non-survival of representations, warranties and agreements, expenses, notices, entire agreement/no third party beneficiaries, assignment, governing law, severability, enforcement of agreement, and waiver of jury trial, as well as certain other miscellaneous provisions, will continue in effect notwithstanding termination of the merger agreement. In addition, no termination will relieve any party of any liability or damages resulting from any willful breach by that party.

Fees and Expenses

        The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is completed.

Termination Fees Payable by Us

        We have agreed to pay HCSC a termination fee of $6,000,000 on the date of termination in the following cases:

  •
  HCSC terminates the merger agreement because our board of directors, among other things, fails to recommend the merger to our shareholders or changes its recommendation, fails to reconfirm its recommendation or we breach our obligation to have the special meeting or mail the proxy statement with respect to the special meeting;

  •
  HCSC terminates the merger agreement because we have violated the restrictions regarding other offers, our board of directors has recommended to our shareholders any acquisition proposal or superior proposal, or we have entered into a definitive agreement relating to any acquisition proposal or superior proposal or requiring us to abandon the merger; or

  •
  we terminate the merger agreement because our board of directors has approved or recommended, or we have entered into, a definitive agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

        In addition, we have agreed to pay HCSC a termination fee of $6,000,000 not later than the date we enter into a definitive agreement with respect to an acquisition proposal if the merger agreement is terminated in the following cases and (a) at any time after the date of the merger agreement and prior to the termination of the merger agreement an acquisition proposal is publicly announced or communicated to us and (b) within 12 months after the effective date of such termination we enter into a definitive agreement with respect to, or consummate, an acquisition proposal:

  •
  either we or HCSC terminates the merger agreement because:

  •
  the consummation of the merger has not occurred on or before November 30, 2008 (or the applicable extension period), the party seeking to terminate the merger agreement has not prevented the closing from occurring by that time, and the shareholder meeting has not occurred; or

  •
  our shareholders do not adopt the merger agreement at the special meeting.

  •
  HCSC terminates the merger agreement because we (i) have breached or failed to perform in any material respect any of our representations, warranties, covenants or other agreements in the merger agreement, (ii) such breach or failure to perform has relieved HCSC of its obligation to consummate the merger, (iii) such breach or failure to perform was incapable of being satisfied by November 30, 2008 or such breach was not cured by us within 30 days following the receipt of a written notice from HCSC, and (iv) HCSC has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements.

        To the extent we have paid the expense fee described below, such amounts will be credited toward the payment of the $6,000,000 termination fee described above.

        In addition, we will pay a termination fee of $1,000,000 as reimbursement for expenses incurred by HCSC in connection with the negotiation, preparation, execution and performance of the merger agreement and related documentation if we are not otherwise required to pay the $6,000,000 termination fee and any of the following events occurs:

  •
  either we or HCSC terminates the merger agreement because:

  •
  the special meeting (and thus the consummation of the merger) has not occurred on or before November 30, 2008 (or the applicable extension period) and the condition regarding material adverse changes to us would not have been satisfied at the time of such termination, and the party seeking to terminate the merger agreement has not prevented the merger from occurring by that time; or

    •
    the special meeting occurs prior to November 30, 2008 (or the applicable extension period) but our shareholders do not adopt the merger agreement at the special meeting; or

  •
  HCSC terminates the merger agreement because:

  •
  we (i) have breached or failed to perform in any material respect any of our representations, warranties, covenants or other agreements contained in the merger agreement, (ii) such breach or failure to perform has relieved HCSC of its obligation to consummate the merger under the terms of the merger agreement, (iii) such breach or failure to perform is incapable of being satisfied by November 30, 2008 or such breach has not been cured by us within 30 days following the receipt of a written notice from HCSC and (iv) HCSC and Merger Sub are not in material breach of the merger agreement.

        If we fail promptly to pay any of the termination fees described above, we will also pay any costs and expenses (including attorneys' fees and expenses) incurred by HCSC and Merger Sub in connection with any legal enforcement action for payment of the termination fees described above with interest on such unpaid amounts at a rate per annum equal to the prime lending rate, as published in the Wall Street Journal.

Amendments; Waivers

        The merger agreement may be amended by HCSC and us at any time before obtaining the shareholder adoption of the merger agreement and approval of the merger; provided that, after approval by our shareholders, no amendment that requires shareholder approval under applicable law may be made.

        At any time before the effective time of the merger, any party to the merger agreement may, by a signed written instrument, (a) extend the time for performance of obligations of the other parties under the merger agreement, (b) waive any inaccuracies in the representations and warranties made by the other parties or in any document delivered pursuant to the merger agreement, and (c) waive compliance with any agreement of the other parties or any of the conditions benefiting such waiving party contained the merger agreement.

Exchange and Payment Procedures

        At the effective time of the merger, HCSC and the surviving corporation will designate and enter into an agreement with a bank or trust company reasonably acceptable to us to act as paying agent and make payment of the merger consideration as described above, at which time HCSC and the surviving corporation will deposit with the paying agent the cash sufficient to pay the per share merger consideration to the holders of our common stock entitled to receive such consideration.

        As of the effective time of the merger and following conversion into the right to receive the merger consideration, we will close our stock transfer books. After that time, there will be no further transfer of shares of our common stock on such transfer books.

        Within five business days following the effective time of the merger, the surviving corporation will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the per share merger consideration. The paying agent will promptly pay you your per share merger consideration after you have (1) surrendered your stock certificates to the paying agent (or, if such shares of our common stock are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of our common stock on a book-entry account statement) and (2) provided to the paying agent your duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by the paying agent. Interest will not be paid or accrue in respect of the per share merger consideration. The surviving corporation will reduce the amount of any per share merger consideration paid to you by any required withholding taxes. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy card.

  Lost Certificates

        If any certificate representing our common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate only upon:

  •
  the shareholder asserting the claim of a lost, stolen or destroyed certificate making an affidavit of that fact; and

  •
  if required by the surviving corporation, such shareholder posting a bond in a reasonable amount that the surviving corporation requires as indemnity against any claim that may be made against it in respect of such certificate.

  Unclaimed Amounts

        If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be returned to the surviving corporation or its designee, and after such transfer, any of our shareholders who have not properly surrendered their stock certificates may look only to the surviving corporation for payment of the merger consideration. Any portion of funds held by the paying agent that remains unclaimed by holders of certificates on the date that such amounts would otherwise escheat to or become property of any governmental entity, will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interests of any person previously entitled thereto.

VOTING AGREEMENTS

        The following is a summary of the material provisions of the voting agreements and is qualified in its entirety by references to the complete texts of the voting agreements which are attached as Annexes C-1 through C-7 to this proxy statement. We urge you to read the voting agreements carefully and in their entireties because, they, and not this proxy statement, are the legal documents that govern the matters set forth herein.

        As a condition to HCSC and Merger Sub entering into the merger agreement, David St.Clair and Carl E. Smith, two of our officers and in the case of Mr. St.Clair, one of our directors, Liberty Ventures I, L.P. and Liberty Ventures II, L.P. (two shareholders affiliated with Thomas Morse, one of our directors), and Stockwell Fund, L.P., Grotech Partners V, L.P. and Grotech V Maryland Fund, L.P. have each entered into a voting agreement with HCSC and Merger Sub. The following is a summary of the material terms of the voting agreements.

        Pursuant to the voting agreements, each of these shareholders has agreed to vote the shares of our common stock owned by such shareholder in favor of the adoption of the merger agreement and approval of the merger. As of the record date, these shareholders were the beneficial owners of approximately 45% of our common stock.

        Each of these shareholders also agreed, until any termination of the voting agreement, to vote the shares of common stock held by each such shareholder against the following actions, unless consented to by HCSC:

  •
  any acquisition proposal;

  •
  any reorganization, recapitalization, liquidation or winding up or other extraordinary transaction involving us or any of our subsidiaries;

  •
  any amendment to our charter documents or other transactions that could reasonably be expected to impede, interfere with, prevent or delay the consummation of transactions contemplated by the merger agreement or the voting agreement, or change in any manner the voting rights of our common stock; and

  •
  other matters relating to, or in connection with, any of the foregoing.

        Each of these shareholders has also agreed not to enter into any agreement or commitment that would be inconsistent with these provisions.

        Each of these shareholders has irrevocably granted to, and appointed HCSC as such shareholder's proxy and attorney-in-fact to vote all of such shareholder's shares of common stock in accordance with the above description.

        In connection with the voting agreement, each of these shareholders further agreed not to, and to cause any of its affiliates not to, directly or indirectly:

  •
  encourage, solicit, initiate, make or facilitate the making of, any inquiries or the making of an acquisition proposal;

  •
  participate in discussions or negotiations with, or provide any information to, any person (other than HCSC or any of its subsidiaries) in connection with any acquisition proposal;

  •
  release or permit the release of any person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any of our voting or equity securities (except for any such agreement with HCSC or any of its subsidiaries); or

  •
  enter into any agreement or other instrument contemplating or otherwise relating to any acquisition proposal.

        In addition, each of these shareholders agreed not to:

  •
  sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any agreement, option or other arrangement with respect to, or consent to any of the foregoing or reduce such shareholder's risk in certain hedging transactions, subject to certain exceptions for estate planning purposes;

  •
  grant any proxies, deposit any shares into a voting trust, or enter into a voting arrangement (other than the voting agreement); or

  •
  commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting such shareholder's ability to perform its obligations under the voting agreement.

        Each of these shareholders also agreed not to, and not to permit any of their respective affiliates or certain other related parties to, participate in any proxy solicitation or other attempt to advise or influence any person with respect to the voting of any shares of our stock intended to facilitate any acquisition proposal or to cause any of our shareholders not to adopt the merger agreement or approve the merger.

        In addition, under the voting agreements, these shareholders have agreed to waive any rights of appraisal or to dissent from the merger, to the extent permitted by applicable law.

        Notwithstanding the foregoing, each voting agreement provides that it will not restrict any of our directors or officers from taking any action in his capacity as a director or officer necessary for him to comply with his fiduciary duties as our director or officer.

        The proxies granted by each of these shareholders are irrevocable until the termination of the applicable voting agreement. Each voting agreement will terminate on (i) the adoption of the merger agreement and approval of the merger by our shareholders at the special meeting, (ii) the termination of the merger agreement in accordance with its terms, (iii) at any time upon notice by HCSC to the shareholder party to such agreement, and (iv) in the case of Grotech Partners V, L.P., Grotech V Maryland Fund, L.P. and Stockwell Fund, L.P., on December 31, 2008.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

        Except as described under "The Merger—Background of the Merger" beginning on page 21 of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of our securities, election of the company's directors or sale or other transfer of a material amount of the company's assets (i) between us or any of our affiliates, on the one hand, and HCSC and Merger Sub or their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any of our affiliates, or (iii) between us and our affiliates, on the one hand, and any person not affiliated with us who would have a direct interest in such matters, on the other hand.

MARKET PRICES OF COMMON STOCK

        Our common stock has been traded on NASDAQ under the symbol "MEDE" since December 13, 2006. Prior to that date, there was no public market for our common stock. The table below sets forth, for the periods indicated, the range of the high and low sales prices of our common stock as reported by NASDAQ.

Market Information

	High	Low
Fiscal Year 2008:
First Quarter	$2.88	$1.10
Second Quarter	6.69	1.20
Third Quarter (through July 14, 2008)	6.70	6.54
Fiscal Year 2007:
First Quarter	$10.04	$5.40
Second Quarter	6.57	3.99
Third Quarter	4.98	3.25
Fourth Quarter	4.30	2.01
Fiscal Year 2006:
Fourth Quarter (from December 13, 2006 through December 29, 2006)	$10.24	$9.04

        As of July 14, 2008, the record date for the special meeting, we had approximately 107 holders of record of our common stock.

        We have not declared or paid any dividend on our common stock.

        The closing sale price of our common stock on NASDAQ on June 17, 2008, which was the last trading day before we announced the execution of the merger agreement, was $1.71. On July 14, 2008, the record date for the special meeting, the closing price for our common stock on NASDAQ was $6.60. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

DISSENTERS RIGHTS

        Under Section 1571 of the PBCL, the holders of any class or series of shares of a corporation are not entitled to exercise dissenters rights if the shares of the corporation are listed on a national securities exchange. Consequently, since our common stock is currently listed on NASDAQ, which is a national securities exchange, the holders of our common stock will not have the right to exercise dissenters rights in connection with the merger.

        If the merger agreement is adopted and the merger approved by our shareholders and the merger is consummated, holders of our common stock who voted against the adoption of the merger agreement and approval of the merger will be treated the same as shareholders who voted for the adoption of the merger agreement and the approval of merger and their shares will automatically be converted into the right to receive the merger consideration.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information, as of July 14, 2008, with respect to the beneficial ownership of our common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of our directors; (iii) each of our current named executive officers, as well as any additional individuals identified as named executive officers in our proxy statement for our annual meeting of shareholders filed with the SEC on April 23, 2008; and (iv) all current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of July 14, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 16,347,469 shares of our common stock outstanding as of July 14, 2008. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Five-Percent Shareholders:
Funds Affiliated with Grotech Capital Group V, LLC(1)	2,432,706	14.8%
Funds Affiliated with AWM Investment Company, Inc.(2)	1,751,863	10.7%
Stockwell Fund, L.P.(3)	1,621,616	9.9%
Funds Affiliated with Liberty Ventures(4)	1,470,999	9.0%
DWS Investment GmbH(5)	941,860	5.7%
Funds Affiliated with Kingdon Capital Management, LLC(6)	950,000	5.8%
Funds Affiliated with Great Point Partners, LLC(7)	1,797,297	11.0%
Directors and Named Executive Officers:
David St.Clair(8)	2,112,606	12.7%
John H. Capobianco(9)	125,000	*
Carl E. Smith(10)	245,382	1.5%
Ronald Nall(11)	150,000	*
Scott Paddock(12)	—	—
Mary Jo Timlin-Hoag(13)	18,750	*
Henry A. DePhillips, III, M.D.(14)	—	—
Paul E. Blondin(15)	10,000	*
Elizabeth A. Dow(16)	10,000	*
Thomas R. Morse(4)	1,470,999	9.0%
Timothy W. Wallace(17)	35,000	*
All directors and executive officers as a group (7 persons)(4)(8)(10)(15)(16)(17)(18)	3,923,987	23.3%

*
Less than 1%.

(1)
Represents 38,922 shares of common stock held by Grotech V Maryland Fund, L.P. and 2,393,784 shares of common stock held by Grotech Partners V, L.P. Grotech Capital Group V, LLC is the general partner of each of Grotech V Maryland Fund, L.P. and Grotech Partners V, L.P. Voting and investment power over the 2,432,706 shares beneficially owned by Grotech Capital Group V, LLC is shared by Frank A. Adams and Stuart Frankel. The address of Grotech Capital Group V, LLC is 9690 Deereco Road, Suite 800, Timonium, Maryland 21093.

(2)
The information set forth in this line item is based upon an Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on March 7, 2008 and a Form 4 filed with the

  SEC on March 19, 2008. Represents 20,305 shares of common stock held by Special Situations Cayman Fund, L.P. and 1,731,558 shares of common stock held by Special Situations Fund III QP, L.P. AWM Investment Company, Inc. is (i) the general partner of and investment adviser to Special Situations Cayman Fund, L.P. and (ii) the general partner of the general partner of, and the investment adviser to, Special Situations Fund III QP, L.P. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc. Voting and investment power over the 1,751,863 shares beneficially owned by AWM Investment Company, Inc. is shared by Austin W. Marxe and David M. Greenhouse. The address of Austin W. Marxe and David M. Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(3)
Stockwell Fund, L.P. is a Delaware limited partnership, the general partner of which is Stockwell Managers, LLC, a Delaware limited liability company. The Investment Committee of Stockwell Fund, L.P. has voting and investment power over the shares beneficially owned by Stockwell Fund, L.P. The members of the Investment Committee of Stockwell Fund, L.P. are as follows: David S. Evans, William J. McGrath, Jon A. Burgman, Thomas A. Garvin and Hollis W. Rademacher. The address of Stockwell Fund, L.P. is 222 West Adams Street, Suite 1000, Chicago, Illinois 60606.

(4)
Represents 1,146,285 shares of common stock held by Liberty Ventures I, L.P., 301,133 shares of common stock held by Liberty Ventures II, L.P. and 23,581 shares of common stock held by Thomas R. Morse. Mr. Morse is the president and sole stockholder of Liberty Ventures, Inc., which is the general partner of Liberty Ventures I, L.P. Mr. Morse is also a managing director of the general partner of Liberty Ventures II, L.P. Voting and investment power over the shares beneficially owned by Liberty Ventures I, L.P. and Liberty Ventures II, L.P. is held by Mr. Morse. Mr. Morse disclaims beneficial ownership of the shares held by Liberty Ventures, except to the extent of his pecuniary interest in the named funds. The address of Mr. Morse and each of the funds is c/o Liberty Venture Partners, 2001 Market St., Suite 3820, Philadelphia, Pennsylvania 19103.

(5)
The information set forth in this line item is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007. The address of DWS Investment GmbH is Mainzer Landstr. 178-190, 60612 Frankfurt, Germany.

(6)
The information set forth in this line item is based upon an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. Represents an aggregate of 950,000 shares of common stock held for the accounts of Kingdon Associates, L.P., M. Kingdon Offshore Ltd. and Kingdon Family Partnership, L.P. (collectively, the "Kingdon Entities"). Kingdon Capital Management, LLC serves as investment manager to each of the Kingdon Entities. Mark Kingdon is the managing member and president of Kingdon Capital Management, LLC. The address of Kingdon Capital Management, LLC and Mark Kingdon is 152 West 57th Street, 50th Floor, New York, New York 10019.

(7)
The information set forth in this line item is based upon an Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on March 26, 2008. Represents 970,542 shares of common stock held by Biomedical Value Fund, L.P. and 826,753 shares of common stock held by Biomedical Offshore Value Fund, Ltd. Great Point Partners, LLC is the investment manager to Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Dr. Jeffrey R. Jay, M.D. and David Kroin are managing members of Great Point Partners, LLC. Voting and investment power over the 1,797,297 shares beneficially owned by Great Point Partners, LLC is shared by Dr. Jeffrey R. Jay, M.D. and David Kroin. The address of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D. and David Kroin is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830.

(8)
Includes 183,500 shares of common stock owned jointly by Mr. St.Clair and his wife as tenants in common and options to purchase 221,875 shares of common stock held by Mr. St.Clair that are exercisable within 60 days of July 14, 2008.

(9)
Includes options to purchase 125,000 shares of our common stock held by Mr. Capobianco that are exercisable within 60 days of July 14, 2008. Mr. Capobianco terminated his employment with us on August 14, 2007.

(10)
Includes options to purchase 200,000 shares of common stock held by Mr. Smith that are exercisable within 60 days of July 14, 2008.

(11)
Includes options to purchase 150,000 shares of common stock held by Mr. Nall that are exercisable within 60 days of July 14, 2008. Mr. Nall's employment with us terminated on April 15, 2008.

(12)
Mr. Paddock's employment with us terminated on July 9, 2008.

(13)
Includes options to purchase 18,750 shares of common stock held by Ms. Timlin-Hoag that are exercisable within 60 days of July 14, 2008. Ms. Timlin-Hoag ceased serving as one of our executive officers in April, 2008.

(14)
Dr. DePhillips terminated his employment with us on October 1, 2007.

(15)
Includes options to purchase 10,000 shares of common stock held by Mr. Blondin that are exercisable within 60 days of July 14, 2008.

(16)
Includes options to purchase 10,000 shares of common stock held by Ms. Dow that are exercisable within 60 days of July 14, 2008.

(17)
Includes options to purchase 35,000 shares of common stock held by Mr. Wallace that are exercisable within 60 days of July 14, 2008.

(18)
Includes options to purchase 40,000 shares of common stock held by an executive officer that are exercisable within 60 days of July 14, 2008.

ADJOURNMENT OF THE SPECIAL MEETING

        We may ask our shareholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the merger agreement and approve the merger. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.

        Our board of directors unanimously recommends that you vote "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is consummated, there will be no public participation in any future meetings of our shareholders. If the merger is not consummated, however, our shareholders will continue to be entitled to attend and participate in meetings of shareholders. If the merger is not consummated and assuming that the date of the 2009 annual meeting of shareholders is not more than 30 days before or after May 27, 2009, any shareholder who intends to present a proposal at the 2009 annual meeting of shareholders must deliver the proposal to the Secretary of MEDecision, Inc. at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087 as follows:

  •
  shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2009 annual meeting of shareholders must be received by us no later than December 19, 2008, and must comply with the requirements of the proxy rules promulgated by the SEC.

  •
  in accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2009 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws not prior to February 27, 2009, nor later than March 28, 2009.

OTHER MATTERS

Other Business at Special Meeting

        Our board of directors does not know of any other business that may be presented for consideration at the special meeting. If any business not described herein should come before the special meeting, the persons named in the enclosed proxy card will vote on those matters in accordance with their discretion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about us. Shareholders may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at l-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website located at http://www.sec.gov.

        A list of shareholders will be available for inspection by shareholders at the special meeting or any postponement or adjournment thereof.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

        Shareholders should not rely on information other than that contained in this proxy statement and the annexes hereto. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated July 17, 2008. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HEALTH CARE SERVICE CORPORATION,

MERCURY ACQUISITION CORP.

AND

MEDECISION, INC.

DATED AS OF

JUNE 17, 2008

4.6.	Interim Operations of Merger Sub	A-28
4.7.	Legal Proceedings	A-28
4.8.	Representations Complete	A-28
Article V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-29
5.1.	Covenants of Company	A-29
5.2.	Proxy Statement; Company Shareholders Meeting	A-31
5.3.	Access and Information	A-32
5.4.	Reasonable Best Efforts	A-33
5.5.	Acquisition Proposals	A-34
5.6.	Indemnification; Directors and Officers Insurance	A-36
5.7.	Public Announcements	A-37
5.8.	Section 16 Matters	A-38
5.9.	State Takeover Laws	A-38
5.10.	Notification of Certain Matters	A-38
5.11.	Certain Litigation	A-38
5.12.	Confidentiality	A-38
5.13.	Resignations	A-38
5.14.	Delisting	A-38
5.15.	Tax Compliance	A-39
Article VI CONDITIONS TO THE MERGER		A-40
6.1.	Conditions to Each Party's Obligation to Effect the Merger	A-40
6.2.	Additional Conditions to Obligations of Parent and Merger Sub	A-40
6.3.	Additional Conditions to Obligation of Company	A-42
Article VII TERMINATION, AMENDMENT AND WAIVER		A-42
7.1.	Termination	A-42
7.2.	Effect of Termination	A-44
7.3.	Amendment	A-44
7.4.	Waiver	A-45
Article VIII MISCELLANEOUS		A-45
8.1.	Non-Survival of Representations, Warranties and Agreements	A-45
8.2.	Expenses	A-45
8.3.	Notices	A-45
8.4.	Entire Agreement; No Third Party Beneficiaries	A-46
8.5.	Assignment; Binding Effect	A-46
8.6.	Governing Law	A-46
8.7.	Severability	A-46
8.8.	Enforcement of Agreement	A-47
8.9.	Waiver of Jury Trial	A-47
8.10.	Counterparts	A-47
8.11.	Headings	A-47
8.12.	Interpretation	A-47
8.13.	Definitions	A-48
8.14.	Company Disclosure Schedule Generally	A-50

INDEX OF DEFINED TERMS

Defined Term	Section
2006 Equity Incentive Plan	3.2
409A Plan	3.14(g)
Acquisition Proposal	8.13(a)
Affiliates	8.13(b)
Agreement	Preamble
Alternative Insurance	5.6(c)
AJCA	3.14(g)
Amended and Restated Stock Option Plan	3.2
Ancillary Agreements	3.3
Articles of Merger	1.3
Business Day	8.13(c)
Certificates	2.2
Change in Company Recommendation	5.2(b)
Charter Documents	5.6(a)
Closing	1.2
Closing Date	1.2
Code	1.9(f)
Company	Preamble
Company Board Approval	3.7(a)
Company Common Stock	Recitals
Company Contract	8.13(d)
Company Disclosure Schedule	Article III
Company Intellectual Property	3.13(a)
Company Permits	3.10
Company Recommendation	5.2(b)
Company Requisite Shareholder Vote	3.3
Company SEC Reports	3.5(a)
Company Shareholders Meeting	5.2(b)
Company Stock Options	3.2
Company Stock Plans	3.2
Company Voting Debt	3.2
Confidentiality Agreement	5.12
Contract	3.4(a)
Current Insurance	5.6(c)
DOJ	5.4(c)
Effective Time	1.3
Employee Benefit Plans	3.14(a)
Employment Agreements	Recitals
Environmental Laws	3.12(a)
ERISA	3.14(a)
ERISA Affiliate	3.14(a)
Exchange Act	3.4(b)
Foreign Benefit Plan	3.14(l)
FTC	5.4(c)
GAAP	3.5(b)
Governmental Entity	3.4(b)
Hazardous Substance	8.13(e)
HSR Act	3.4(b)

Indemnitee(s)	5.6(a)
Intellectual Property Rights	8.13(f)
Insurance Policies	3.19(b)
Law	3.4(a)
Leased Real Property	3.17(b)
Liens	3.2
Material Adverse Effect	8.13(g)
Merger	Recitals
Merger Consideration	1.8(a)
Merger Sub	Preamble
Merger Sub Common Stock	1.8
Necessary Consents	3.4(b)
Option Merger Consideration	1.9(a)
Order	3.4(a)
Parent	Preamble
Paying Agent	2.1
PBCL	1.1
Person	8.13(h)
Premium Cap	5.6(c)
Proxy Statement	5.2(a)
Recent Balance Sheet	3.11(b)
Real Property Leases	3.17
Regulatory Law	8.13(i)
Remaining Unvested Options	1.9(a)
Representatives	5.5(a)
SEC	3.5(a)
Securities Act	3.5(a)
Software	3.13(c)
Sold Company Assets	5.15(c)
Subsidiary	8.13(j)
Superior Proposal	8.13(k)
Surviving Corporation	1.1
Tail Insurance	5.6(c)
Takeover Statute	3.7(b)
Tax Return	8.13(m)
Taxes	8.13(l)
Termination Date	7.1(b)
Voting Agreement	Recitals
Warrant Merger Consideration	1.9(c)
Warrant	3.2

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and effective as of June 17, 2008 by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and MEDECISION, INC., a Pennsylvania corporation ("Company").

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company desire to enter into a transaction whereby Merger Sub will merge with and into Company (the "Merger"), pursuant to which each issued and outstanding share of Common Stock, no par value per share, of Company ("Company Common Stock") not owned directly or indirectly by Company will be converted into the right to receive the Merger Consideration; and

        WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that (i) each of David St. Clair, Carl E. Smith, Liberty Ventures I, L.P. and Liberty Ventures II, L.P. enter into a Voting Agreement with Parent and Merger Sub in the form attached hereto as Exhibit A-1 and (ii) each of Stockwell Fund, L.P., Grotech Partners V, L.P. and Grotech V Maryland Fund, L.P. enter into a Voting Agreement with Parent and Merger Sub in the form attached hereto as Exhibit A-2, (each such agreement, a "Voting Agreement" and collectively, the "Voting Agreements") all concurrently with the execution of this Agreement, which Voting Agreements shall become effective as of the date of this Agreement; and

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement, the Voting Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger; and

        WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that David St. Clair and Carl E. Smith enter into employment agreements (the "Employment Agreements") with Company in the forms attached hereto as Exhibits B, and C, respectively, concurrently with the execution of this Agreement, which Employment Agreements shall become effective as of the Effective Time; and

        WHEREAS, the Board of Directors of Company has approved the Employment Agreements and the consummation of the transactions contemplated thereby; and

        WHEREAS, the Board of Directors of Company has resolved to recommend to Company's shareholders the approval and adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger; and

        WHEREAS, Parent, Merger Sub and Company desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, the transactions contemplated hereby, including the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Merger Sub shall be merged with and into Company at the Effective Time. Following the Effective Time, Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall terminate.

        1.2.    Closing.    The closing of the Merger (the "Closing") shall occur at 10:00 a.m., local time, on the first Business Day after the satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that, by their nature, are to be satisfied at the Closing, or such other time and date as Parent and Company shall agree in writing, unless this Agreement has been theretofore terminated pursuant to its terms (the actual time and date of the Closing is referred to as the "Closing Date"). The Closing shall be held at the offices of Company, or such other place as Parent and Company shall agree in writing.

        1.3.    Effective Time.    At the Closing, the parties hereto shall (a) file articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania in such form as is required by, and executed in accordance with, the relevant provisions of the PBCL and (b) make all other filings or recordings required by the PBCL to effectuate the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such subsequent date and time as Company and Merger Sub shall agree and specify in the Articles of Merger (the date and time that the Merger becomes effective is referred to as the "Effective Time").

        1.4.    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Section 1929 of the PBCL.

        1.5.    Articles of Incorporation.    At the Effective Time, the Amended and Restated Articles of Incorporation of Company shall be amended and restated in their entirety in accordance with Exhibit D until thereafter amended in accordance with the PBCL and as provided in such Articles of Incorporation.

        1.6.    Bylaws.    At the Effective Time, the Second Amended and Restated Bylaws of Company shall be amended and restated in their entirety in accordance with Exhibit E until thereafter amended in accordance with the PBCL and as provided in such Bylaws.

        1.7.    Officers and Directors.    As of the Effective Time, the persons listed on Schedule 1.7 to the Company Disclosure Schedule shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        1.8.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any shares of Company Common Stock or any shares of common stock, no par value, of Merger Sub (the "Merger Sub Common Stock"):

        (a)   Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(c)) shall be converted into the right to receive an amount in cash equal to $7.00, without interest (the "Merger Consideration").

        (b)   All shares of Company Common Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except as otherwise expressly provided in this Agreement or by applicable Law.

        (c)   All shares of Company Common Stock that are owned directly or indirectly by Parent or any Subsidiary thereof, Merger Sub, Company or any Subsidiary thereof at the Effective Time shall be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (d)   Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, and the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

        1.9.    Company Stock Options and Warrant.    Prior to the Effective Time, Company shall take, and cause the Board of Directors of Company or any committee administering the Company Stock Plans to adopt resolutions approving the taking of, all actions (including, without limitation, obtaining all necessary consents and providing all necessary notices) to provide that:

        (a)   all outstanding Company Stock Options heretofore granted under the MEDecision, Inc. Amended and Restated Stock Option Plan, whether or not then exercisable or vested, and all outstanding Company Stock Options under the 2006 Equity Incentive Plan, other than the Company Stock Options set forth on Schedule 1.9 to the Company Disclosure Schedule (the "Remaining Unvested Options"), whether or not then exercisable or vested, shall cease to represent, upon the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, immediately after the Effective Time, a lump sum cash payment by the Surviving Corporation of an amount equal to (i) the excess, if any, of (A) the per share Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (the "Option Merger Consideration");

        (b)   the Remaining Unvested Options shall terminate as of the Effective Time and shall cease to represent, as of the Effective Time, a right to acquire shares of Company Common Stock, and will otherwise be treated in the manner set forth on Schedule 1.9 to the Company Disclosure Schedule;

        (c)   Company shall use its reasonable best efforts to obtain from the holder of the Warrant an irrevocable notice to exercise the Warrant simultaneously with the consummation of the Merger such that the holder thereof receives at the Effective Time, subject to Section 2.8, a lump sum cash payment from Parent or the Surviving Corporation of an amount equal to (i) the excess of (A) the per share Merger Consideration over (B) the exercise price per share of the Warrant, multiplied by (ii) the number of shares of Company Common Stock for which such Warrant shall not theretofore have been exercised (the "Warrant Merger Consideration");

        (d)   the Company Stock Plans shall terminate, and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock or other equity interests of Company or any of its Subsidiaries, other than the Warrant, shall be canceled, effective upon the Effective Time, without any liability on the part of Company or any of its Subsidiaries (except as otherwise expressly provided in this Agreement); and

        (e)   no Person shall have any right under the Company Stock Plans or under any other plan, program, agreement or arrangement with respect to equity interests of Company or any of its Subsidiaries (except as otherwise expressly provided in this Agreement) at and after the Effective Time.

        (f)    Reasonably promptly after the Effective Time (but in no event later than the time of the second general employee payroll payment made by the Surviving Corporation following the Effective

Time, except to the extent appropriate payment instructions for particular Persons are not reasonably accessible by such time), the Surviving Corporation or Parent shall pay the holders of Company Stock Options the cash payments specified in this Section 1.9. No interest shall be paid or accrue on such cash payments. To the extent the Surviving Corporation or Parent is required or entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock Options with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (collectively, the "Code"), or any provision of any other Tax Law, the amounts so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or Parent, any amounts deducted in accordance with the terms of any benefit plan (such as 401(k) plan contributions), and any amounts deducted in accordance with applicable Law or any Order (such as child support payments), as the case may be, shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be. Company shall cooperate with Parent, and keep Parent fully informed, with respect to all resolutions, actions and consents that Company intends to adopt, take and obtain in connection with the matters described in this Section 1.9. Without limitation, Company shall provide Parent with a reasonable opportunity to review and comment on all such resolutions and consents.

        1.10.    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Company shall be declared with a record date within such period, (c) any other securities of Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock (and Company Stock Options and the Warrant) the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE II
CONVERSION OF SHARES

        2.1.    Paying Agent.    At the Effective Time, Parent and the Surviving Corporation shall designate, and enter into an agreement with, such bank or trust company reasonably acceptable to Company to act as paying agent in the Merger (the "Paying Agent"), which agreement shall provide that Parent and the Surviving Corporation shall deposit with the Paying Agent at the Effective Time, for the benefit of the holders of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 1.8(a), cash sufficient to effect the payment of the Merger Consideration to which such holders are entitled pursuant to Section 1.8(a).

        2.2.    Payment Procedures.    As soon as reasonably practicable after the Effective Time (but no later than five Business Days after the Effective Time), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to Section 1.8(a) (the "Certificates") (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such a form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as Parent may appoint, together with such letter of transmittal, duly executed and completed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive, and the Paying Agent or such other agent or agents as Parent may appoint shall promptly pay (subject to the provisions of this Article II), the Merger Consideration in exchange for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. If any portion of the Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, then it shall be a condition to the payment of such Merger Consideration that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (ii) the Person requesting such payment shall have (A) paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or (B) established to the satisfaction of Parent that any such Taxes either have been paid or are not payable. Until surrendered as contemplated by this Section 2.2, each Certificate (other than a Certificate representing shares of Company Common Stock cancelled in accordance with Section 1.8(c)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.8(a).

        2.3.    No Further Ownership Rights in Company Common Stock.    All consideration paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to any obligation of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of Company Common Stock which remain unpaid or unsatisfied at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by applicable Law.

        2.4.    Undistributed Merger Consideration.    Any portion of the funds made available to the Paying Agent pursuant to Section 2.1 that remains undistributed to holders of Certificates on the date that is one year after the Effective Time shall be delivered to the Surviving Corporation or its designee, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration to which such holders are entitled pursuant to Section 1.8(a) and this Article II. Any portion of the funds made available to the Paying Agent pursuant to Section 2.1 that remains unclaimed by holders of Certificates on the date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

        2.5.    No Liability.    None of Parent, Merger Sub, Company, the Surviving Corporation, the Paying Agent or their respective representatives shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        2.6.    Investment of Merger Consideration.    The Paying Agent shall invest the funds made available to the Paying Agent pursuant to Section 2.1 as directed by Parent on a daily basis; provided, however, that such investments shall only be in direct obligations of, or obligations directly guaranteed by, the United States or money market funds investing solely in the foregoing. No such gain or loss thereon shall affect the amounts payable to holders of Certificates pursuant to Section 1.8(a) and this Article II. Any interest and other income resulting from such investments shall be the property of, and shall promptly be paid to, the Surviving Corporation. To the extent that there are losses with respect to such investments, such that the funds available to the Paying Agent pursuant to Section 2.1 diminish below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Corporation shall promptly replace or restore the portion of such funds lost through investments so as to ensure that such funds are, at all times, maintained at a level sufficient to make such payments.

        2.7.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement in respect of the shares of Company Common Stock represented by such Certificate.

        2.8.    Withholding Rights.    The Surviving Corporation and Parent shall be entitled, and shall be entitled to direct the Paying Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock (or the Warrant) such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any other Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock (or the Warrant) in respect of which such deduction and withholding was made by the Surviving Corporation or Parent.

        2.9.    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Sub, all deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Company or Merger Sub, all other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation all right, title and interest in, to and under all of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and the other transactions contemplated by this Agreement.

        2.10.    Stock Transfer Books.    The stock transfer books of Company shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. At or after the Effective Time, any Certificates presented to the Paying Agent, Parent or the Surviving Corporation for any reason shall, subject to compliance with the provisions of this Article II by the holder thereof, be converted into the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement, after giving effect to Section 8.14 (the "Company Disclosure Schedule"), Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1.    Organization and Qualification.    Each of Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has full corporate or other power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted. Each of Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, other than in such jurisdictions where the failure to be so licensed or qualified, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect. Attached to Schedule 3.1 to the Company Disclosure Schedule are correct and complete copies of the respective Articles of Incorporation and Bylaws (or similar organizational documents) of Company and each of its Subsidiaries, including any amendments thereto or restatements thereof, as presently in effect.

        3.2.    Capitalization.    As of the date of this Agreement, the authorized capital stock of Company consists entirely of (a) 100,000,000 shares of Company Common Stock, of which 16,339,969 shares of Company Common Stock are issued and outstanding and no shares of Company Common Stock are held in the treasury of Company, and (b) 10,000,000 shares of Preferred Stock, no par value per share, of Company, none of which are issued and outstanding or held in the treasury of Company. All issued and outstanding shares of capital stock of Company and its Subsidiaries are validly issued, fully paid and nonassessable. As of the date of this Agreement, there are outstanding options to acquire shares of Company Common Stock from Company representing in the aggregate the right to acquire 2,236,390 shares of Company Common Stock (collectively, the "Company Stock Options") under the MEDecision, Inc. Amended and Restated Stock Option Plan (the "Amended and Restated Stock Option Plan") and MEDecision, Inc. 2006 Equity Incentive Plan (the "2006 Equity Incentive Plan" and together with the Amended and Restated Stock Option Plan, collectively, the "Company Stock Plans") and there is an outstanding Warrant for the Purchase of Common Stock, dated June 1, 1999, in favor of Commerce Bank/Pennsylvania, N.A. representing in the aggregate the right to acquire 50,000 shares of Company Common Stock (the "Warrant"). Schedule 3.2 to the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of the number of shares of Company Common Stock subject to Company Stock Options and Warrant or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise and the holders, the dates of grant, the exercise prices, the expiration dates and the vesting schedules thereof and the Company Stock Plan under which such Company Stock Options were granted. No bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of Company may vote ("Company Voting Debt") are issued or outstanding. There are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Company or any of its Subsidiaries. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Company have been issued or reserved for issuance or are outstanding, other than the shares of Company Common Stock reserved for issuance under the Company Stock Plans and the Warrant. Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, restricted stock, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound (a) obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Company or any of its Subsidiaries or any Company Voting Debt, (b) obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (c) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of capital stock of Company or any of its Subsidiaries. Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock and other equity interests of its Subsidiaries, free and clear of all liens, pledges, charges, encumbrances and other security interests of any nature whatsoever (collectively, "Liens"). A correct and complete list of all of Company's Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by Company or another of its Subsidiaries, is set forth in Schedule 3.2 to the Company Disclosure Schedule. A correct and complete list of all corporations, partnerships, limited liability companies, associations and other entities (excluding Company's Subsidiaries) in which Company or any Subsidiary of Company owns any joint venture, partnership, strategic alliance or similar interest, together with the jurisdiction of incorporation or organization of each such entity and the percentage of each such entity's outstanding capital stock or other equity interests owned by Company or any of its Subsidiaries, is set forth in Schedule 3.2 to the Company Disclosure Schedule. Except for its interest in the Subsidiaries, joint venture or similar entities as set forth in Schedule 3.2 to the Company Disclosure Schedule, Company does not own, directly or indirectly, any capital stock, equity membership interest, partnership interest, joint venture interest or other equity interest in any Person. Neither Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to or guarantee the debts of any joint venture or similar entity set forth in Schedule 3.2 to the Company Disclosure Schedule.

        3.3.    Authorization.    Company has full corporate power and authority to execute and deliver this Agreement, the Voting Agreements and the Employment Agreements (the Voting Agreements and the Employment Agreements are collectively referred to herein as the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Company Common Stock entitled to vote thereon (the "Company Requisite Shareholder Vote"). The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company or its shareholders are necessary to authorize this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, other than the adoption of this Agreement by the Company Requisite Shareholder Vote. This Agreement and the Ancillary Agreements have been duly executed and delivered by Company and constitute valid and legally binding obligations of Company enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

        3.4.    No Violation.

        (a)   The execution and delivery of this Agreement and the Ancillary Agreements by Company do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby by Company will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets of Company or any of its Subsidiaries, including Company Intellectual Property, pursuant to, (i) any provision of the articles of incorporation, bylaws or similar organizational documents of Company or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Schedule 3.4(a) to the Company Disclosure Schedule, any written or oral agreement, contract, loan or credit agreement, employment or severance agreement (including the Employment Agreements), note, mortgage, bond, indenture, lease, benefit plan, permit, franchise, license or other instrument or arrangement (each, a "Contract") to which Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, excluding the Contracts described in clause (iii) below, or any judgment, injunction, ruling, order or decree (each, an "Order") or any constitution, treaty, statute, law, principle of common law, ordinance, rule or regulation of any Governmental Entity

(each, a "Law") applicable to Company or any of its Subsidiaries or their respective properties or assets, except, in the case of this clause (ii), as (A) individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company or (B) would not prevent or materially delay the consummation of the transactions contemplated hereby, or (iii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Schedule 3.4(a) to the Company Disclosure Schedule, any Contract to which Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound that provides for or otherwise relates to any of the joint venture, partnership, strategic alliance or similar arrangements described on Schedule 3.2 to the Company Disclosure Schedule.

        (b)   No consent, approval, Order or authorization of, or registration, declaration or filing with, any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") or any other Person is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Ancillary Agreements by Company or the consummation of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) state securities or "blue sky" Laws, (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the PBCL with respect to the filing of the Articles of Merger, (v) the rules and regulations of The Nasdaq Stock Market and (vi) such consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of clauses (i) through (v) above are referred to as the "Necessary Consents."

        3.5.    Filings with the SEC; Financial Statements; Sarbanes-Oxley Act.

        (a)   Company has timely filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 2005 (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of Company is, or ever has been, required to file any registration statement, prospectus, report, schedule, form, statement or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act.

        (b)   Each of the financial statements (including the related notes and schedules thereto) of Company included in the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q under the Exchange Act and the rules and regulations of the SEC referred to therein) applied on a consistent basis during the periods and the dates involved (except as may be indicated in the notes thereto) ("GAAP") and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

        (c)   Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities incurred in the ordinary course of business consistent with past practice after December 31, 2007 that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company.

        (d)   Each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer and former principal financial officer of Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Reports, and Company has delivered to Parent copies (or summaries) of any disclosure made by Company's management to Company's auditors and the audit committee of Company's Board of Directors referred to in such certifications. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act of 2002.

        (e)   Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that Company and its Subsidiaries maintain records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are executed only in accordance with authorizations of management and the Board of Directors of Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Company's and its Subsidiaries' assets that could have a material effect on Company's financial statements. To the extent required by applicable Law, Company has disclosed, in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto, any change in Company's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, Company's internal control over financial reporting. Company has disclosed to Company's auditors and the audit committee of Company's Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal control over financial reporting.

        (f)    Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Company, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer. Company has evaluated the effectiveness of Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

        (g)   As of the date of this Agreement, to the knowledge of Company, there is no accounting rule, opinion, standard, consensus or pronouncement applicable to Company or any of its Subsidiaries adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force, the Public Company Accounting Oversight Board or any similar body that Company or any of its Subsidiaries has not implemented as of the date of this Agreement and that, if so implemented, would reasonably be expected to have a Material Adverse Effect on Company.

        3.6.    Proxy Statement.    None of the information contained or incorporated by reference in the Proxy Statement will, on the date on which it is first mailed to Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

        3.7.    Board Approval; Vote Required; Takeover Statutes; Absence of Dissenters Rights.

        (a)   The Board of Directors of Company, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Company and its shareholders, (ii) approved this Agreement, the Merger and the Ancillary Agreements and the other transactions contemplated hereby and thereby and (iii) recommended that the shareholders of Company adopt this Agreement and the Merger and directed that such matter be submitted to a vote by Company's shareholders at the Company Shareholders Meeting. The Company Requisite Shareholder Vote is the only vote of the Company's shareholders necessary (under applicable Law or otherwise) to approve this Agreement, the Merger, the Ancillary Agreements or the other transactions contemplated hereby or thereby.

        (b)   The Board of Directors of the Company has approved the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the PBCL is inapplicable to this Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to this Agreement, the Merger or the other transactions contemplated hereby.

        (c)   The Merger will not entitle any holder of Company Common Stock to any "dissenters rights" as such term is used under the PBCL.

        3.8.    Absence of Certain Changes.    Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2007, (a) Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, (b) there has not been any action taken by Company or any of its Subsidiaries that would have required the consent of Parent under Section 5.1 if such action was taken after the date of this Agreement, (c) there has not been any change, event, development, condition, occurrence or combination of changes, events, developments, conditions or occurrences that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company and (d) neither Company nor any of its Subsidiaries has increased the compensation or benefits of, or granted or paid any benefits to, any director, officer or other employee, or taken any similar action, except, in the case of this clause (d), to the extent required under the terms of any agreements, trusts, plans, funds or other arrangements disclosed in the Company SEC Reports filed prior to the date of this Agreement.

        3.9.    Litigation; Orders.    Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as disclosed on Schedule 3.9 to the Company Disclosure Schedule, there is no claim, action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative, pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any of their respective officers or directors (in such capacity) or any of their respective businesses or assets, at law or in equity, before or by any Governmental Entity or arbitrator that, individually or in the aggregate, would or would reasonably be expected to result in losses, damages, penalties, costs or expenses to Company or any of its Subsidiaries in excess of $250,000. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, none of Company, any of its Subsidiaries or any of their respective businesses or assets is subject to any Order of any Governmental Entity.

        3.10.    Permits; Compliance with Laws.    Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except as, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company, Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, Orders and approvals of all Governmental Entities that are necessary or advisable for the operation of their respective businesses as now being conducted (collectively, the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened. Company and its Subsidiaries are in compliance with the terms of Company Permits, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries are in compliance with all Laws, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Company. Except as set forth in Schedule 3.10 to the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has received any written notice of noncompliance with respect to any Laws. Without limitation, during the five years prior to the date of this Agreement, none of Company, any of its Subsidiaries or any director, officer, employee, agent or other Person associated with or acting on behalf of Company or any of its Subsidiaries has, directly or indirectly: (a) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries; (c) violated any provision that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law; (d) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries; (e) made any fraudulent entry on the books or records of Company or any of its Subsidiaries; or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries.

        3.11.    Tax Matters.

        (a)   Company is the common parent of an affiliated group of corporations under Section 1504 of the Code filing consolidated federal income tax returns on a taxable year ending December 31.

        (b)   All Taxes due and owing by Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. The unaudited consolidated balance sheet of Company and its Subsidiaries for the fiscal quarter ended March 31, 2008 included in the Company SEC Reports (the "Recent Balance Sheet") reflects adequate reserves or accruals for Taxes not yet due and owing. Since the date of the Recent Balance Sheet, neither Company nor any of its Subsidiaries has incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of Company or such Subsidiary.

        (c)   Each of Company and its Subsidiaries has timely filed all material Tax Returns required to be filed by them, and all such Tax Returns were and are correct and complete in all material respects.

        (d)   Company and its Subsidiaries have duly withheld, collected and timely paid all Taxes they were required to withhold, collect and pay relating to amounts paid or owing to any employee, independent contractor, creditor, shareholder, payee or other Person. All material information Tax Returns and payee statements required to be filed or furnished by Company and its Subsidiaries have been timely filed and furnished, and were correct and complete in all material respects.

        (e)   Schedule 3.11(e) to the Company Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by Company and its Subsidiaries for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been or are under audit and the status of the audit. Company has delivered to Parent correct and complete copies of all such Tax Returns, and all examination reports and notices of deficiencies or proposed adjustments received since December 31, 2003.

        (f)    No claim has been made in writing (or, to Company's knowledge, orally) by any taxing authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to Tax or required to file a Tax Return in such jurisdiction, except for those instances where neither the imposition of any such Tax nor the filing of any such Tax Return (and the obligation to pay the Taxes reflected thereon), individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company. Other than as noted in Schedule 3.11(e) to the Company Disclosure Schedule, none of the Company and its Subsidiaries is the subject of or involved in any audit, examination, request for information, or administrative or judicial proceeding relating to Taxes, or has received any written (or, to Company's knowledge, oral) notice from Government Authority of any plan or intention to open an audit or examination, or has received any notice of deficiency, assessment, or proposed assessment or adjustment of Taxes that has not been paid. There are no outstanding waivers or comparable consents that have been given by Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that has not expired. Neither Company nor any of its Subsidiaries, nor any of their assets, is subject to any Liens for Taxes.

        (g)   Neither Company nor any of its Subsidiaries has requested or received a Tax ruling, private letter ruling, technical advice memorandum, competent authority relief or similar agreement or entered into a closing agreement or contract with any taxing authority that, in each case, remains outstanding or effective. Neither Company nor any of its Subsidiaries is subject to a merger, acquisition, Tax sharing, allocation, indemnification or similar agreement (except such agreements as are solely between Company and its Subsidiaries) pursuant to which it could have an obligation to make a payment to any Person in respect of Taxes. None of the Company and its Subsidiaries has any liability for the Taxes of any Person (other than the Company and Subsidiaries) under Treasury Reg. §1.1502-6 or similar provisions of state, local or non-U.S. Tax Laws, or as a transferee or successor. None of the Company and its Subsidiaries have granted any power of attorney that is currently in force with respect to any Tax matter.

        (h)   Company has never been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups for which it was the parent corporation. Each of Company's Subsidiaries has never been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups of which Company was the parent corporation. No Affiliated group of corporations of which Company has been a member has discontinued filing consolidated returns during the past five years.

        (i)    Neither Company nor any of its Subsidiaries is participating or has participated in, or taken a Tax Return position relating to, any reportable transaction or listed transaction within the meaning of Treas. Regs. §1.6011-4 of the Code. Company and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Except as set forth on Schedule 3.11(i) to the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has received a Tax opinion with respect to any transaction relating to Company or any of its Subsidiaries other than a transaction in the ordinary course of business. Neither Company nor any of its Subsidiaries is the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. Neither Company nor any of its Subsidiaries is a party to a lease arrangement involving a defeasance of rent, interest or principal.

        (j)    Neither Company nor any of its Subsidiaries has ever been the "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 of the Code) in a transaction described in Section 355 of the Code.

        (k)   Company has not been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) at any time during the past five (5) years.

        3.12.    Environmental Matters.

        (a)   Company and each of its Subsidiaries are in compliance with, and face no liability under, any and all applicable Laws, Orders and permits relating to pollution, protection of the environment or human health, occupational safety and health or sanitation, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and all other applicable Laws and Orders relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, together with any plan, permit, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, "Environmental Laws"), except for failures to be in compliance that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any written notice of (i) any violation of an Environmental Law or (ii) the institution of any claim, action, suit, proceeding, investigation or inquiry by any Governmental Entity or other Person alleging that Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law.

        (b)   Neither Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the properties currently or previously owned, leased, occupied or operated by Company or any of its Subsidiaries, except in a manner that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company, (ii) any liability for any Hazardous Substance disposal or contamination on any of Company's or any of its Subsidiaries' owned or leased properties or any other properties that, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Company, (iii) reason to know of the presence of any Hazardous Substances on, under or at any of Company's or any of its Subsidiaries' owned or leased properties but arising from the conduct of operations on Company's or any of its Subsidiaries' owned or leased properties or any other properties, except in a manner that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company, or (iv) received any written notice of (A) any actual or potential liability for the response to or remediation of Hazardous Substances at or arising from any of Company's or any of its Subsidiaries' owned or leased properties or any other properties or (B) any actual or potential liability for the costs of response to or remediation of Hazardous Substances at or arising from any of Company's or any of its Subsidiaries' owned or leased properties, in the case of both subclause (A) and (B), that, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Company.

        (c)   Company has provided Parent with correct and complete copies of all environmental reports, studies, audits, test data, compliance assessments and permits in the possession of Company or any of its Subsidiaries or their agents, representatives or consultants relating to properties currently or formerly owned, leased, occupied or operated by Company or any of its Subsidiaries.

        (d)   No Environmental Law imposes any obligation on Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including any requirement to modify or transfer any Company Permit, any requirements to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgement, or covenant in any land records, or the modification of or provision of notice under any agreement or consent Order.

        3.13.    Intellectual Property.

        (a)   Company and its Subsidiaries have good title to all Intellectual Property Rights that are owned by Company or any of its Subsidiaries (the "Company Intellectual Property"). All rights in Company Intellectual Property are subsisting, valid and enforceable, and except as expressly provided herein, all Company Intellectual Property is free and clear of all liens by a third party. All filings necessary to maintain the effectiveness of all registered Company Intellectual Property have been made. Company and its Subsidiaries have sufficient rights to use all Intellectual Property Rights that are necessary for the Company or any of its subsidiaries in the conduct of their respective businesses. To conduct the business of Company and its Subsidiaries as presently conducted, neither Company nor any of its Subsidiaries requires any Intellectual Property Rights that Company and its Subsidiaries do not already own or license. Company has no knowledge of any infringement or misappropriation by others of Intellectual Property Rights owned or used by Company or any of its Subsidiaries. The conduct of the businesses of Company and its Subsidiaries does not infringe on or misappropriate any Intellectual Property Rights of others. Except as set forth on Schedule 3.13(a), the consummation of the transactions contemplated hereby, including the Merger, will not impair any rights of Company or any of its Subsidiaries in, to or under any Company Intellectual Property or Intellectual Property Rights used by or licensed to Company or any of its subsidiaries.

        (b)   No claims with respect to Company Intellectual Property are pending or, to the knowledge of Company or any of its Subsidiaries, threatened by any Person (i) to the effect that the manufacture, sale or use of any product, process or service as now used or offered or proposed for use or sale by Company or any of its Subsidiaries infringes on any Intellectual Property Rights of any Person, (ii) against the use by Company or any of its Subsidiaries of any Company Intellectual Property or (iii) challenging the ownership, validity, enforceability or effectiveness of any Company Intellectual Property.

        (c)   Schedule 3.13(c) to the Company Disclosure Schedule lists all software which is owned, licensed, leased or otherwise used by the Company and/or any of its Subsidiaries (other than "off-the-shelf" software which is licensed pursuant to customary non-negotiated licenses where the aggregate value of all licenses of the same or similar software is less than $5,000) (collectively, the "Software"), and for each item identifies (i) whether it is owned, licensed, or leased, (ii) who the owner is, (iii) if applicable, who the licensee is under the applicable license from the owner; and (iv) if applicable, the particular license agreement(s) and sublicense agreement(s) pursuant to which the Company and/or any of its Subsidiaries obtained their rights.

        (d)   The Company and its Subsidiaries have at all times complied with all applicable Laws relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of the operations of the Company or any of its Subsidiaries and all rules, policies and procedures established by the Company or any of its Subsidiaries from time to time with respect to the foregoing.

        (e)   All current and former employees of Company and its Subsidiaries have executed agreements agreeing that all Intellectual Property rights made, conceived, discovered, or developed by the employee, at any time during the term of the employee's employment, are the sole and exclusive property of the Company or its Subsidiaries. Except as set forth on Schedule 3.13(e) to the Company Disclosure Schedule, all consultants and independent contractors currently and formerly under contract with, or used by, Company or its Subsidiaries in connection with products or services currently or previously, or reasonably expected to be in the foreseeable future, sold, provided or licensed by Company or any of its Subsidiaries have executed an agreement that all Intellectual Property rights made, conceived, discovered, or developed by the consultant or independent contractor in connection with the work performed for the Company or its Subsidiaries are the sole and exclusive property of the Company or its Subsidiaries.

        3.14.    Employee Benefits.

        (a)   Schedule 3.14(a) to the Company Disclosure Schedule sets forth a correct and complete list of all "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and all other incentive compensation, fringe or benefit plan, program, policy, commitments or arrangements that are maintained by Company, any of its Subsidiaries or any entity within the same "controlled group" as Company or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA (each, an "ERISA Affiliate") or to which Company, any of its Subsidiaries or any ERISA Affiliate is obligated to contribute, for current or former employees or directors (or dependents or beneficiaries thereof) of Company, any of its Subsidiaries or any ERISA Affiliate (collectively, the "Employee Benefit Plans"), or under which the Company or any ERISA Affiliate has or may have any liability or funding obligation. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has any current or contingent obligation to contribute to, or current or contingent liability under, any employee benefit plan, program or arrangement (1) sponsored by any other Person, (2) that is a "multiemployer plan" (as that term is defined in Section 4001(a)(3) of ERISA or any other plan subject to Title IV of ERISA, (3) that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA, or (4) that is a multiple employer plan (as that term is defined in Section 413(c) of the Code) or a multiple employer welfare arrangement (as that term is defined in Section 3(40) of ERISA). The Company has made available to Parent complete and correct copies of (i) each Employee Benefit Plan, (ii) the two most recent annual reports required to be filed, or such similar reports, statements, information returns, or material correspondence required to be filed with the Internal Revenue Service, United States Department of Labor, or other Governmental Entity, if any, with respect to each Employee Benefit Plan (including reports filed on Form 5500 with all accompanying schedules), (iii) the most recent summary plan description, if any, and all summary of material modifications, prepared for each Employee Benefit Plan, (iv) each trust agreement, annuity contract, insurance contract or other agreements or documents relating to the funding of, or payment of benefits under, each Employee Benefit Plan, (v) the most recent determination, notification or opinion letter or similar document issued by the Internal Revenue Service or other Government Entity for each Employee Benefit Plan intended to meet the requirements of Section 401(a) of the Code and any pending application for such a letter, (vi) copies of all contracts or other agreements with third party service providers to any Employee Benefit Plan, and (vii) the two most recent actuarial valuations, if any, for each Employee Benefit Plan.

        (b)   All participant and other data necessary to administer each Employee Benefit Plan is in the possession of the Company and is in a form that is sufficient for the proper administration of such Employee Benefit Plan in accordance with its terms and applicable Law and such data is complete and accurate in all material respects. All reports, returns, and similar documents with respect to all Employee Benefit Plans required to be filed with any Governmental Entity or distributed to participants have been duly and timely filed or distributed.

        (c)   The Internal Revenue Service has issued a currently effective favorable determination, notification or opinion letter with respect to the form of each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401 of the Code, and each trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS. Each such Employee Benefit Plan has been timely amended since the date of the latest favorable determination, notification or opinion letter to reflect changes required by changes in (or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such changes in) applicable Laws. Nothing has occurred with respect to the operation of any such Employee Benefit Plan that is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability (other than liabilities for benefit claims), penalty or excise tax under ERISA or the Code or the assertion of claims by "participants" (as that term is defined in Section 3(7) of ERISA) other than routine benefit claims. Neither Company nor any of its Subsidiaries or ERISA Affiliates has utilized the Employee Plans Compliance Resolution System for any qualification failure of any Employee Benefit Plan.

        (d)   None of Company, its Subsidiaries, the officers or directors of Company or any of its Subsidiaries or the Employee Benefits Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Company, any of its Subsidiaries or any officer or director of Company or any of its Subsidiaries to any tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Sections 409 or 502 of ERISA.

        (e)   There are no claims (except claims for benefits payable in the ordinary course of business and proceedings with respect to qualified domestic relations orders), suits or proceedings pending or, to the knowledge of Company, threatened against or involving any Employee Benefit Plan, asserting any rights or claims to benefits under any Employee Benefit Plan or asserting any claims against any administrator, fiduciary or sponsor thereof. There are no pending or, to the knowledge of Company, threatened investigations by any Governmental Entity involving any Employee Benefit Plans. There are no "leased employees" (as such term is defined in Section 414(n) of the Code) of the Company or any of its Subsidiaries or ERISA Affiliates.

        (f)    All Employee Benefit Plans have been established, maintained and administered in accordance with their terms and with all provisions of applicable Laws, including ERISA and the Code, except for instances of noncompliance where the failure to comply, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company. All contributions or premiums required to be made to, or benefit liabilities arising under the terms of, each Employee Benefit Plan for all periods have been made or adequately reserved for or have been disclosed as liabilities on Company's financial statements as included in the Company SEC Documents. No Employee Benefit Plan, or any insurance contract related thereto, requires or permits retroactive increases in premiums or payments on termination of such insurance contract.

        (g)   Each Employee Benefit Plan that is a "non-qualified deferred compensation plan" (within the meaning of Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code ("409A Plan") has been operated in compliance with Section 409A of the Code since January 1, 2005, based on a good faith, reasonable interpretation of (i) Section 409A of the Code, (ii) the proposed and final regulations issued thereunder, or (iii) IRS Notice 2005-1, as modified. Each 409A Plan has, or may prior to January 1, 2009, be amended to fully comply with the requirements of the final regulations promulgated under Section 409A of the Code. No Employee Benefit Plan that would be a 409A Plan but for the effective date provisions applicable to Section 409A of the Code as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended ("AJCA") has been "materially modified" within the meaning of Section 885(d)(2)(B) of AJCA after October 3, 2004 or has been operated in violation of Section 409A.

        (h)   None of the Employee Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any Person except as required by applicable Law and neither the Company nor any of its Subsidiaries or ERISA Affiliates has represented, promised, or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other Person, except as required by applicable Law.

        (i)    Except as otherwise contemplated by this Agreement or disclosed on Schedule 3.14 to the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will: (i) increase any benefits otherwise payable under any Employee Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; (iii) further limit or further prohibit the ability to amend or terminate any Employee Benefit Plan; (iv) require the funding of any trust or other funding vehicle; or (v) renew or extend the term of any agreement in respect of compensation for an employee of Company or any of its Subsidiaries that would create any liability to Company, any of its Subsidiaries, Parent or the Surviving Corporation or their respective Affiliates after consummation of the Merger.

        (j)    Neither Company nor any of its Subsidiaries have made any payment in the fiscal year in which the Merger will occur, or have a current obligation to make or will incur an obligation as a result of the transactions contemplated by this Agreement to make any payments that will not be deductible because of Section 162(m) or Section 280G of the Code. No employee of the Company or any of its Subsidiaries or ERISA Affiliates is entitled to any gross-up, make-whole, or other additional payment from Company with respect to taxes, interests or penalties imposed under Section 409A of the Code.

        (k)   None of Company, any of its Subsidiaries or any ERISA Affiliate has communicated to any current or former employee or director any intention or commitment to establish or implement any additional Employee Benefit Plan or to amend or modify, in any material respect, any existing Employee Benefit Plan.

        (l)    With respect to each Employee Benefit Plan that is subject to the Law of any jurisdiction other than the United States (a "Foreign Benefit Plan"), except as, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company, (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices, (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement will cause such assets or insurance obligations to be less than such benefit obligations, (iii) all Foreign Benefit Plans have been maintained in accordance with their terms and all requirements of applicable Law, (iv) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate Governmental Entities and (v) to the extent any Foreign Benefit Plan is intended to qualify for special tax treatment, such Foreign Benefit Plan meets all requirements for such treatment.

        3.15.    Labor Matters.

        (a)   Neither Company nor any of its Subsidiaries is party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor union, labor organization or works council. There are no labor agreements, collective bargaining agreements, or any other labor-related Contracts that pertain to any of the employees of Company or any of its Subsidiaries, except for the individual employment agreements set forth in Schedule 3.15(a) to the Company Disclosure Schedule. No employees of Company or any of its Subsidiaries are represented by any labor organization with respect to their employment with Company or any of its Subsidiaries.

        (b)   No labor union, labor organization, works council or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of Company, threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity. To the knowledge of Company, there are no organizational attempts by labor unions, labor organizations or works councils occurring with respect to any employees of Company or any of its Subsidiaries.

        (c)   Except as set forth on Schedule 3.15(c) to the Company Disclosure Schedule, (i) there are no unfair labor practice charges or complaints against Company or any of its Subsidiaries pending or, to the knowledge of Company, threatened before the National Labor Relations Board or any other Governmental Entity, (ii) there are no labor strikes, slowdowns, stoppages, walkouts, lockouts or disputes pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries, (iii) there are no pending or, to the knowledge of Company, threatened grievances or arbitration proceedings against Company or any of its Subsidiaries arising out of or under any labor agreement, collective bargaining agreement, or any other labor-related Contract with any labor union, labor organization or works council and (iv) Company and its Subsidiaries have complied with any applicable regulations of the Office of Federal Contract Compliance Programs. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, require any consent or approval of, or any consultation with, any labor union, labor organization, works council or group of employees of Company or any of its Subsidiaries.

        (d)   Each Person that has provided services to the Company or any of its Subsidiaries as an independent contractor in the prior six years has been properly classified as an independent contractor.

        3.16.    Certain Contracts.

        (a)   Except as set forth in Schedule 3.16 to the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) involves or would reasonably be expected to involve aggregate annual payments by Company and/or its Subsidiaries in excess of $50,000 or its foreign currency equivalent as of the date of this Agreement or payments to the Company and/or its Subsidiaries in excess of $50,000 or its foreign currency equivalent as of the date of this Agreement (excluding purchase orders received and accepted by Company and/or its Subsidiaries in the ordinary course of business consistent with past practice), (ii) would be required to be filed with the SEC under Item 601 of Regulation S-K of the Exchange Act, (iii) materially restricts the conduct of any line of business by Company or any of its Subsidiaries or, after the Effective Time, would have the effect of materially restricting the conduct of any line of business by Parent or any of its Subsidiaries, including (without limitation) any covenant not to compete in any geographic area or with any Person or in any line of business, (iv) provides for or otherwise relates to joint venture, partnership, strategic alliance or similar arrangements, (v) is a license of Intellectual Property Rights to or from Company or any of its Subsidiaries that is material to the business of Company or any of its Subsidiaries; or (vi) is material to Company and its Subsidiaries taken as a whole.

        (b)   Each Company Contract is valid and binding on Company and/or its Subsidiaries, as applicable, and in full force and effect. Each of Company and its Subsidiaries and, to the knowledge of Company, the other Person or Persons thereto has in all material respects timely performed all of its obligations required to be performed by it under each Company Contract; provided, however, that no representation or warranty is made pursuant to the second sentence of this Section 3.16(b) with respect to the performance by Parent of its obligations under any Company Contract to which it is a party.

        (c)   Except as set forth on Schedule 3.16(c), no customer of Company or any of its Subsidiaries that, individually or in the aggregate with its Affiliates, accounted for 5% or more of the consolidated revenues of Company and its Subsidiaries during the 12-month period preceding the date of this Agreement has cancelled or otherwise terminated or threatened to terminate its relationship with Company or any Subsidiary of Company.

        3.17.    Real Property; Leaseholds.    Neither Company nor any of its Subsidiaries owns any real property. Schedule 3.17 to the Company Disclosure Schedule sets forth a list of all real property leases (the "Real Property Leases") to which Company or any of its Subsidiaries is a party. Except as set forth on Schedule 3.17:

        (a)   There are no leases, lettings, tenancies, or other rights or occupancy relating to any real property which the Company or any of its Subsidiaries possesses or controls, and there are no written or oral promises, understandings, agreements or commitments modifying or supplementing any Real Property Leases. True and correct copies of the Real Property Leases (including all amendments thereto) have been provided by Company to Parent.

        (b)   To Company's knowledge, no portion of the real property leased pursuant to the Real Property Leases (the "Leased Real Property") is subject to any pending condemnation proceeding by any public or quasi-public authority and, to Company's knowledge, there is no threatened condemnation proceeding with respect thereto.

        (c)   To Company's knowledge, there is no litigation or proceeding pending involving the Leased Real Property.

        (d)   Company has not received any notice of any proceedings, now pending or threatened, pertaining to an increase in the assessed valuation of the Leased Real Property.

        (e)   All Leased Real Property is in use and in a condition that complies in all material respects with all applicable zoning codes, municipal codes, building codes and any other applicable Law.

        (f)    There are now in full force and effect duly issued certificates of occupancy permitting the Leased Real Property and improvements located thereon to be legally used and occupied as the same are now constituted.

        (g)   All of the Leased Real Property has rights of access to dedicated public highways. The Company has not received notice from any Governmental Entity of any action which would prohibit or adversely affect the ordinary rights of access to and from the Leased Real Property from and to the existing adjacent highways and roads.

        (h)   To the Company's knowledge, there are no claims made by any third party of adverse possession or prescriptive rights involving any of the Leased Real Property.

        (i)    None of the Leased Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law.

        (j)    No public improvements have been commenced and to Company's knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Leased Real Property.

        (k)   Each of the Real Property Leases is in full force and effect, constitutes a valid and binding obligation of Company or any Subsidiary which is a party thereto and, to Company's knowledge, all other parties thereto, and is enforceable in accordance with its terms.

        (l)    Company and each of its Subsidiaries has paid, performed and observed all of the material terms, covenants, conditions and obligations under the Real Property Leases to which it is a party and there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Company or any of its Subsidiaries under any of the Real Property Leases. Neither Company nor any of its Subsidiaries has received any notice of any default related to any of the Real Property Leases, and no party currently has the right to cancel or terminate any of the Real Property Leases.

        (m)  Neither the Company nor any of its Subsidiaries is a landlord pursuant to any of the Real Property Leases or otherwise.

        3.18.    Properties and Assets.    Each of Company and its Subsidiaries owns good and marketable title to the properties and assets that are material to its business (other than assets held under valid leases or licenses), free and clear of all Liens, except those Liens for Taxes not yet due and payable and such other Liens or minor imperfections of title, if any, that do not materially detract from the value or interfere with the present use of the affected property or asset. Such properties and assets, together with all properties and assets held by Company and its Subsidiaries under leases or licenses, include all tangible and intangible property, assets, Contracts and rights necessary or required for the operation of the business of Company and its Subsidiaries as presently conducted.

        3.19.    Insurance.

        (a)   All material insurance policies covering the Company and its Subsidiaries are maintained, and have been maintained for the preceding three (3) calendar years, with reputable and solvent insurance carriers with an A.M. Best rating of (A-) or higher. Such policies provide full and adequate coverage for all normal risks incident to the respective businesses, properties and assets of Company and its Subsidiaries and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

        (b)   Schedule 3.19 to the Company Disclosure Schedule sets forth a correct and complete list of all policies of (1) commercial property, commercial auto, liability (including, but not limited to, commercial general liability, professional liability, directors and officers liability, employment practices liability and fiduciary liability) and workers compensation and employers liability insurance currently maintained by the Company or its Subsidiaries at any time during the preceding three (3) calendar years; (2) all "occurrence-based" liability insurance policies maintained by the Company or its Subsidiaries at any time during the preceding three (3) calendar years; and (3) all insurance policies under which the Company or its Subsidiaries have any open claims (collectively, the "Insurance Policies").

          Schedule 3.19 to the Company Disclosure Schedule includes the following information with respect to each of the Insurance Policies: (1) a description of the type of coverage provided; (2) a list of all applicable limits and deductibles/retentions; (3) the name of the insurer underwriting each of the Insurance Policies; (4) the policy period; (5) identification of any of the Insurance Policies for which more than fifty percent (50%) of any applicable limit has been depleted, or which is reasonably expected to be depleted within 12 months of the effective date of this Agreement; and (6) the annual premium for all insurance policies that are currently in force.

        (c)   Subject to their terms and conditions, each of the insurance polices on Schedule 3.19 to the Company Disclosure Schedule which shows a current policy period is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, unless otherwise indicated in Schedule 3.19 to the Company Disclosure Schedule. Except as indicated in Schedule 3.19 to the Company Disclosure Schedule, none of the Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. To the Company's knowledge, it and its Subsidiaries, as applicable, have complied in all material respects with the provisions of each of the Insurance Policies under which they are an insured. Except as indicated in Schedule 3.19 to the Company Disclosure Schedule, no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

        3.20.    Opinion of Financial Advisor.    Company has received the written opinion of Lazard Frères & Co. LLC, the Company's sole financial advisor, to the effect that, as of the date hereof, and subject to the various assumptions and qualifications set forth in such opinion, the Merger Consideration to be received by the Company's shareholders as provided herein is fair to such shareholders, from a financial point of view. Company has delivered a copy of such opinion to Parent and Merger Sub. Company has been authorized by Lazard Frères & Co. LLC to include such opinion in its entirety in the Proxy Statement.

        3.21.    No Brokers or Finders.    With the exception of the engagement of Lazard Frères & Co. LLC by Company, none of Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated hereby. Company has provided Parent with a correct and complete copy of any engagement letter or other Contract between Company and Lazard Frères & Co. LLC relating to the Merger and the other transactions contemplated hereby.

        3.22.    Affiliate Transaction.    Schedule 3.22 to the Company Disclosure Schedule sets forth a correct and complete list of all leases, contracts, agreements or other arrangements (whether written or oral) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of Company, on the other hand. Schedule 3.22 to the Company Disclosure Schedule also sets forth a correct and complete description of all obligations of any Affiliate of Company to Company and all obligations of Company to any Affiliate of Company. No Affiliate of Company has any direct or indirect interest in (i) any entity that does business with Company or any of its Subsidiaries or is competitive with the business of Company or any of its Subsidiaries or (ii) any property, asset or right that is used by Company or any of its Subsidiaries in the conduct of its respective business.

        3.23.    Representations Complete.    Except for the representations and warranties contained in this Article III, neither Company nor any of its Subsidiaries makes any express or implied representation or warranty on behalf of Company or its Subsidiaries to Parent or Merger Sub hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby, jointly and severally, represent and warrant to Company as follows:

        4.1.    Organization and Qualification.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, other than in such jurisdictions where the failure to be so licensed or qualified, individually or in the aggregate, would not or would not reasonably be expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

        4.2.    Authorization.    Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Voting Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or their respective policyholders or shareholders, as the case may be, are necessary to authorize this Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Voting Agreements have been duly executed and delivered by Parent and Merger Sub and constitute valid and legally binding obligations of Parent and Merger Sub enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

        4.3.    No Violation.

        (a)   The execution and delivery of this Agreement and the Voting Agreements by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby by Parent and Merger Sub will not, conflict with or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets of Parent or any of its Subsidiaries pursuant to, (i) any provision of the articles of incorporation, bylaws or similar organizational documents of Parent or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Section 4.4(b), any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or any Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, except, in the case of this clause (ii), as would not prevent or materially delay the consummation of the transactions contemplated hereby.

        (b)   No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Voting Agreements by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated hereby and thereby, except for the Necessary Consents, the consents set forth on Schedule 4.3(b), and as required under or in relation to Regulatory Laws.

        4.4.    Available Funds.    Parent and Merger Sub have available to them all funds necessary for the payment of the Merger Consideration, Option Merger Consideration and Warrant Merger Consideration upon the consummation of the transactions contemplated hereby.

        4.5.    Information Supplied.    None of the information to be supplied in writing by Parent or Merger Sub specifically for inclusion in the Proxy Statement (as hereinafter defined) will, on the date it is first mailed to the holders of Company Common Stock and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        4.6.    Interim Operations of Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities.

        4.7.    Legal Proceedings.    As of the date of this Agreement, there is no pending or, to Parent's knowledge, threatened, legal or administrative proceeding, suit, investigation or action against Parent or Merger Sub by or before any Governmental Entity that would or would reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement.

        4.8.    Representations Complete.    Except for the representations and warranties contained in this Article IV, neither Parent (or any of its Subsidiaries) nor Merger Sub makes any express or implied representation or warranty on behalf of Parent (or any of its Subsidiaries) or Merger Sub to Company or any of its Subsidiaries hereunder.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1.    Covenants of Company.    Company covenants and agrees that, during the period commencing on the date of this Agreement and continuing until the Effective Time, except as (i) specifically contemplated or permitted by this Agreement or Schedule 5.1 to the Company Disclosure Schedule, (ii) approved in advance by Parent and Merger Sub in writing (which consent in the case of paragraphs 5.1(e), (h), (i), (l) and (m) below only, shall not be unreasonably withheld or conditioned), provided, that for purposes of this Section 5.1, a failure of Parent to respond to a written request for consent from Company within seven Business Days of actual receipt of such written request shall be deemed to constitute consent to such request, or (iii) required pursuant to applicable Law, provided that prior written notice has been delivered to Parent and that the taking of any said action required pursuant to applicable Law is not the result of any breach by Company or any of its Subsidiaries of any representation, warranty or covenant thereof contained in this Agreement.

        (a)   Ordinary Course.    Company shall, and shall cause each of its Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business and in a manner consistent in all material respects with past practice. Company shall, and shall cause each of its Subsidiaries to, use their respective reasonable best efforts to preserve intact the business organization of Company and its Subsidiaries, to keep available the services of their respective present officers, employees and consultants and to preserve the goodwill of those having business relationships with Company and its Subsidiaries.

        (b)   Governing Documents.    Company shall not, and shall not permit any of its Subsidiaries to, make any change or amendment to (i) their respective articles of incorporation, bylaws or similar organizational documents or (ii) any material term of any outstanding security issued by the Company or any of its Subsidiaries.

        (c)   Dividends.    Company shall not, and shall not permit any of its Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or other property) with respect to any shares of the capital stock or any other voting securities of any of them, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of Company to its immediate parent.

        (d)   Changes in Share Capital.    Company shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of the capital stock or any other securities of any of them or any rights, warrants or options to acquire any such shares or other securities, or adjust, split, combine or reclassify any of the capital stock or any other securities of any of them or make any other changes in any of their capital structures; provided, however that the foregoing shall not prohibit (i) the exercise of the Warrant or Company Stock Options in accordance with their respective terms and the issuance of Common Stock pursuant thereto or (ii) Company from cancelling any Company Stock Options pursuant to the terms of the Company Stock Plans or applicable employment or option agreement in the event an employee terminates employment with the Company.

        (e)   Employee Benefit Plans.    Company shall not, and shall not permit any of its Subsidiaries to, (i) amend any provision of any Employee Benefit Plan, (ii) adopt or enter into any arrangement that would be an Employee Benefit Plan or (iii) increase the compensation or benefits of, or grant or pay any additional benefits (other than those which are in existence on the date hereof and which have been disclosed in writing to Parent) to, any director, officer or employee, or take any similar action, except, in the case of this clause (iii), to the extent expressly required under the terms of this Agreement (including the accelerated vesting of Company Stock Options contemplated by Section 1.9), any agreements, trusts, plans, funds or other arrangements disclosed in the Company SEC Reports filed or in effect prior to the date of this Agreement, or in the case of clause (i), required to comply with applicable Laws or preserve the intended tax treatment to Company of the plan or the payment of benefits by Company thereunder.

        (f)    Issuance of Securities.    Except for the issuance of Company Common Stock upon the exercise of Company Stock Options and Warrant outstanding on the date of this Agreement in accordance with their current terms, Company shall not, and shall not permit any of its Subsidiaries to, (i) issue or sell any shares of capital stock or any other securities, including Company Voting Debt, of any of them, (ii) issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any Contract with respect to the issuance of, any shares of capital stock or any other securities, including Company Voting Debt, of any of them, (iii) except as contemplated in Section 1.9, take any action to accelerate the vesting of any Company Common Stock Options, or (iv) take any action under the terms of the Company Stock Plans or otherwise with respect to Company Stock Options that is inconsistent with the treatment that Section 1.9 contemplates.

        (g)   Indebtedness.    Except as set forth on Schedule 5.1(g) to the Company Disclosure Schedule, Company shall not, and shall not permit any of its Subsidiaries to, (i) assume any indebtedness or, except in the ordinary course of business for working capital purposes under Company's and MEDecision Investment, Inc.'s Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated December 12, 2007, as amended to date, incur or increase any indebtedness or (ii) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person. Company shall not, and shall not permit any of its Subsidiaries to, enter into any new credit agreements or enter into any amendments or modifications of any existing credit agreements.

        (h)   No Acquisitions.    Company shall not, and shall not permit any of its Subsidiaries to, acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or (ii) any assets, except for purchases of inventory items or supplies in the ordinary course of business consistent with past practice and capital expenditures in compliance with Section 5.1(l).

        (i)    No Dispositions.    Company shall not, and shall not permit any of its Subsidiaries to, lease, mortgage or otherwise encumber, or sell, transfer or otherwise dispose of, any of its properties or assets (including capital stock of Subsidiaries of Company), except for sales of inventory items in the ordinary course of business consistent with past practice.

        (j)    Tax Elections.    Company shall not, and shall not permit any of its Subsidiaries to, (i) make any Tax election not previously made or terminate any Tax election previously made, waive any restriction on any assessment period relating to Taxes or settle or compromise any Tax Liability or refund, or (ii) change any aspect of Company's or any of its Subsidiaries' method of accounting for Tax purposes, except as required by applicable Law.

        (k)   Discharge of Liabilities.    Company shall not, and shall not permit any of its Subsidiaries to, (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) except in the ordinary course of business consistent with past practice or in accordance with their terms or (ii) settle any claim, litigation, action, proceeding or investigation except in the ordinary course of business consistent with past practice, but subject to an aggregate maximum of $250,000, including all fees, costs and expenses associated therewith.

        (l)    Capital Expenditures.    Company shall not, and shall not permit any of its Subsidiaries to, make any capital expenditures other than as reflected in Company's capital expenditure budget, a correct and complete copy of which is part of Schedule 5.1 to the Company Disclosure Schedule.

        (m)  Company Contracts.    Company shall not, and shall not permit any of its Subsidiaries to, enter into or terminate any Company Contract, or make any amendment to any Company Contract, other than renewals of Contracts without changes in terms that are materially adverse to Company and/or its Subsidiaries.

        (n)   Insurance.    Company shall not, and shall not permit any of its Subsidiaries to, fail to use its reasonable best efforts to maintain in full force and effect the existing insurance policies, or to replace such insurance policies with reasonably comparable insurance policies, covering the Company and its Subsidiaries and their respective properties, assets and businesses (unless such coverage cannot be maintained on substantially similar terms, in which case the Company shall consult with Parent).

        (o)   Accounting Methods.    Company shall not, and shall not permit any of its Subsidiaries to, implement or adopt any change in its accounting principles, practices or methods except to the extent required by GAAP.

        (p)   Outsourcing.    Except pursuant to (i) Company Contracts in effect on the date hereof or renewed in accordance with Section 5.1(m) above, or (ii) immaterial agreements entered into in the ordinary course of business, consistent with past practice, which do not involve information technology systems or related matters, Company shall not, and shall not permit any of its Subsidiaries to, outsource any of their respective operations, including with respect to information technology systems.

        (q)   Labor Matters.    Company shall not, and shall not permit any of its Subsidiaries to, enter into any negotiation with respect to, or adopt or amend in any respect, any collective bargaining agreement, labor agreement, work rule or practice, or any other labor-related agreement or arrangement.

        (r)   Affiliate Agreements.    Except as set forth in Schedule 5.1(r) to the Company Disclosure Schedule, Company shall not, and shall not permit any of its Subsidiaries to, enter into, amend or modify any agreement or arrangement with any of its officers, directors, employees or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 under the Securities Act).

        (s)   Tax-Sharing Agreements.    Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement, arrangement or contract to allocate, share or otherwise indemnify for Taxes.

        (t)    Representations and Warranties.    Company shall not, and shall not permit any of its Subsidiaries to, take any action or omit to take any action that would, or is reasonably likely to, result in any of its representations and warranties contained in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied.

        (u)   No Related Actions.    Company shall not, and shall not permit any of its Subsidiaries to, (i) authorize or enter into any agreement, commitment or arrangement to do any of the foregoing, or (ii) authorize, recommend, propose or announce an intention to do any of the foregoing.

        5.2.    Proxy Statement; Company Shareholders Meeting.

        (a)   As soon as practicable after the date of this Agreement (but in any event no later than twenty (20) Business Days after the date of this Agreement), Company shall prepare and file with the SEC a proxy statement and related materials with respect to the Merger and the other transactions contemplated hereby (collectively, including all amendments or supplements thereto, the "Proxy Statement"). Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act. Company, Parent and Merger Sub shall cooperate and consult with each other in preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its shareholders as promptly as practicable after its filing with the SEC. Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written comments, and advise Parent of all oral comments, with respect to the Proxy Statement received from the SEC. If, at any time prior to the Effective Time, any information relating to Company, or any of its Subsidiaries, officers or directors, should be discovered by Parent or Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, Company shall promptly file with the SEC and disseminate to its shareholders an appropriate amendment or supplement describing such information. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall (i) provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) include in such document or response all reasonable comments that Parent proposes. On the date of their filing or delivery, Company shall provide Parent with a copy of all such filings with, and all such responses delivered to, the SEC. Notwithstanding anything to the contrary in this Agreement, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

        (b)   Company shall, as soon as reasonably practicable, duly take all lawful action to call, give written notice of, convene and hold a meeting of its shareholders on a date mutually agreeable to Parent (the "Company Shareholders Meeting") for the purpose of obtaining the Company Requisite Shareholder Vote with respect to the transactions contemplated hereby and shall take all lawful action to solicit the approval of this Agreement by the Company Requisite Shareholder Vote. The Board of Directors of Company shall unanimously recommend the adoption of this Agreement and the Merger by the shareholders of Company to the effect set forth in Section 3.7 (the "Company Recommendation"), and the Board of Directors of Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with such recommendation, including a recommendation by Company's Board of Directors of an Acquisition Proposal (collectively, a "Change in Company Recommendation"); provided, however, that the Board of Directors of Company may make a Change in Company Recommendation in accordance with, and subject to the limitations set forth in, Section 5.5. Notwithstanding any Change in Company Recommendation or the existence of any Acquisition Proposal or any Superior Proposal, Company shall cause this Agreement to be submitted to its shareholders at the Company Shareholders Meeting for the purpose of adopting this Agreement and approving the transactions contemplated hereby, including the Merger.

        5.3.    Access and Information.

        (a)   Prior to the Effective Time, Company shall, and shall cause its Subsidiaries to, upon reasonable notice, afford Parent and its counsel, accountants, consultants and other authorized representatives full and complete access, during normal business hours, to the employees, properties, books and records of Company and its Subsidiaries so that they may have the opportunity to make such investigations of the business and affairs of Company and its Subsidiaries as they shall desire. Company shall, and shall cause its Subsidiaries to, use reasonable efforts to afford Parent and its authorized Representatives similar access to the customers and clients of Company and its Subsidiaries. Any such investigations shall not affect the representations and warranties made by Company in this Agreement. Prior to their filing, Company shall furnish as promptly as practicable to Parent a copy of each registration statement, prospectus, report, schedule, form, statement and other document that will be filed by it or any of its Subsidiaries after the date of this Agreement pursuant to the requirements of federal or state securities Laws, The Nasdaq Stock Market or the PBCL. Company shall cause its officers and employees, and the officers and employees of its Subsidiaries, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such additional financial and operating data and other information and respond to such inquiries as Parent, or its representatives, from time to time reasonably requests.

        (b)   Prior to the Effective Time, Company shall promptly provide Parent with copies of all monthly and other interim financial statements of Company and/or any of its Subsidiaries as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Parent. Company shall provide Parent with prompt written notice of any material change in the business or affairs of Company or any of its Subsidiaries and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by Governmental Entities, or the institution or, to its knowledge, the threat of material litigation (including all litigation relating to the transactions contemplated hereby), and Company shall keep Parent fully informed of such events.

        5.4.    Reasonable Best Efforts.

        (a)   Each of Company and Parent shall cooperate with and assist the other party, and shall use its reasonable best efforts, to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) provide notice to any other Person, and obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any other Person, including any Governmental Entity, that are required under the terms of any Company Contract or are necessary, proper or advisable to consummate the Merger and other transactions contemplated hereby. Each of Company and Parent shall not, and shall cause its Subsidiaries not to, take any action or omit to take any action where such action or omission would, or could reasonably be expected to, result in (A) any of the conditions to the Merger set forth in Article VI not being satisfied or (B) a material delay in the satisfaction of such conditions.

        (b)   In furtherance and not in limitation of the foregoing, each party hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and appropriate filings under all other applicable Regulatory Laws with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable Regulatory Laws and (iii) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Regulatory Laws as soon as practicable.

        (c)   In connection with this Section 5.4, the parties hereto shall (i) cooperate in all respects with each other in connection with any filing with, submission to, investigation by or inquiry by, any Governmental Entity, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or any other Governmental Entity or Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case, regarding any of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Subsidiaries shall be required to dispose of or hold separate, or to agree to dispose of or hold separate or restrict its ownership and operation of, all or any portion of the business or assets of Parent and its Subsidiaries, including the Surviving Corporation and its Subsidiaries.

        5.5.    Acquisition Proposals.

        (a)   Until this Agreement has been terminated in accordance with Section 7.1 (and the payments, if any, required to be made in connection with such termination pursuant to Section 7.2(b) or 7.2(c) have been made), Company shall not, and shall not authorize or permit any of its Affiliates to, and shall cause its and its Affiliates' respective officers, directors, employees, consultants, representatives and other agents, including investment bankers, attorneys, accountants and other advisors (collectively, the "Representatives"), not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement to which Company is a party or under which Company has any rights with respect to the divestiture of the voting securities or any material portion of the assets of Company (except for any such agreement with Parent or any of its Subsidiaries), (4) effect a Change in Company Recommendation, (5) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (6) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal or requiring Company to abandon, terminate or fail to consummate any of the transactions contemplated hereby, including the Merger. Notwithstanding the foregoing, at any time prior to the time that the Company Requisite Shareholder Vote is obtained, Company and the Representatives may:

          (i)    participate in discussions or negotiations with, or furnish or disclose nonpublic information to, any Person in response to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company by such Person after the date of this Agreement and prior to the time that the Company Requisite Shareholder Vote is obtained if and so long as (A) none of Company, any of its Affiliates or any of the Representatives has violated any of the provisions of this Section 5.5, (B) a majority of the members of the Board of Directors of Company determines in good faith after consultation with a nationally recognized financial advisor, that (I) such Person is reasonably capable of consummating a Superior Proposal taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal and (II) such Acquisition Proposal constitutes a Superior Proposal, (C) a majority of the members of the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable Law, (D) at least two (2) Business Days prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, Company provides Parent with written notice of the identity of such Person and of Company's intention to participate in discussions or negotiations with, or to furnish or disclose nonpublic information to, such Person, (E) prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, Company receives from such Person an executed confidentiality and standstill agreement containing terms no less restrictive upon such Person, in any respect, than the terms applicable to Parent under the Confidentiality Agreement, which confidentiality and standstill agreement shall not provide such Person with any exclusive right to negotiate with Company or have the effect of prohibiting Company from satisfying its obligations under this

  Agreement, and (F) at least two (2) Business Days prior to furnishing or disclosing any nonpublic information to such Person, Company furnishes such information to Parent (to the extent such information has not been previously delivered or made available by Company to Parent); and

          (ii)   approve or recommend, or enter into (and, in connection therewith, effect a Change in Company Recommendation), a definitive agreement with respect to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company after the date of this Agreement and prior to the time that the Company Requisite Shareholder Vote is obtained if and so long as (A) none of Company, any of its Affiliates or any of the Representatives has violated any of the provisions of this Section 5.5, (B) Company provides Parent with written notice indicating that Company, acting in good faith, believes that the Acquisition Proposal is reasonably likely to constitute a Superior Proposal and, therefore, plans to conduct a meeting of the Board of Directors of Company for the purpose of considering whether the Acquisition Proposal constitutes a Superior Proposal, which notice shall be delivered to Parent at least five Business Days prior to the date of such meeting of the Board of Directors of Company, (C) during the five Business Day period after Company provides Parent with the written notice described in clause (B) above, Company shall cause its financial and legal advisors to negotiate in good faith with Parent in an effort to make such adjustments to the terms and conditions of this Agreement such that the Acquisition Proposal would not constitute a Superior Proposal and, therefore, Company would be required to proceed with the transactions contemplated hereby on such adjusted terms, (D) notwithstanding the negotiations and adjustments pursuant to clause (C) above, the Board of Directors of Company makes the determination necessary for such Acquisition Proposal to constitute a Superior Proposal, (E) notwithstanding the negotiations and adjustments pursuant to clause (C) above, a majority of the members of the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel, that failing to approve or recommend or enter into a definitive agreement with respect to such Acquisition Proposal would constitute a breach of its fiduciary duties under applicable Law, (F) Company does not approve or recommend or enter into a definitive agreement with respect to such Acquisition Proposal at any time before the date that is the second Business Day after Parent receives a written certification executed by the Chief Executive Officer of Company to the effect that the Board of Directors of Company has made the determinations described in clauses (D) and (E) above, (G) within two Business Days after Company provides Parent with the written notice described in clause (F) above, Parent does not make a written offer to adjust the terms and conditions of this Agreement or Parent does make a written offer to adjust the terms and conditions of this Agreement and a majority of the Board of Directors of Company determines in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that such written offer is not as favorable to Company's shareholders from a financial point of view as the Acquisition Proposal then determined to be a Superior Proposal and (H) not later than the earlier of the approval or recommendation of, or the execution and delivery of a definitive agreement with respect to, any such Superior Proposal, Company (I) terminates this Agreement pursuant to Section 7.1(h), (II) makes the payments required to be made pursuant to Section 7.2(b), and (III) delivers to Parent a written certification duly executed from each other party to such Superior Proposal pursuant to which each such other party certifies that it is aware of the amounts payable under Section 7.2(b) and that it waives any right that it may have to contest the amounts so payable.

        (b)   In addition to the obligations of Company set forth in Section 5.5(a), promptly after receipt thereof (but in no event later than 24 hours), Company shall provide Parent with written notice of (i) any request for information, any Acquisition Proposal or any inquiry, proposal, discussions or negotiations with respect to any Acquisition Proposal, (ii) the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussions or negotiations and (iii) the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom such discussions or negotiations are taking place, and Company shall promptly provide Parent with copies of any written materials received by Company in connection with any of the foregoing. Company shall keep Parent fully informed of the status and general progress (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Parent fully informed as to the details of any information requested of or provided by Company and as to the details of all discussions or negotiations. Without limiting Company's obligations under Section 5.5(a), Company shall provide Parent with notice at least two (2) Business Days prior to (or such lesser notice as is provided to the members of the Board of Directors of Company) any meeting of the Board of Directors of Company at which the Board of Directors is reasonably expected to discuss or consider any Acquisition Proposal.

        (c)   Company shall, and shall cause its Affiliates and the Representatives to, immediately cease all discussions or negotiations, if any, with any Person other than Parent and its Subsidiaries that may be ongoing as of the date of this Agreement with respect to any Acquisition Proposal. Company shall immediately request each Person who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Company or any portion thereof (including any of its Subsidiaries) to return all nonpublic information heretofore furnished to such Person by or on behalf of Company.

        (d)   Nothing contained in this Section 5.5 shall (i) prohibit Parent or any of its Subsidiaries from consummating the Merger or (ii) prohibit Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with respect to an Acquisition Proposal so long as the requirements set forth in Sections 5.5(a), (b) and (c) are satisfied, provided that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        (e)   Any violation of this Section 5.5 by Company's Affiliates or the Representatives shall be deemed to be a breach of this Agreement by Company, whether or not such Affiliate or Representative is authorized to act and whether or not such Affiliate or Representative is purporting to act on behalf of Company.

        (f)    Notwithstanding anything to the contrary contained in this Agreement, (i) the obligation of Company set forth in Section 5.2(b) to call, give notice of, convene and hold the Company Shareholders Meeting and to hold the vote of the holders of Company Common Stock on the approval of the Merger and the adoption of this Agreement at the Company Shareholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any change in Company Recommendation and (ii) in the event of any Change in Company Recommendation, Company shall nevertheless submit this Agreement and the Merger to a vote of the shareholders of Company.

        5.6.    Indemnification; Directors and Officers Insurance.

        (a)   For six years after the Effective Time, the Surviving Corporation shall maintain all existing rights of any current or former officer, director or employee of the Company or any of its Subsidiaries (each, an "Indemnitee" and, collectively, the "Indemnitees") to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in Company's Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws (the "Charter Documents") and the organizational documents of such Subsidiaries as in effect on the date hereof or the indemnification agreements entered into with such Indemnitees and identified on Schedule 5.6(a) hereto, as the case may be. Without limiting the foregoing, for six years after the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation (or any successor) shall contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the Indemnitees thereunder. Parent and the Surviving Corporation shall honor all of its indemnification obligations existing as of the Effective Time.

        (b)   After the Effective Time, each of Parent, Company, the Surviving Corporation and the Indemnitees shall cooperate in the defense of any litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.6, and, to the extent it will not impair a legally recognized privilege, shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

        (c)   The Company, in cooperation with Parent, shall purchase, effective as of the Effective Time, "tail" insurance coverage ("Tail Insurance") with an extended reporting period of claims of six (6) years from the Effective Time, with at least the same coverage and policy limits as contained in, and containing terms and conditions that are no less favorable to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by, the Company's directors' and officers' liability insurance coverage (including excess liability directors' and officers' liability insurance coverage) in force as of the date of this Agreement ("Current Insurance"). Notwithstanding the preceding sentence, (i) the Tail Insurance shall only cover claims arising out of or relating to actual or alleged wrongful acts which occurred before or at the Effective Time and (ii) if the Tail Insurance is not available, or if the premium payable for the Tail Insurance would exceed 250% of the annual premiums for the Current Insurance and the Parent, after reasonable notice from Company, reasonably determines that Company should not purchase the Tail Insurance, Parent and the Surviving Corporation shall provide policies, issued by one or more reputable insurers, which contain substantially similar coverage for six (6) years from the Effective Time with respect to matters occurring prior to the Effective Time ("Alternative Insurance"); provided, however, that if the annual premiums for the Alternative Insurance in any year would exceed 125% of the annual premiums (the "Premium Cap") for the Current Insurance, the Parent and Surviving Corporation shall obtain the most Alternative Insurance coverage available for such year for a premium equal to the Premium Cap. If the Tail Insurance is obtained, the Surviving Corporation shall maintain such policy in full force and effect.

        (d)   The provisions of this Section 5.6 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, and shall not impair any other rights to indemnification or contribution that any such Person may have by contract, under the Company Charter Documents, or the comparable organization documents of the Surviving Corporation or any of its Subsidiaries, under applicable Law, or otherwise. Notwithstanding anything to the contrary contained herein, this Section 5.6 shall survive the Effective Time and the consummation of the transactions contemplated hereby indefinitely. The obligations of Parent and the Surviving Corporation under this Section 5.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.6 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6). Parent shall ensure that the Surviving Corporation complies with all of its obligations under this Section 5.6 and shall guarantee the obligations under Section 5.6(a) and 5.6(c).

        (e)   After the Effective Time, in the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.6.

        5.7.    Public Announcements.    Parent and Company shall consult with, and provide each other the reasonable opportunity to review and comment on, any press release relating to this Agreement or the transactions contemplated hereby, including the Merger, and shall not issue any such press release prior to such consultation except as shall be required by applicable Law or by obligations pursuant to any applicable listing agreement with any national securities exchange.

        5.8.    Section 16 Matters.    Prior to the Effective Time, Company shall take all actions that are required to cause any dispositions of Company Common Stock (and derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article I by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.9.    State Takeover Laws.    If any Takeover Statute shall become applicable to the Merger or any of the other transactions contemplated hereby, then Company and the Board of Directors of Company shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use their reasonable best efforts to eliminate or minimize the effects of any such statute or similar Law on the Merger and the other transactions contemplated hereby.

        5.10.    Notification of Certain Matters.    Parent shall use its reasonable best efforts to give prompt written notice to Company, and Company shall use its reasonable best efforts to give prompt written notice to Parent, of: (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which such party is aware and that would be reasonably likely to cause (i) any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement made by such party in this Agreement not to be complied with or satisfied in all material respects, (b) any failure of such party to comply in a timely manner with any covenant or agreement to be complied with by it under this Agreement, (c) any condition which such party reasonably believes is not likely to be satisfied prior to Closing or (d) any change or event affecting such party that would have or would be reasonably likely to have a Material Adverse Effect on such party; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice.

        5.11.    Certain Litigation.    Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against Company or its officers or directors relating to the transactions contemplated hereby. Company shall not agree to any compromise or settlement of such litigation without Parent's consent.

        5.12.    Confidentiality.    Each of Company and Parent acknowledges and confirms that (a) Company and Parent have entered into a Confidentiality Agreement, dated February 5, 2008 (the "Confidentiality Agreement"), (b) all information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms of the Confidentiality Agreement and (c) subject to Section 8.4(a) hereof, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms and conditions, provided that Paragraph 9 of the Confidentiality Agreement shall be deemed deleted therefrom effective as of the date of this Agreement.

        5.13.    Resignations.    Prior to the Effective Time, Company shall cause each member of the Board of Directors of Company to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a director of Company effective immediately prior to the Effective Time. Prior to the Effective Time, Company shall obtain the resignations of such directors or officers of its Subsidiaries as Parent shall request with reasonable advance notice.

        5.14.    Delisting.    Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NASDAQ Global

Market and to terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

        5.15.    Tax Compliance.

        (a)   Income Taxes.    Company will not file prior to Closing any income Tax Returns required to be filed by the Company and its Subsidiaries for the taxable year ended December 31, 2007, which are not required to be filed prior to Closing, taking into account applicable extensions. No later than August 10, 2008 Company shall prepare and provide to Parent correct and complete drafts of all income Tax Returns required to be filed by the Company and its Subsidiaries for the taxable year ended December 31, 2007 and which are not required to be filed prior to August 15, 2008, taking into account applicable extensions. If the Company has income Tax Returns required to be filed by it and its Subsidiaries for the taxable year ended December 31, 2007 and such Tax Returns are due to be filed prior to August 15, 2008, taking into account applicable extensions, the Company will deliver correct and complete drafts to Parent at least ten days before the filing deadline for review and comment by Parent. Company shall consider in good faith any Parent comments delivered within five (5) days of receipt of any such draft Tax Return, and shall timely file such Tax Return. Company shall timely file all such Tax Returns which are due on or before the Closing Date, in accordance with such drafts and any accepted Parent comments. Company and Subsidiaries shall also make timely and adequate estimated tax payments for the taxable year beginning January 1, 2008. Prior to Closing, at Parent's election, Company and Parent will enter into an agreement that will be effective on Closing to ratably allocate Company and Subsidiaries' income for 2008 in accordance with Treas. Reg. sec. 1.1502-76(b)(2)(ii). To the extent the termination of and payouts or accruals in respect of the Company Stock Options and Company Stock Plans pursuant to Section 1.9 hereof occur on the date on which Company becomes a member of Parent's consolidated group for federal income tax purposes, Company and Parent agree that such transaction is properly allocable to the portion of such date after Parent's acquisition of Company, and that pursuant to the "next day rule" in Treas. Reg. sec. 1.1502-76(b)(1)(ii)(B), Company and all Persons related to Company under Section 267 of the Code immediately after Parent's acquisition of Company shall treat the transaction as occurring for all federal income tax purposes at the beginning of the day following the day on which Company becomes a member of Parent's consolidated group.

        (b)   Other Tax Returns.    At Parent's request, Company shall provide Parent prior to filing drafts of all other Tax Returns (other than Tax Returns such as forms 941, 940 and similar type of filings) required to be filed by Company and Subsidiaries on or before Closing, and consider Parent's comments in good faith prior to filing.

        (c)   No Intermediary Transaction Tax Shelter.    Parent has not been engaged to act as an "intermediary" for another buyer desirous of purchasing the assets of Company, as described in Internal Revenue Service Notice 2001-16, 2001-1 C.B. 730. If within 12 months after the Effective Date, Parent disposes of all or most of Company's assets ("Sold Company Assets") to one or more buyers in one or more transactions in which gain is recognized with respect to such sales, within the meaning of Internal Revenue Service Notice 2008-20, 2008-6 I.R.B. 406, and if all or most of the Company's "Built-In Tax" as described in component one of Notice 2008-20 that would otherwise result from the disposition of the Sold Company Assets is offset or avoided or not paid, then Parent shall promptly notify such person as Company shall designate prior to Closing of such disposition(s), provided, however, that no such notice shall be required if any Internal Revenue Service Notice or other administrative pronouncement shall exempt or cause the Merger to be excluded from the purview of Notice 2001-16.

ARTICLE VI
CONDITIONS TO THE MERGER

        6.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of Parent, Merger Sub and Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)   Shareholder Approval.    The Merger and this Agreement shall have been approved and adopted by the Company Requisite Shareholder Vote in accordance with applicable Law.

        (b)   Legality.    No Law or Order (whether temporary, preliminary or permanent, but excluding Regulatory Laws and Orders arising thereunder or related thereto) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

        (c)   HSR Act and Certain Other Regulatory Approvals.    The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated, and all actions by or in respect of, or filings with, any Governmental Entity under any other Regulatory Law that are required to permit the consummation of the Merger shall have been taken, made or obtained if and to the extent the failure to take such actions or make such filings is reasonably likely to result in an Order obligating the shareholders of Company to disgorge the Merger Consideration.

        6.2.    Additional Conditions to Obligations of Parent and Merger Sub.    The respective obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    Each of the representations and warranties of Company set forth in Sections 3.1, 3.2, 3.3, 3.7, 3.20 and 3.21 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date; and each of the other representations and warranties of Company set forth in this Agreement (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any representation or warranty) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (A) for changes specifically permitted by this Agreement, (B) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (C) where such failures of the representations and warranties to be true and correct in all respects, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect on Company.

        (b)   Covenants.    Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

        (c)   Material Adverse Change.    Since December 31, 2007, there shall have been no event, change, effect, condition, fact, development or circumstance that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Company.

        (d)   Adjusted Net Cash.    Company and its Subsidiaries shall have Adjusted Net Cash as of the end of the month immediately prior to the Closing Date of not less than $5.9 million at July 31, 2008, $3.0 million at August 31, 2008, $1.5 million at September 30, 2008, ($900,000) at October 31, 2008, ($3.1 million) at November 30, 2008 or ($1.3 million) at December 31, 2008, as applicable, plus (1) 50% of the cash received by the Company and its Subsidiaries pursuant to contracts, agreements or arrangements entered into from and after the date of this Agreement, (2) 50% of the cash received by the Company and its Subsidiaries pursuant to contracts, agreements or arrangements in effect as of the date of this Agreement in excess of amounts required to be paid thereunder as of the date of this Agreement, and (3) cash proceeds from the exercise of Company Stock Options and the Warrant from and after the date of this Agreement. For the purposes hereof, "Adjusted Net Cash" shall mean (i) the sum of cash, cash equivalents, fees and expenses paid to Lazard Freres & Co. LLC in accordance with the terms of its engagement letter with the Company relating to this Agreement and the transactions contemplated hereby, and Transaction Costs paid by the Company after the date of this Agreement but prior to the Closing Date, less (ii) indebtedness for borrowed money (excluding any capital lease obligations and related notes payable and excluding notes payable with respect to insurance premium financing). For the purposes hereof, "Transaction Costs" shall mean expenses reasonably incurred by Company or any of its Subsidiaries in connection with the negotiation, preparation, execution and performance of this Agreement and related documentation, including printing fees, filing fees, fees and expenses of its legal and accounting advisors (but specifically excluding any fees or expenses paid or payable to Lazard Freres & Co. LLC) and any premiums paid by Company for the Tail Insurance.

        (e)   Officer's Certificate.    Company shall have delivered to Parent a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Parent) of Company to the effect that each of the conditions specified in Sections 6.2(a), (b), (c) and (d) is satisfied in all respects.

        (f)    Other Regulatory Approvals.    All actions, approvals or consents by or in respect of, or filings with, any Governmental Entity under any Law (other than the HSR Act) that are required to permit the consummation of the Merger (including those on Schedule 6.2(f)) shall have been taken, made or obtained, which actions, approvals or consents shall be in form and substance reasonably acceptable to Parent.

        (g)   Absence of Litigation.    No claim, action, suit, arbitration, proceeding, investigation or inquiry shall have been commenced or threatened, and no investigation by any Governmental Entity shall have been commenced, against Parent, Merger Sub or Company or any of the directors, officers or other Affiliates of any of them, with respect to the transactions contemplated hereby that has a reasonable likelihood of, restraining or prohibiting the transaction contemplated hereby.

        (h)   Third Party Consents.    Company shall have received, and delivered to Parent true and correct copies of, duly executed copies of the third-party consents, approvals, assignments, waivers, authorizations, permits or other certificates described in Schedule 6.2(h) to the Company Disclosure Schedule, each in form and substance reasonably acceptable to Parent.

        (i)    Option Notices.    Company shall have delivered to Parent a copy of the notice delivered to each individual holding Company Stock Options under the Amended and Restated Stock Option Plan, as required by subsection (e) of each Notice of Grant issued under such plan.

        (j)    Filing of Tax Returns.    All Tax Returns of Company and its Subsidiaries due (with regard to available extension periods) on or prior to the Closing Date shall have been filed with the proper Governmental Entity.

        (k)   Intellectual Property Infringement.    Company shall have run the IP Amplifier program marketed by Palamida, Inc. against the products set forth on Schedule 6.2(k), and shall have delivered to Parent a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Parent) of Company to the effect that none of such products has been identified by the IP Amplifier program as possessing material which violates or may violate the Intellectual Property Rights of any third party.

        6.3.    Additional Conditions to Obligation of Company.    The obligation of Company to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (but without regard to any materiality qualifications contained in any representation or warranty) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement, (ii) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (iii) where such failures of the representations and warranties to be true and correct in all respects, individually or in the aggregate, would not or would not reasonably be expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

        (b)   Covenants.    Each of Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

        (c)   Officer's Certificate.    Parent shall have delivered to Company a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Company) of Parent to the effect that each of the conditions specified above in Sections 6.3(a) and (b) is satisfied in all respects.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        7.1.    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Shareholder Vote:

        (a)   By mutual written consent of Company and Parent;

        (b)   By either Parent or Company, if the Merger shall not have been consummated on or prior to November 30, 2008, or such other date as Parent and Company shall agree in writing (the "Termination Date"); provided, however, that (i) the Termination Date shall be automatically extended for a period not to exceed thirty (30) days to the extent necessary to obtain those approvals of Governmental Entities that are required to satisfy the condition set forth in Section 6.1(c) or 6.2(f) and (ii) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been a substantial cause of, or substantially contributed to, the failure of the Merger to be consummated on or before the Termination Date;

        (c)   By either Parent or Company, if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby, (ii) an Order shall have been enacted, entered, promulgated or issued by a Governmental Entity permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby, and such Order shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used its reasonable best efforts to remove such Order, or (iii) a Governmental Entity shall have failed to issue an Order or take any other action, and such denial of a request to issue such Order or take such other action shall have become final and non-appealable, that is necessary to fulfill the condition set forth in Section 6.1(c) or 6.2(f); provided, however, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to comply with Section 5.4 has been a substantial cause of, or substantially contributed to, such inaction; and provided further that the right to terminate this Agreement pursuant to this Section 7.1(c) shall apply only if the Law, Order or act or omission of the Governmental Entity, as the case may be, shall have caused the failure of any condition set forth in Article VI to be satisfied and the party hereto entitled to rely on such condition shall not elect to waive such condition;

        (d)   By either Parent or Company, if the approval of the shareholders of Company by the Company Requisite Shareholder Vote shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or of any adjournment thereof at which a vote on such approval was taken; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Company where any act or omission of Company shall have been a substantial cause of, or substantially contributed to, the failure to obtain the Company Requisite Shareholder Vote;

        (e)   By Parent, if all of the following shall have occurred: (i) Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle Parent not to consummate the Merger under Article VI, (iii) such breach or failure to perform is incapable of being cured by Company prior to the Termination Date or, if such breach or failure to perform is capable of being cured by Company prior to the Termination Date, Company shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof (but no later than the Termination Date) and (iv) Parent and Merger Sub are not in material breach of this Agreement;

        (f)    By Company, if all of the following shall have occurred: (i) Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle Company not to consummate the Merger under Article VI, (iii) such breach or failure to perform is incapable of being cured by Parent prior to the Termination Date or, if such breach or failure to perform is capable of being cured by Parent prior to the Termination Date, Parent shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof (but no later than the Termination Date) and (iv) Company is not in material breach of this Agreement;

        (g)   By Parent, if (i) the Board of Directors of Company shall have failed to make the Company Recommendation or effected a Change in Company Recommendation (or resolved or publicly proposed to take any such action), whether or not permitted by the terms of this Agreement, (ii) the Board of Directors of Company shall have failed to reconfirm the Company Recommendation within three Business Days after a written request by Parent to do so or (iii) the Company shall have materially breached its obligations under this Agreement by reason of a failure to call or hold the Company Shareholders Meeting in accordance with Section 5.2(b) or a failure to prepare and mail to its shareholders the Proxy Statement in accordance with Section 5.2(a);

        (h)   By Company, if the Board of Directors of Company shall have approved or recommended, or Company shall have executed or entered into a definitive agreement with respect to, a Superior Proposal in compliance with Section 5.5(a)(ii); provided, however, that such termination under this Section 7.1(h) shall not be effective until Company has made the payments required by Section 7.2(b); or

        (i)    By Parent, if any of the following have occurred: (i) Company, any of its Affiliates or any of the Representatives shall have violated any of the provisions of Section 5.5; (ii) the Board of Directors of Company shall have recommended (or resolved or publicly proposed to recommend) to Company's shareholders any Acquisition Proposal or Superior Proposal; or (iii) Company enters into any agreement, letter of intent, agreement in principle, acquisition agreement or other instrument (other than a confidentiality and standstill agreement as permitted pursuant to Section 5.5(a)(i)) contemplating or otherwise relating to any Acquisition Proposal or Superior Proposal or requiring Company to abandon, terminate or fail to consummate any of the transactions contemplated by this Agreement.

        7.2.    Effect of Termination.

        (a)   If this Agreement is terminated pursuant to Section 7.1, then this Agreement (other than as set forth in Section 5.12, this Section 7.2 and Article VIII, which provisions shall survive such termination) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, no such termination shall relieve Company from any obligation to pay, if applicable, the amounts described in Sections 7.2(b), 7.2(c) and 7.2(d) and neither Company nor Parent shall be relieved or released from any liabilities arising out of its willful breach of this Agreement.

        (b)   If (i) Parent terminates this Agreement pursuant to Section 7.1(g) or 7.1(i), (ii) Company terminates this Agreement pursuant to Section 7.1(h), or (iii) Parent or Company terminates this Agreement pursuant to Section 7.1(b) without the Company Shareholders Meeting having occurred, Parent or Company terminates this Agreement pursuant to Section 7.1(d) or Parent terminates this Agreement pursuant to Section 7.1(e) and in the case of any such termination pursuant to Section 7.1(b), 7.1(d) or 7.1(e) (A) at any time after the date of this Agreement and prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise publicly communicated to the senior management, Board of Directors or shareholders of Company, and (B) prior to the date that is twelve months after the effective date of such termination, Company shall enter into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then Company shall pay to Parent a termination fee equal to $6,000,000 (less any termination fee previously paid to Parent persuant to Section 7.2 (c)). Company shall satisfy its obligations under the preceding sentence by wire transfer of immediately available funds to an account that Parent designates (x) in the case of termination pursuant to clause (i) or (ii) above, not later than the date of such termination, and (y) in the case of clause (iii) above, not later than the date on which Company executes and delivers a definitive agreement with respect to (or, if earlier, consummates) an Acquisition Proposal.

        (c)   If (i) Parent or Company terminates this Agreement pursuant to Section 7.1(b) without the Company Shareholders Meeting having occurred and circumstances exist such that the condition set forth in Section 6.2(c) would not have been satisfied at the time of such termination, (ii) Parent or Company terminates this Agreement pursuant to Section 7.1(d), or (iii) Parent terminates this Agreement pursuant to Section 7.1(e) and, in each of the cases described in clauses (i), (ii) and (iii) above, the provisions of Section 7.2(b) do not apply to any such termination, then Company shall pay to Parent a termination fee of $1,000,000 as reimbursement for expenses incurred by Parent in connection with the negotiation, preparation, execution and performance of this Agreement and related documentation. Company shall satisfy its obligation under the preceding sentence by the wire transfer of immediately available funds to an account that Parent designates not later than the date of such termination.

        (d)   Company acknowledges that the agreements contained in Sections 7.2(b) and 7.2(c) are an integral part of the transactions contemplated hereby and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if Company fails to pay the amounts payable under Section 7.2(b) or 7.2(c), then Company shall pay to Parent and its Subsidiaries all costs and expenses (including attorneys' fees and expenses) incurred by Parent and its Subsidiaries in connection with the collection of such overdue amounts and the enforcement by Parent of its rights under Section 7.2(b) or 7.2(c), together with interest on such overdue amounts at a rate per annum equal to the "prime rate" (as published in the Wall Street Journal, Eastern Edition) in effect on the date on which such payment was required to be made.

        7.3.    Amendment.    This Agreement may be amended by Parent and Company, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Requisite Shareholder Vote is obtained, provided that, after the Company Requisite Shareholder Vote is obtained, no amendment shall be made that, by Law, requires further approval by the shareholders of any party hereto without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

        7.4.    Waiver.    At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto under or pursuant to this Agreement, (b) waive any inaccuracies in the representations and warranties made by the other parties hereto in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements made by the other parties hereto, or any of the conditions benefiting such waiving party contained, in this Agreement. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII
MISCELLANEOUS

        8.1.    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that the Employment Agreements and the agreements of Parent, Merger Sub and Company that by their terms apply or are to be performed in whole or in part after the Effective Time and that are contained in Section 5.6, Section 5.15(c), Article VII and this Article VIII shall survive the Effective Time.

        8.2.    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise provided in Sections 7.2(b), 7.2(c) and 7.2(d) and except that the filing fee in connection with any filing made under the HSR Act and all other applicable Regulatory Laws shall be paid by Parent.

        8.3.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by telecopier or facsimile (and sender shall bear the burden of proof of delivery), sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid), in each case, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

  If to Company:

  MEDecision, Inc.
  Chesterbrook Corporate Center
  601 Lee Road
  Wayne, PA 19087-5607
  Attention: David St.Clair, Chairman & CEO
  Facsimile: (610) 540-0272

  with copies to:

  Pepper Hamilton LLP
  3000 Two Logan Square
  Eighteenth and Arch Streets
  Philadelphia, PA 19103-2799
  Attention: Barry M. Abelson
  Facsimile: (215) 981-4750

  Pepper Hamilton LLP
  3000 Two Logan Square
  Eighteenth and Arch Streets
  Philadelphia, PA 19103-2799
  Attention: Brian M. Katz
  Facsimile: (215) 981-4750

  If to Parent or Merger Sub:

  Health Care Service Corporation
  300 East Randolph Street
  Chicago, IL 60601
  Attention: Kenneth S. Avner, Senior Vice President & Chief Actuary Facsimile: (312) 540-4742

  with copies to:

  Health Care Service Corporation
  300 East Randolph Street
  Chicago, IL 60601
  Attention: Deborah Dorman-Rodriguez, Senior Vice President & Chief Legal Officer
  Facsimile: (312) 540-0685

  Foley & Lardner LLP
  321 North Clark Street, Suite 2800
  Chicago, IL 60610-4764
  Attention: Todd B. Pfister
  Facsimile: (312) 832-4700

        8.4.    Entire Agreement; No Third Party Beneficiaries.

        (a)   This Agreement, the Confidentiality Agreement, the Voting Agreements and the Employment Agreements constitute the entire agreement, and supersede all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof; provided, however, the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement.

        (b)   This Agreement, except for the provisions of Section 5.6 and Section 5.15(c), shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and permitted assigns.

        8.5.    Assignment; Binding Effect.    No party hereto may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of the other parties hereto, and any attempted assignment without such prior written approval shall be void and without legal effect. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

        8.6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

        8.7.    Severability.    If the term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        8.8.    Enforcement of Agreement.    The parties hereto agree that money damages or any other remedy at law would not be a sufficient or adequate remedy for any actual or threatened breach or violation of, or default under, this Agreement by any of them and that, in addition to all other available remedies, each aggrieved party shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

        8.9.    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

        8.10.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        8.11.    Headings.    The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.12.    Interpretation.

        (a)   The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby, and there is a dispute with respect to the construction or interpretation of such agreement, the dispute resolution procedure provided for in such agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

        (b)   Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Exhibit or Disclosure Schedule, such reference shall be to an Article, Section of or Exhibit or Disclosure Schedule to this Agreement unless otherwise indicated. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

        (c)   No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

        8.13.    Definitions.    For purposes of this Agreement,

        (a)   "Acquisition Proposal" shall mean any proposal or offer from any Person other than Parent or any of its Subsidiaries (in each case, whether or not in writing and whether or not delivered to the shareholders of Company generally) relating to (i) any direct or indirect acquisition or purchase of a business of Company or any of its Subsidiaries that constitute 15% or more of the consolidated revenues, net income or assets of Company or of 15% or more of any class of equity securities of Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities of Company, (iii) any merger, reorganization, share exchange, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries, (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, or (v) any other transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger.

        (b)   "Affiliates" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        (c)   "Business Day" shall mean any day on which banks are not required or authorized to close in the City of New York, New York.

        (d)   "Company Contract" shall mean each of the following, whether or not set forth in the Company Disclosure Schedule: (i) each Contract of the type described in Section 3.16(a); (ii) each Contract that constitutes an Employee Benefit Plan; and (iii) each Contract that Company has filed, or is required to file, as an exhibit to a report with the SEC under Item 601 of Regulation S-K of the SEC and that remains in effect.

        (e)   "Hazardous Substance" shall mean (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, foundry sand or polychlorinated biphenyls (PCBs); (ii) any chemical or other material or substance that is regulated, classified or defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous substance," "restricted hazardous waste," "toxic substance," "toxic pollutant," "pollutant" or "contaminant" under any Environmental Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; or (iii) any other chemical or other material, waste or substance, exposure to which is prohibited, limited or regulated by or under any Environmental Law.

        (f)    "Intellectual Property Rights" shall mean rights in the following: all U.S. and foreign (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, and re-examinations thereof, (ii) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) all rights of publicity, (v) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source codes, programs and other software (including all machine readable code, printed listings of code, documentation including user manuals and training manuals, and related property and information), websites, domain names, shop and royalty rights and all other types of intellectual property, (vi) trade secrets and all confidential information, proprietary processes, formulae, models, and methodologies, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing and (ix) all rights and remedies against infringement, misappropriation, or other violation thereof.

        (g)   "Material Adverse Effect" shall mean any change, effect, condition, fact, event, occurrence, development, factor or circumstance (other than as specifically set forth on Schedule 8.13(g)) that, individually or together with one or more other such changes, effects, conditions, facts, events, occurrences, developments, factors or circumstances: (i) arose or became known to Parent since December 31, 2007, and caused or causes, or could reasonably be expected to cause, loss, damage, cost or expense to Company and its Subsidiaries in excess of $5,000,000 prior to the two-year anniversary of this Agreement; (ii) is or could reasonably be expected to result in a material adverse effect on or change in the business, results of operations, properties, condition (financial or otherwise), assets or liabilities of Company and its Subsidiaries taken as a whole; or (iii) could reasonably be expected to prohibit, restrict or materially impede the consummation of the transactions contemplated hereby; provided, however, that any effect resulting from the following shall not be considered when determining if a Material Adverse Effect has occurred or could be reasonably expected to occur: (A) any change in the economy or securities markets of the United States in general not having a disproportionate effect on the Company and its Subsidiaries relative to other Persons in the same industry; (B) any change in the legislative or regulatory environment affecting the industry in which the Company and its Subsidiaries conduct their business and not having a disproportionate effect on Company and its Subsidiaries relative to other Persons in the same industry; (C) the execution and delivery of this Agreement or the announcement thereof; (D) acts of war or terrorism, except to the extent specifically impacting the Company or any of its Subsidiaries; (E) earthquakes, hurricanes or other natural disasters, except to the extent specifically impacting the Company or any of its Subsidiaries; or (F) changes in GAAP. Except as otherwise specifically provided herein, references to dollar amount thresholds shall not be deemed to be evidence of the existence or non-existence of materiality or of a Material Adverse Effect.

        (h)   "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

        (i)    "Regulatory Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other supranational, national, state, provincial, municipal, local or foreign Laws, Orders and administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

        (j)    "Subsidiary" means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly, through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the sole manager or managing member,

(ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the managers or other Person or body responsible for the governance or management thereof or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) more than a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

        (k)   "Superior Proposal" shall mean an unsolicited (by Company, any of its Subsidiaries or any of the Representatives), bona fide, written, fully-financed (as defined below), all-cash proposal made by any Person other than Parent or any of its Subsidiaries to acquire all of the issued and outstanding shares of Company Common Stock pursuant to a tender offer or a merger or to acquire all of the properties and assets of Company on terms and conditions that a majority of the members of the Board of Directors of Company determines in good faith, after consultation with a nationally recognized financial advisor and taking into account all of the terms and conditions of such proposal (including all legal, financial, regulatory, and other aspects of such proposal and any expense reimbursement provisions, termination fees and conditions associated with such proposal), is more favorable to Company's shareholders from a financial point of view than the transactions contemplated hereby (including, to the extent applicable, any proposal or offer by Parent for an adjustment to the terms and conditions of this Agreement pursuant to Section 5.5(a)) and is reasonably likely to be consummated. For the purposes hereof, "fully-financed" proposal shall mean a proposal that is not subject to any financing condition and the Person making the proposal either (i) has sufficient cash on hand to fully pay for the transaction or (ii) any necessary financing is fully committed to the reasonable satisfaction of the Board of Directors of Company.

        (l)    "Taxes" shall mean supranational, national, state, provincial, municipal, local or foreign taxes, charges, fees, levies, or other assessments, including all income, gross income, alternative minimum, sales, use, occupation, ad valorem, transfer, gains, profits, excise, franchise, real property, personal property, intangibles, gross receipts, premium, single business, unincorporated business, value added, capital stock, production, business, disability, FICA, employment, unemployment, payroll, license, estimated, stamp, custom duties, environmental, severance or withholding taxes, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever imposed, collected or administered by any Governmental Entity; and any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not; and any transferee liability, liability imposed by law (including under Treas. Reg. §1.1502-6 and similar provisions of state law), and liability arising under contract (including merger, acquisition or sale agreement), tax-sharing agreement, tax indemnity agreement or any similar agreement for any such taxes, interest, penalties and additions.

        (m)  "Tax Return" shall mean a return, report, estimate, declaration, claim for refund or other information, form or statement relating to, or filed or supplied or required to be filed or supplied in connection with, any Taxes, including combined, unitary or consolidated returns for a group of entities; and including any amendment thereof, and any schedule or attachment thereto.

        8.14.    Company Disclosure Schedule Generally.    The Company Disclosure Schedule is incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement in any section of the Company Disclosure Schedule shall be deemed to refer to this entire Agreement, including all sections of the Company Disclosure Schedule; provided, however, that information furnished in any particular section of the Company Disclosure Schedule shall be deemed to be included in another section or the Company Disclosure Schedule only to the extent a matter in such section of the Company Disclosure Schedule is disclosed in such a way as to make its relevance to the information called for by such other section of this Agreement reasonably apparent on its face.

[The next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first written above.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name:	Kenneth S. Avner
Title:	Sr. Vice President

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name:	Denise A. Bujak
Title:	Secretary and Authorized Officer

MEDECISION, INC. ("Company")
By:	/s/ David St.Clair David St.Clair Chairman and CEO

Annex B

[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]

June 17, 2008

The Board of Directors
MEDecision, Inc.
601 Lee Road
Chesterbrook Corporate Center
Wayne, PA 19087

Dear Members of the Board:

        We understand that MEDecision, Inc., a Pennsylvania corporation (the "Company"), Health Care Service Corporation, an Illinois corporation ("Buyer"), and Mercury Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Buyer will acquire the Company (the "Transaction"). Pursuant to the Transaction, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, no par value per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company will be converted into the right to receive $7.00 in cash without interest (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock of the Consideration to be paid to such holders in the Transaction.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a draft, dated June 16, 2008, of the Agreement;

  (ii)
  Analyzed certain publicly available historical business and financial information relating to the Company;

  (iii)
  Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

  (iv)
  Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vii)
  Reviewed historical stock prices and trading volumes of Company Common Stock; and

  (viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company concerning the solvency or fair value of the Company, and we have not been furnished with such valuation or appraisal. With respect to the financial forecasts, at your direction, we have used the most recent set provided to us, and we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction.

        In rendering our opinion, we have assumed, with your consent, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including the Voting Agreements (as defined in the Agreement). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

        Lazard Frères & Co. LLC is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by the Opinion Committee of Lazard Frères & Co. LLC.

        In rendering our opinion, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company, nor were we requested to consider, and our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

        Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,
LAZARD FRERES & CO. LLC
By	/s/ MARK DOLINS Mark Dolins Managing Director

Annex C-1

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   No Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Shareholder of any reports with the SEC required by the Exchange Act, (i) no filing by the Shareholder with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except, in the case of clause (ii) and (iii) above, for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

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  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Parent or Merger Sub of any reports with the SEC required by the Exchange Act, (i) no filing by Parent or Merger Sub with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company

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  Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement

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  shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; or (iii) at any time upon notice by Parent to the Shareholder. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

C-1-5

  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner
      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such

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determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:
/s/ David St.Clair David St.Clair

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
David St.Clair	317 Prince Avenue Narbeth, PA 19072	1,890,731

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

Mr. St.Clair holds options to purchase 400,000 shares of Company Common Stock.

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Annex C-2

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   No Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Shareholder of any reports with the SEC required by the Exchange Act, (i) no filing by the Shareholder with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except, in the case of clause (ii) and (iii) above, for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

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  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Parent or Merger Sub of any reports with the SEC required by the Exchange Act, (i) no filing by Parent or Merger Sub with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company

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  Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement

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  shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; or (iii) at any time upon notice by Parent to the Shareholder. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner
      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such

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determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:
/s/ Carl E. Smith Carl E. Smith

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Carl E. Smith	2075 Canterbury Lane Jamison, PA 18929	45,382

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

Mr. Smith holds options to purchase 200,000 shares of Company Common Stock.

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Annex C-3

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   No Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Shareholder of any reports with the SEC required by the Exchange Act, (i) no filing by the Shareholder with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except, in the case of clause (ii) and (iii) above, for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

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  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Parent or Merger Sub of any reports with the SEC required by the Exchange Act, (i) no filing by Parent or Merger Sub with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company

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  Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement

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  shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; or (iii) at any time upon notice by Parent to the Shareholder. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner

      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such

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determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:
LIBERTY VENTURES I, L.P.
By:	Liberty Ventures, Inc. Its. General Partner
/s/ Thomas R. Morse Name: Thomas R. Morse Title: President

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Liberty Ventures I, L.P.	c/o Liberty Venture Partners 2001 Market St., Suite 3820 Philadelphia, PA 19103	1,146,285 Common

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

N/A

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Annex C-4

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   No Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Shareholder of any reports with the SEC required by the Exchange Act, (i) no filing by the Shareholder with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except, in the case of clause (ii) and (iii) above, for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

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  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   Conflicts.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and other than the filing by the Parent or Merger Sub of any reports with the SEC required by the Exchange Act, (i) no filing by Parent or Merger Sub with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company

C-4-3

  Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement

C-4-4

  shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; or (iii) at any time upon notice by Parent to the Shareholder. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

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  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner
      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such

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determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:
LIBERTY VENTURES II, L.P.
By:	Liberty Ventures Partners II, LLC Its. General Partner
/s/ Thomas R. Morse
Name: Thomas R. Morse Title: Managing Director

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Liberty Ventures II, L.P.	c/o Liberty Venture Partners 2001 Market St., Suite 3820 Philadelphia, PA 19103-7012	301,133 Common

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

N/A

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Annex C-5

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder.

          (b)   No Conflicts.    None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub.

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          (b)   Conflicts.    None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent

C-5-3

  shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

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  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; (iii) at any time upon notice by Parent to the Shareholder; or (iv) on December 31, 2008, if not terminated earlier pursuant to clause (i), (ii) or (iii) of this Section 5. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

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  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in

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each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner
      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

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  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
	Name: Title:	Kenneth S. Avner Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
	Name: Title:	Denise A. Bujak Secretary/Authorized Officer

SHAREHOLDER:

STOCKWELL FUND, L.P.
By:	/s/ Matthew R. Klinger
	Name:	Matthew R. Klinger
	Title:	Vice President

STOCKWELL MANAGERS, LLC
By:	/s/ Matthew R. Klinger
	Name:	Matthew R. Klinger
	Title:	Vice President

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Stockwell Fund, L.P.	222 West Adams Street, Suite 1000 Chicago, IL 60606	1,621,616

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

N/A

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Annex C-6

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder.

          (b)   No Conflicts.    None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub.

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          (b)   Conflicts.    None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent

C-6-3

  shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

C-6-4

  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; (iii) at any time upon notice by Parent to the Shareholder; or (iv) on December 31, 2008, if not terminated earlier pursuant to clause (i), (ii) or (iii) of this Section 5. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

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  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in

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each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner

      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

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  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:

GROTECH V MARYLAND FUND, L.P.
By:	Grotech Capital Group V, LLC
Its general partner
By:	/s/ Frank A. Adams
Name: Frank A. Adams Title: Managing General Partner

GROTECH CAPITAL GROUP V, LLC
By:	/s/ Frank A. Adams
Name: Frank A. Adams Title: Managing General Partner

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Grotech V Maryland Fund, LP	9690 Dearco Road, STE 800 Timonium, MD 21093	38,922

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

N/A

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Annex C-7

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement") dated as of June 17, 2008, is by and among HEALTH CARE SERVICE CORPORATION, a Mutual Legal Reserve Company, an Illinois corporation ("Parent"), MERCURY ACQUISITION CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a shareholder (the "Shareholder"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Merger Sub and MEDecision, Inc., a Pennsylvania corporation (the "Company").

RECITALS

        A.    The Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, no par value, of the Company (the "Company Common Stock") set forth on Schedule A hereto (such shares of Company Common Stock, together with all other shares of capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

        B.    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein.

        C.    As a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder enter into this Agreement, and the Shareholder desires to enter into this Agreement to induce Parent and Merger Sub to enter into the Merger Agreement.

        D.    The Board of Directors of the Company has approved the Merger, the Merger Agreement, this Agreement, and the transactions contemplated hereby and thereby within the meaning of Sections 2538(b)(1) and 2555(1) of the PBCL, and Section 2538(a) of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") is inapplicable to the Merger Agreement and the Merger. The Board of Directors of the Company has taken all necessary action so that all other applicable provisions of Sections 2538 through 2588 inclusive of the PBCL and any other similar anti-takeover statute or regulation enacted under U.S. state or federal Laws applicable to the transactions contemplated by this Agreement (each, a "Takeover Statute") will not apply to the Merger Agreement, the Merger or the other transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.     Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a)   Due Authorization and Organization.    With respect to a Shareholder that is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and with respect to a Shareholder

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  that is a natural person, such Shareholder has the requisite capacity to enter into this Agreement. The Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder.

          (b)   No Conflicts.    None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Shareholder (if applicable), (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its, his or her Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (c)   The Subject Shares.    Schedule A sets forth the number of Subject Shares over which the Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the record or beneficial owner of the Subject Shares denoted as being owned by the Shareholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A and the options to purchase Company Common Stock set forth on Schedule B attached hereto, if any, neither the Shareholder nor any Affiliate of the Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Shareholder has good and valid title to the Subject Shares denoted as being owned by the Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent the Shareholder from performing its, his or her obligations under this Agreement.

          (d)   Reliance By Parent and Merger Sub.    The Shareholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (e)   Litigation.    As of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

  2.     Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

          (a)   Due Organization, etc.    Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub.

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          (b)   Conflicts.    None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the respective Articles of Incorporation or Bylaws (or similar organizational documents) of Parent or Merger Sub, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets may be bound, or (C) violate any applicable order, writ, injunction, decree or judgment, except for any of the foregoing as would not reasonably be expected to prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

  3.     Covenants of the Shareholder.

        Until the termination of this Agreement in accordance with Section 5, the Shareholder, in its, his or her capacity as such, agrees as follows:

          (a)   At the Company Shareholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Shareholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by the Shareholder (i) in favor of the adoption of the Merger Agreement and approval of the Merger (a "Merger Vote"); and (ii) except with the written consent of Parent and Merger Sub, against any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company (or any of its Subsidiaries) or any other extraordinary transaction involving the Company (or any of its Subsidiaries), (C) any amendment of the Company's Amended and Restated Articles of Incorporation or Second Amended and Restated Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to impede, interfere with, prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock, or (D) other matter relating to, or in connection with, any of the foregoing matters (collectively, together with a Merger Vote, the "Subject Matters"). Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. The Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

          (b)   The Shareholder hereby revokes any and all previous proxies granted with respect to the Subject Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote or express consent, or otherwise to utilize such voting power in the manner contemplated by Section 3(a) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Subject Shares; provided that such proxy shall apply only to the Subject Matters. The proxy granted by the Shareholder pursuant to this Section 3(b) is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent

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  shall in no event have the right (and shall not confer the right by proxy or otherwise) to vote against the adoption of the Merger Agreement or to vote to reduce the Merger Consideration.

          (c)   The Shareholder agrees that it, he or she shall not, and shall not authorize or permit any of its, his or her Affiliates to, and shall cause its, his or her Affiliates' Representatives not to, directly or indirectly, (1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement with respect to the divestiture of any voting or equity securities of Company (except for any such agreement with Parent or any of its Subsidiaries), or (4) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

          (d)   The Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce his, her or its risk in a Constructive Sale (as defined below) with respect to, any or all of the Subject Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Shareholders Meeting if and to the extent such proxy is consented to by Parent and is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement or in a manner consistent with the Shareholder's obligations under Sections 3(a) and 3(b) hereof. The Shareholder further agrees not to, and shall cause its Affiliates not to, commit or agree to take any of the foregoing actions or take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations or by distribution to partners, members, shareholders or Affiliates of the Shareholder, so long as the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer). As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any Subject Shares, entering into or acquiring a futures or forward contract to deliver any Subject Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          (e)   The Shareholder shall not, nor shall the Shareholder permit any of its Affiliates to, nor shall the Shareholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock intended to facilitate any Acquisition Proposal (or other Subject Matter) or to cause shareholders of the Company not to vote to adopt the Merger Agreement and approve the Merger.

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  4.     Shareholder Capacity.

        No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Subject Shares, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by a Shareholder in his or her capacity as a director or officer of the Company.

  5.     Termination.

        This Agreement shall terminate (i) upon the adoption of the Merger Agreement at the Company Shareholders Meeting; (ii) upon the termination of the Merger Agreement in accordance with its terms; (iii) at any time upon notice by Parent to the Shareholder; or (iv) on December 31, 2008, if not terminated earlier pursuant to clause (i), (ii) or (iii) of this Section 5. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 and 8 of this Agreement shall survive the termination of this Agreement.

  6.     Appraisal Rights.

        To the extent permitted by applicable law, the Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

  7.     Publication.

        The Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

  8.     Waiver of Jury Trial.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

  9.     Governing Law; Jurisdiction.

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule.

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  10.   Specific Performance.

        Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

  11.   Amendment, Waivers, Etc.

        This Agreement may be amended by Parent, Merger Sub and the Shareholder at any time before adoption of the Merger Agreement by the shareholders of the Company; provided, however, that after such adoption, no amendment shall be made that by law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by the Shareholder without such further approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Merger Sub and the Shareholder. At any time prior to the Effective Time, Parent, Merger Sub and the Shareholder may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent, Merger Sub and the Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Parent, Merger Sub or the Shareholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  12.   Assignment; No Third Party Beneficiaries.

        Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent, Merger Sub and the Shareholder and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

  13.   Notices.

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or on the date of confirmation of receipt if sent by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in

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each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    if to Parent or Merger Sub, to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Kenneth S. Avner
      Telephone: (312) 653-6739 (not official notice)
      Facsimile: 312-540-4742

      With copies to:

      HEALTH CARE SERVICE CORPORATION
      300 East Randolph Street
      Chicago, IL 60601
      Attention: Deborah Dorman-Rodriguez
      Facsimile: 312-540-0685

      Foley & Lardner LLP
      321 North Clark Street
      Suite 2800
      Chicago, IL 60610
      Attention: Todd B. Pfister
      Facsimile: (312) 832-4700

If to the Shareholder, at the address set forth on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

  14.   Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

  15.   Integration.

        This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A and Schedule B hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

  16.   Mutual Drafting.

        Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

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  17.   Section Headings.

        The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  18.   Costs and Expenses.

        Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  19.   Counterparts.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, and of which when executed shall be deemed to be an original but all which shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

HEALTH CARE SERVICE CORPORATION ("Parent")
By:	/s/ Kenneth S. Avner
Name: Kenneth S. Avner Title: Senior Vice President and Chief Actuary

MERCURY ACQUISITION CORP. ("Merger Sub")
By:	/s/ Denise A. Bujak
Name: Denise A. Bujak Title: Secretary/Authorized Officer

SHAREHOLDER:
GROTECH PARTNERS V, L.P.
By:	Grotech Capital Group V, LLC
Its general partner
By:	/s/ Frank A. Adams
Name: Frank A. Adams Title: Managing General Partner
GROTECH CAPITAL GROUP V, LLC
By:	/s/ Frank A. Adams
Name: Frank A. Adams Title: Managing General Partner

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SCHEDULE A

OWNERSHIP OF SHARES AND ADDRESS

Shareholder	Address	Subject Shares
Grotech Partners V, LP	9690 Dearco Road, STE 800, Timonium, MD 21093	2,393,784

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SCHEDULE B

OPTIONS TO PURCHASE COMPANY COMMON STOCK

N/A

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Annex D-1

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

        This Executive Employment and Severance Agreement (the "Agreement") is entered into between David St. Clair ("Executive"), and MEDecision, Inc. (the "Company").

        WHEREAS, the Executive was previously employed by the Company in a key employee capacity prior to the acquisition of MEDecision by Health Care Service Corporation, a Mutual Legal Reserve Company (the "Merger"); and

        WHEREAS, the Executive's continued services to the Company are valuable to the conduct of the Company's business; and

        WHEREAS, the Company and Executive desire to specify the terms and conditions on which Executive will continue employment on and after the date of the Merger, and under which Executive will receive severance in the event that Executive separates from service with the Company;

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

        1.    Effective Date; Term.    This Agreement shall become effective on the date of the Merger and shall continue unless terminated by agreement of the parties or as otherwise provided herein. In the event the Merger does not close, this Agreement shall have no force or effect.

        2.    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a)   "Accrued Benefits" shall mean the following amounts, payable as described herein: (i) all base salary for the time period ending with the Termination Date; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the time period ending with the Termination Date; (iii) any and all other cash earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plan then in effect; and (iv) all other payments and benefits to which the Executive (or in the event of the Executive's death, the Executive's surviving spouse or other beneficiary) is entitled on the Termination Date under the terms of any benefit plan of the Company, excluding severance payments under any Company severance policy, practice or agreement in effect on the Termination Date. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice with respect to clauses (i) and (ii) or, with respect to clauses (iii) and (iv), pursuant to the terms of the benefit plan or practice establishing such benefits.

          (b)   "Base Salary" shall mean the Executive's annual base salary with the Company as in effect from time to time.

          (c)   "Board" shall mean the Board of Directors of the Company or a committee of such Board authorized to act on its behalf in certain circumstances, including the Compensation Committee of the Board.

          (d)   "Business" shall mean the provision of software, services and clinical content to health care payer organizations to increase administrative efficiency and improve the overall quality and affordability of health care.

          (e)   "Cause" shall mean a good faith finding by the Board that Executive has (i) neglected, or refused to perform the lawful employment duties related to his position or as from time to time assigned to him (other than due to Disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring the interest, business, or reputation of the

D-1-1

  Company; (iii) violated or failed to comply in any material respect with the Company's published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of this Agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company.

          (f)    "Change in Control" shall mean the occurrence of any of the following in a transaction or series of related transactions:

              (i)  any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming a "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, or securities of the Company representing more than 50% of the voting power of the Company's then outstanding securities;

             (ii)  a consolidation, share exchange, reorganization or merger of the Company resulting in the shareholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's stock outstanding immediately following such event;

            (iii)  the sale or other disposition of all or substantially all the assets of the Company, other than in connection with a state or federal bankruptcy proceeding; or

            (iv)  any similar event deemed by the Board to constitute a Change in Control.

          A transaction, or series of related transactions, shall not constitute a Change in Control if such transaction results in the Company, any successor to the Company, or any successor to the Company's business, being controlled, directly or indirectly, by the same person or persons who controlled the Company, directly or indirectly, immediately before such transaction.

          (g)   "COBRA" shall mean the provisions of Code Section 4980B.

          (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

          (i)    "Competitive Business Activity" shall mean any business activity (other than the Business) in which the Company or any affiliate of the Company is actively engaged at the time of Executive's Termination.

          (j)    "Disability" shall mean, subject to applicable law, any medically determinable physical or mental impairment that (i) renders Executive unable to perform the duties of his position with the Company and (ii) is expected to last for a continuous period of not less than six months, all as certified by a physician reasonably acceptable to the Company or its Successor.

          (k)   "ERISA Affiliate" means with respect to Company each corporation or trade or business considered to be a single employer with Company under Code Sections 414(b) or 414(c).

          (l)    "General Release" shall mean a release of all claims that Executive, and anyone who may succeed to any claims of Executive, has or may have against the Company, its board of directors, any of its subsidiaries, affiliates or parent, or any of their employees, directors, officers, employees, agents, plan sponsors, administrators, successors (including the Successor), fiduciaries, or attorneys, including but not limited to claims arising out of Executive's employment with, and termination of employment from, the Company, but excluding claims for (i) severance payments and benefits due pursuant to this Agreement and (ii) any salary, bonus, equity, accrued vacation, expense

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  reimbursement and other ordinary payments or benefits earned or otherwise due with respect to the period prior to the date of any Termination.

          (m)  "Good Reason" shall mean the occurrence of any of the following without the consent of Executive: (i) a material diminution in the Executive's Base Salary; (ii) a material diminution in the Executive's authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report; (iv) a material change in the geographic location at which the Executive must perform services; or (v) a material breach by the Company of any provisions of this Agreement.

          (n)   "Termination" means a termination of Executive's employment with Company and all its ERISA Affiliates for any reason, provided that such termination of employment qualifies as a separation from service for purposes of Code Section 409A and the default rules of Treas. Reg. §l.409A-1(h).

          (o)   "Severance Payment" shall mean one (1) year of the Executive's Base Salary at the time of the Termination Date; provided, that if Executive's Termination Date occurs within eighteen (18) months following a Change in Control (not including the Merger for this purpose), the Severance Payment shall mean two (2) years of the Executive's Base Salary and any reduction in Executive's Base Salary since the date of the Change in Control shall be ignored.

          (p)   "Successor" shall mean the person to which this Agreement is assigned upon a Sale of Business within the meaning of Section 10.

          (q)   "Termination Date" shall mean the date on which Executive incurs a Termination, as further described in Section 4.

        3.    Employment of Executive

          (a)   Position.

              (i)  Executive shall serve in the position of Chairman and Chief Executive Officer in a full-time capacity. In such position, Executive shall have such duties and authority as is customarily associated with such position and shall have such other titles and duties, consistent with Executive's position, as may be assigned from time to time by the Board and/or Executive's direct supervisor.

             (ii)  Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall preclude Executive, subject to the prior approval of the Board, from accepting appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable organization; further provided in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive's duties hereunder or conflict with Section 7.

          (b)   Base Salary.    The Company shall pay Executive a Base Salary at the annual rate of $420,000, payable in regular installments in accordance with the Company's usual payroll practices. Executive shall be entitled to such increases in Executive's base salary, if any, as may be determined from time to time by the Board.

          (c)   Cash and Incentive Plans.    Executive shall be entitled to participate in such annual and/or long-term cash incentive plans and programs adopted by the Company as are generally provided to the senior executives of the Company from time to time. The amounts, timing, and the terms

D-1-3

  and conditions of such awards shall be subject to the terms of the plan under which such award is made.

          (d)   Employee Benefits.    Executive shall be entitled to participate in the Company's employee benefit plans (other than annual and/or long-term cash incentive programs, which are addressed in subsection (c)) as in effect from time to time on the same basis as those benefits are generally made available to other senior executives of the Company.

          (e)   Business Expenses.    The reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

          (f)    Automobile.    The Company will continue to provide Executive with the use of an automobile (comparable to the automobile provided to him immediately prior to the Merger) and will continue to pay all fuel, insurance, maintenance and other reasonable expenses incurred in connection with his use of that automobile.

          (g)   Paid Time Off.    Executive will be entitled to thirty (30) days vacation time each year. Accruals and limitations of accruals shall be consistent with the published policies of the Company. Executive will also be entitled to other personal time, holiday time, etc., in accordance with published policies of the Company.

          (h)   Other Perquisites.    Executive shall be entitled to receive other benefits and perquisites as are generally provided to the senior executives of the Company from time to time.

        4.    Termination of Employment.    Executive's employment with the Company will terminate during the term of the Agreement, and this Agreement will terminate on the date of such termination, as follows:

          (a)   Executive's employment will terminate upon Executive's death.

          (b)   Executive's employment will terminate, at the Company's election, upon the occurrence of the Executive's Disability, unless otherwise prohibited by law.

          (c)   The Company may terminate Executive's employment with or without Cause (other than as a result of Disability as described above) by providing written notice to Executive that indicates in reasonable detail the facts and circumstances alleged to provide a basis for such termination.

          (d)   Executive may terminate his employment for or without Good Reason by providing written notice of termination to the Company that indicates in reasonable detail the facts and circumstances alleged to provide a basis for such termination. If Executive is alleging a termination for Good Reason, Executive must provide written notice to the Company of the existence of the condition constituting Good Reason within sixty (60) days of the initial existence of such condition, and the Company must have a period of at least thirty (30) days following receipt of such notice to cure such condition. If the Company does not cure the condition within such thirty-day period, Executive's termination of employment from the Company shall be effective on the date immediately following the end of such cure period.

        5.    Payments upon Termination.

          (a)   Entitlement to Severance.    Subject to the other terms and conditions of this Agreement, Executive shall be entitled to the Accrued Benefits, and to the severance benefits described in subsection (c), in either of the following circumstances while this Agreement is in effect:

              (i)  Executive's employment is terminated by the Company without Cause, except in the case of death or Disability; or

             (ii)  Executive terminates his employment with the Company for Good Reason.

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          If Executive dies after receiving a notice by the Company that Executive is being terminated without Cause, or after providing notice of termination for Good Reason, the Executive's estate, heirs and beneficiaries shall be entitled to the Accrued Benefits and the severance benefits described in subsection (c) at the same time such amounts would have been paid or benefits provided to Executive had he lived.

          (b)   General Release Requirement.    As an additional prerequisite for receipt of the severance benefits described in subsection (c), Executive must execute, deliver to the Company, and not revoke (to the extent Executive is allowed to do so) a General Release.

          (c)   Severance Benefits; Timing and Form of Payment.    Subject to the limitations imposed by Section 6, if Executive is entitled to severance benefits, then:

              (i)  The Company shall pay Executive the Severance Payment in a lump sum within ten (10) days following the Executive's Termination, or if later, the date on which the General Release is no longer revocable; and

             (ii)  Executive shall be entitled to pay premiums for COBRA continuation coverage for the length of such coverage at the same rate as is being charged to active employees for similar coverage.

          All payments shall be subject to payroll taxes and other withholdings in accordance with the Company's standard payroll practices and applicable law.

          (d)   Other Termination of Employment.    If Executive's employment terminates for any reason other than those described in subsection (a), the Executive (or the Executive's estate, heirs and beneficiaries in the event of his death), shall be entitled to receive only the Accrued Benefits.

        6.    Limitations on Severance Payments and Benefits.    In the event that any amount payable to Executive by the Company or any of its affiliates (whether under the Agreement or otherwise) (a) constitutes a "parachute payment" within the meaning of Section 280G of the Code, and (b) but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such payment(s) shall be either (i) delivered in full, or (ii) delivered to such lesser extent as would result in no portion of such payment(s) benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount, notwithstanding that all or some portion of such payment may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this section shall be made in writing in good faith by a professional advisor reasonably selected by the Company (the "Advisor"), in good faith consultation with Executive. If a reduction is required in accordance with this section, cash payments will be reduced before any acceleration of vesting or forfeiture conditions are eliminated and future payments will be reduced before amounts that are immediately payable. For purposes of making the calculations required by this section, the Advisor may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Advisor such information and documents as the Advisor may reasonably request in order to make a determination under this Section 6. The Company shall bear all costs the Advisor may reasonably incur in connection with any calculations contemplated by this Section 6.

        7.    Covenants by Executive.

          (a)   Confidentiality and Non-Disclosure.    Executive acknowledges that by virtue of his employment with the Company, he has and will in the future be exposed to or has had or may have access to confidential information of Company or its affiliates regarding its or their businesses

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  (whether or not developed by Executive), including, but not limited to, algorithms, source code, system designs, data formats, analytical processes, methodologies, business practices, financial information or projections, customer lists or records, customer information, employee records, mark-ups, project materials, marketing techniques, supplier information, accounting methodologies, creations or other information that gives, or may give, the Company or its affiliates an advantage in the marketplace against its competitors (all of the foregoing are hereinafter referred to collectively as the "Proprietary Information" except for information that was in the public domain when acquired or developed by the Company, or that subsequently enters the public domain other than as a result of a breach of this or any other agreement or covenant). Executive further acknowledges that it would be possible for Executive, upon termination of his employment with the Company, to use the Proprietary Information to benefit other individuals or entities, and that to the extent Executive engages in any Competitive Business Activity for himself or others following his Termination it is highly likely that such activity would inevitably require his use or disclosure of Proprietary Information. Executive acknowledges that the Company has expended considerable time and resources in the development of the Proprietary Information and that the Proprietary Information has been disclosed to or learned by Executive solely in connection with Executive's employment with the Company. Executive acknowledges that the Proprietary Information constitutes a proprietary and exclusive interest of the Company, and, therefore, Executive agrees that during the term of his employment and after the termination thereof, for whatever reason, anywhere in the world, Executive shall not directly or indirectly disclose the Proprietary Information to any person, firm, court, governmental entity or body, corporation or other entity or use the Proprietary Information in any manner, except in connection with the business and affairs of the Company or pursuant to a validly issued and enforceable court or administrative order. In the event that any court, administrative hearing officer or other judicial or governmental representative shall request or demand disclosure of any Proprietary Information, Executive shall promptly notify the Company of the same and cooperate with the Company to obtain appropriate protective orders in respect thereof. Executive further agrees to execute such further agreements or understandings regarding his agreement not to misuse or disclose Proprietary Information as the Company may reasonably request.

          (b)   Non-Competition/Non-Solicitation.

              (i)  During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within one (1) year following a Change in Control, Executive agrees not to directly or indirectly engage, or assist any business or entity, in Competitive Business Activity in any capacity, including without limitation as an employee, officer, or director of, or consultant or advisor to, any person or entity engaged directly or indirectly in a business which engages in Competitive Business Activity, in North America or anywhere that the Company or its Successor does business at the time of Executive's Termination, without the written consent of the Board.

             (ii)  During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within one (1) year following a Change in Control, Executive agrees not to, in any form or manner, directly or indirectly, on his own behalf or in combination with others (1) solicit, induce or influence any customer, supplier, lender, lessor or any other person with a business relationship with the Company to discontinue or reduce the extent of such business relationship, or (2) recruit, solicit or otherwise induce or influence any employee of the Company to discontinue their employment with the Company.

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          (c)   Non-disparagement.    During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within (1) year following a Change in Control, Executive agrees not to make any statements or take any actions that are intended to or that would reasonably be expected to harm or adversely affect the reputation of the Company or the personal or professional reputation of any of the Company's directors, officers, agents or employees.

          (d)   Disclosure and Assignment to the Company of Inventions and Innovations.

              (i)  Executive agrees that all materials, inventions, discoveries, improvements or the like that Executive, individually or with others, may originate, develop or reduce to practice while employed with the Company relating to the business or products of the Company, the Company's actual or demonstrably anticipated research or development or any work performed by Executive for the Company (individually, a "Creation" and collectively, the "Creations") shall, as between the Company and Executive, belong to and be the sole property of Company. Executive hereby waives any and all "moral rights," including, but not limited to, any right to identification of authorship, right of approval on modifications or limitation on subsequent modification, that Executive may have in respect of any Creation. Executive further agrees, without further consideration, to promptly disclose each such Creation to the Company and to such other individuals as the Company may direct. Executive further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Company or any client of the Company, as appropriate, full title to each such Creation and as may be reasonably necessary or convenient to obtain United States and foreign patents or copyrights thereon to the extent the Company or any client of the Company, as appropriate, may choose. Executive further agrees to testify in any legal or administrative proceeding relative to any such Creation whenever requested to do so by the Company, provided that the Company agrees to reimburse Executive for any reasonable expenses incurred in providing such testimony.

             (ii)  The foregoing covenant shall not apply to any Creation for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (i) the Creation relates to (A) the business of the Company or (B) any actual or reasonably anticipated research or development of the Company or (ii) the Creation results from any work performed by Executive for the Company.

          (e)   Remedies Not Exclusive.    In the event that Executive breaches any terms of this Section 7, Executive acknowledges and agrees that said breach may result in the immediate and irreparable harm to the business and goodwill of the Company and that damages, if any, and remedies of law for such breach may be inadequate and indeterminable. The Company, upon Executive's breach of this Section 7, shall therefore be entitled (in addition to and without limiting any other remedies that the Company may seek under this Agreement or otherwise at law or in equity) to (1) seek from any court of competent jurisdiction equitable relief by way of temporary or permanent injunction and without being required to post a bond, to restrain any violation of this Section 7, and for such further relief as the court may deem just or proper in law or equity, and (2) in the event that the Company shall prevail, its reasonable attorneys fees and costs and other expenses in enforcing its rights under this Section 7.

          (f)    Severability of Provisions.    If any restriction, limitation, or provision of this Section 7 is deemed to be unreasonable, onerous, or unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent possible within the bounds of the law. If any phrase, clause or provision of this Section 7 is declared invalid or unenforceable by a court of competent

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  jurisdiction, such phrase, clause, or provision shall be deemed severed from this Section 7, but will not affect any other provision of this Section 7, which shall otherwise remain in full force and effect. The provisions of this Section 7 are each declared to be separate and distinct covenants by Executive.

        8.    Notice.    Any notice, request, demand or other communication required or permitted herein will be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to Executive and to the Company with attention to the Chief Executive Officer of the Company and the General Counsel of the Company as provided below. Either party may change its address by written notice in accordance with this paragraph.

In the case of the Company, to:	Human Resources MEDecision, Inc. 601 Lee Road Wayne, PA 10987
And in the case of Executive, to:

        9.    Set Off; Mitigation.    The Company's obligation to pay Executive the amounts and to provide the benefits hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Company. However, Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise.

        10.    Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns. If the Company experiences a Change in Control, or otherwise sells, assigns or transfers all or substantially all of its business and assets to any person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any person (any such event, a "Sale of Business"), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such person, and the Company shall cause such person, by written agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such agreement prior to the effective date of such Sale of Business shall be a breach of this Agreement constituting "Good Reason" hereunder, except that for purposes of implementing the foregoing the date upon which such Sale of Business becomes effective shall be the Termination Date. In case of such assignment by the Company and of assumption and agreement by such person, as used in this Agreement, "the Company" shall thereafter mean the person which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such person. Executive shall, in his discretion, be entitled to proceed against any or all of such persons, any person which theretofore was such a successor to the Company, and the Company (as so defined) in any action to enforce any rights of Executive hereunder. Except as provided in this Section 10, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

        11.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be mutually resolved by the Executive and the Company, including any dispute as to the calculation of the Executive's Benefits, Base Salary, Bonus Amount or any Severance Payment hereunder, or any dispute regarding the existence of Cause or Good Reason in connection with any Termination hereunder, shall be submitted to arbitration in Chicago, Illinois, in accordance with the procedures of the American Arbitration Association. The determination of the

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arbitrator shall be conclusive and binding on the Company and the Executive, and judgment may be entered on the arbitrator's award in any court having jurisdiction.

        12.    Applicable Law and Jurisdiction.    This Agreement is to be governed by and construed under the laws of the United States and of the State of Illinois without resort to Illinois choice of law rules. Each party hereby agrees that the forum and venue for any legal or equitable action or proceeding arising out of, or in connection with, this Agreement will lie in the appropriate federal or state courts in the State of Illinois and specifically waives any and all objections to such jurisdiction and venue.

        13.    Captions and Paragraph Headings.    Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

        14.    Invalid Provisions.    Subject to Section 7(d), should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion will not be affected, and the remaining portions of this Agreement will remain in full force and effect as if this Agreement had been executed with said provision eliminated.

        15.    No Waiver.    The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        16.    Entire Agreement.    This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement except where other agreements are specifically noted, adopted, or incorporated by reference. This Agreement otherwise supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Company, and all such agreements shall be void and of no effect. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

        17.    Modification.    This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Company and Executive.

        18.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

		By:	MEDecision, Inc.

Date:	6-17-2008	Its:	/s/ Carl E. Smith, CFO
Date:	6-17-2008		/s/ David St. Clair
DAVID ST. CLAIR

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Annex D-2

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

        This Executive Employment and Severance Agreement (the "Agreement") is entered into between Carl E. Smith ("Executive"), and MEDecision, Inc. (the "Company").

        WHEREAS, the Executive was previously employed by the Company in a key employee capacity prior to the acquisition of MEDecision by Health Care Service Corporation, a Mutual Legal Reserve Company (the "Merger"); and

        WHEREAS, the Executive's continued services to the Company are valuable to the conduct of the Company's business; and

        WHEREAS, the Company and Executive desire to specify the terms and conditions on which Executive will continue employment on and after the date of the Merger, and under which Executive will receive severance in the event that Executive separates from service with the Company;

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

        1.    Effective Date; Term.    This Agreement shall become effective on the date of the Merger and shall continue unless terminated by agreement of the parties or as otherwise provided herein. In the event the Merger does not close, this Agreement shall have no force or effect.

        2.    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a)   "Accrued Benefits" shall mean the following amounts, payable as described herein: (i) all base salary for the time period ending with the Termination Date; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the time period ending with the Termination Date; (iii) any and all other cash earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plan then in effect; and (iv) all other payments and benefits to which the Executive (or in the event of the Executive's death, the Executive's surviving spouse or other beneficiary) is entitled on the Termination Date under the terms of any benefit plan of the Company, excluding severance payments under any Company severance policy, practice or agreement in effect on the Termination Date. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice with respect to clauses (i) and (ii) or, with respect to clauses (iii) and (iv), pursuant to the terms of the benefit plan or practice establishing such benefits.

          (b)   "Base Salary" shall mean the Executive's annual base salary with the Company as in effect from time to time.

          (c)   "Board" shall mean the Board of Directors of the Company or a committee of such Board authorized to act on its behalf in certain circumstances, including the Compensation Committee of the Board.

          (d)   "Business" shall mean the provision of software, services and clinical content to health care payer organizations to increase administrative efficiency and improve the overall quality and affordability of health care.

          (e)   "Cause" shall mean a good faith finding by the Board that Executive has (i) neglected, or refused to perform the lawful employment duties related to his position or as from time to time assigned to him (other than due to Disability); (ii) committed any willful, intentional, or grossly negligent act having the effect of materially injuring the interest, business, or reputation of the

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  Company; (iii) violated or failed to comply in any material respect with the Company's published rules, regulations, or policies, as in effect or amended from time to time; (iv) committed an act constituting a felony or misdemeanor involving moral turpitude, fraud, theft, or dishonesty; (v) misappropriated or embezzled any property of the Company (whether or not an act constituting a felony or misdemeanor); or (vi) breached any material provision of this Agreement or any other applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue, or other agreement with the Company.

          (f)    "Change in Control" shall mean the occurrence of any of the following in a transaction or series of related transactions:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming a "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding securities;

             (ii)  a consolidation, share exchange, reorganization or merger of the Company resulting in the shareholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's stock outstanding immediately following such event;

            (iii)  the sale or other disposition of all or substantially all the assets of the Company, other than in connection with a state or federal bankruptcy proceeding; or

            (iv)  any similar event deemed by the Board to constitute a Change in Control.

          A transaction, or series of related transactions, shall not constitute a Change in Control if such transaction results in the Company, any successor to the Company, or any successor to the Company's business, being controlled, directly or indirectly, by the same person or persons who controlled the Company, directly or indirectly, immediately before such transaction.

          (g)   "COBRA" shall mean the provisions of Code Section 4980B.

          (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

          (i)    "Competitive Business Activity" shall mean any business activity (other than the Business) in which the Company or any affiliate of the Company is actively engaged at the time of Executive's Termination.

          (j)    "Disability" shall mean, subject to applicable law, any medically determinable physical or mental impairment that (i) renders Executive unable to perform the duties of his position with the Company and (ii) is expected to last for a continuous period of not less than six months, all as certified by a physician reasonably acceptable to the Company or its Successor.

          (k)   "ERISA Affiliate" means with respect to Company each corporation or trade or business considered to be a single employer with Company under Code Sections 414(b) or 414(c).

          (1)   "General Release" shall mean a release of all claims that Executive, and anyone who may succeed to any claims of Executive, has or may have against the Company, its board of directors, any of its subsidiaries, affiliates or parent, or any of their employees, directors, officers, employees, agents, plan sponsors, administrators, successors (including the Successor), fiduciaries, or attorneys, including but not limited to claims arising out of Executive's employment with, and termination of employment from, the Company, but excluding claims for (i) severance payments and benefits due pursuant to this Agreement and (ii) any salary, bonus, equity, accrued vacation, expense

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  reimbursement and other ordinary payments or benefits earned or otherwise due with respect to the period prior to the date of any Termination.

          (l)    "Good Reason" shall mean the occurrence of any of the following without the consent of Executive: (i) a material diminution in the Executive's Base Salary; (ii) a material diminution in the Executive's authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report; (iv) a material change in the geographic location at which the Executive must perform services; or (v) a material breach by the Company of any provisions of this Agreement.

          (m)  "Termination" means a termination of Executive's employment with Company and all its ERISA Affiliates for any reason, provided that such termination of employment qualifies as a separation from service for purposes of Code Section 409A and the default rules of Treas. Reg. §1.409A-1(h).

          (n)   "Severance Payment" shall mean one (1) year of the Executive's Base Salary at the time of the Termination Date; provided, that if Executive's Termination Date occurs within one (1) year following a Change in Control (not including the Merger for this purpose), the Severance Payment shall mean two (2) years of the Executive's Base Salary and any reduction in Executive's Base Salary since the date of the Change in Control shall be ignored.

          (o)   "Successor" shall mean the person to which this Agreement is assigned upon a Sale of Business within the meaning of Section 10.

          (p)   "Termination Date" shall mean the date on which Executive incurs a Termination, as further described in Section 4.

        3.    Employment of Executive

          (a)   Position.

              (i)  Executive shall serve in the position of Executive Vice President and Chief Financial Officer in a full-time capacity. In such position, Executive shall have such duties and authority as is customarily associated with such position and shall have such other titles and duties, consistent with Executive's position, as may be assigned from time to time by the Board and/or Executive's direct supervisor.

             (ii)  Executive will devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall preclude Executive, subject to the prior approval of the Board, from accepting appointment to or continue to serve on any board of directors or trustees of any business corporation or any charitable organization; further provided in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive's duties hereunder or conflict with Section 7.

          (b)   Base Salary.    The Company shall pay Executive a Base Salary at the annual rate of $264,000, payable in regular installments in accordance with the Company's usual payroll practices. Executive shall be entitled to such increases in Executive's base salary, if any, as may be determined from time to time by the Board.

          (c)   Cash and Incentive Plans.    Executive shall be entitled to participate in such annual and/or long-term cash incentive plans and programs adopted by the Company as are generally provided to the senior executives of the Company from time to time. The amounts, timing, and the terms

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  and conditions of such awards shall be subject to the terms of the plan under which such award is made.

          (d)   Employee Benefits.    Executive shall be entitled to participate in the Company's employee benefit plans (other than annual and/or long-term cash incentive programs, which are addressed in subsection (c)) as in effect from time to time on the same basis as those benefits are generally made available to other senior executives of the Company.

          (e)   Business Expenses.    The reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

          (f)    Other Perquisites.    Executive shall be entitled to receive other benefits and perquisites as are generally provided to the senior executives of the Company from time to time.

        4.    Termination of Employment.    Executive's employment with the Company will terminate during the term of the Agreement, and this Agreement will terminate on the date of such termination, as follows:

          (a)   Executive's employment will terminate upon Executive's death.

          (b)   Executive's employment will terminate, at the Company's election, upon the occurrence of the Executive's Disability, unless otherwise prohibited by law.

          (c)   The Company may terminate Executive's employment with or without Cause (other than as a result of Disability as described above) by providing written notice to Executive that indicates in reasonable detail the facts and circumstances alleged to provide a basis for such termination.

          (d)   Executive may terminate his employment for or without Good Reason by providing written notice of termination to the Company that indicates in reasonable detail the facts and circumstances alleged to provide a basis for such termination. If Executive is alleging a termination for Good Reason, Executive must provide written notice to the Company of the existence of the condition constituting Good Reason within sixty (60) days of the initial existence of such condition, and the Company must have a period of at least thirty (30) days following receipt of such notice to cure such condition. If the Company does not cure the condition within such thirty-day period, Executive's termination of employment from the Company shall be effective on the date immediately following the end of such cure period.

        5.    Payments upon Termination.

          (a)   Entitlement to Severance.    Subject to the other terms and conditions of this Agreement, Executive shall be entitled to the Accrued Benefits, and to the severance benefits described in subsection (c), in either of the following circumstances while this Agreement is in effect:

              (i)  Executive's employment is terminated by the Company without Cause, except in the case of death or Disability; or

             (ii)  Executive terminates his employment with the Company for Good Reason.

          If Executive dies after receiving a notice by the Company that Executive is being terminated without Cause, or after providing notice of termination for Good Reason, the Executive's estate, heirs and beneficiaries shall be entitled to the Accrued Benefits and the severance benefits described in subsection (c) at the same time such amounts would have been paid or benefits provided to Executive had he lived.

          (b)   General Release Requirement.    As an additional prerequisite for receipt of the severance benefits described in subsection (c), Executive must execute, deliver to the Company, and not revoke (to the extent Executive is allowed to do so) a General Release.

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          (c)   Severance Benefits; Timing and Form of Payment.    Subject to the limitations imposed by Section 6, if Executive is entitled to severance benefits, then:

              (i)  The Company shall pay Executive the Severance Payment in a lump sum within ten (10) days following the Executive's Termination, or if later, the date on which the General Release is no longer revocable; and

             (ii)  Executive shall be entitled to pay premiums for COBRA continuation coverage for the length of such coverage at the same rate as is being charged to active employees for similar coverage.

          All payments shall be subject to payroll taxes and other withholdings in accordance with the Company's standard payroll practices and applicable law.

          (d)   Other Termination of Employment.    If Executive's employment terminates for any reason other than those described in subsection (a), the Executive (or the Executive's estate, heirs and beneficiaries in the event of his death), shall be entitled to receive only the Accrued Benefits.

        6.    Limitations on Severance Payments and Benefits.    Notwithstanding any other provision of this Agreement to the contrary, if any portion of the Severance Payment or any other payment under this Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to Executive shall be reduced such that the value of the aggregate Total Payments that Executive is entitled to receive shall be One Dollar ($1) less than the maximum amount which Executive may receive without becoming subject to the tax imposed by Code Section 4999 or which the Company may pay without loss of deduction under Code Section 280G(a); provided that the foregoing reduction in the amount of Total Payments shall not apply if the After-Tax Value to Executive of the Total Payments prior to reduction in accordance herewith is greater than the After-Tax Value to Executive if Total Payments are reduced in accordance herewith. For purposes of this Agreement, the terms "excess parachute payment" and "parachute payments" shall have the meanings assigned to them in Code Section 280G, and such "parachute payments" shall be valued as provided therein.

        7.    Covenants by Executive.

          (a)   Confidentiality and Non-Disclosure.    Executive acknowledges that by virtue of his employment with the Company, he has and will in the future be exposed to or has had or may have access to confidential information of Company or its affiliates regarding its or their businesses (whether or not developed by Executive), including, but not limited to, algorithms, source code, system designs, data formats, analytical processes, methodologies, business practices, financial information or projections, customer lists or records, customer information, employee records, mark-ups, project materials, marketing techniques, supplier information, accounting methodologies, creations or other information that gives, or may give, the Company or its affiliates an advantage in the marketplace against its competitors (all of the foregoing are hereinafter referred to collectively as the "Proprietary Information" except for information that was in the public domain when acquired or developed by the Company, or that subsequently enters the public domain other than as a result of a breach of this or any other agreement or covenant). Executive further acknowledges that it would be possible for Executive, upon termination of his employment with the Company, to use the Proprietary Information to benefit other individuals or entities, and that to the extent Executive engages in any Competitive Business Activity for himself or others following his Termination it is highly likely that such activity would inevitably require his use or disclosure of Proprietary Information. Executive acknowledges that the Company has expended considerable time and resources in the development of the Proprietary Information and that the Proprietary Information has been disclosed to or learned by Executive solely in connection with Executive's employment with the Company. Executive acknowledges that the Proprietary

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  Information constitutes a proprietary and exclusive interest of the Company, and, therefore, Executive agrees that during the term of his employment and after the termination thereof, for whatever reason, anywhere in the world, Executive shall not directly or indirectly disclose the Proprietary Information to any person, firm, court, governmental entity or body, corporation or other entity or use the Proprietary Information in any manner, except in connection with the business and affairs of the Company or pursuant to a validly issued and enforceable court or administrative order. In the event that any court, administrative hearing officer or other judicial or governmental representative shall request or demand disclosure of any Proprietary Information, Executive shall promptly notify the Company of the same and cooperate with the Company to obtain appropriate protective orders in respect thereof. Executive further agrees to execute such further agreements or understandings regarding his agreement not to misuse or disclose Proprietary Information as the Company may reasonably request.

          (b)   Non-Competition/Non-Solicitation.

              (i)  During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within one (1) year following a Change in Control, Executive agrees not to directly or indirectly engage, or assist any business or entity, in Competitive Business Activity in any capacity, including without limitation as an employee, officer, or director of, or consultant or advisor to, any person or entity engaged directly or indirectly in a business which engages in Competitive Business Activity, in North America or anywhere that the Company or its Successor does business at the time of Executive's Termination, without the written consent of the Board.

             (ii)  During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within one (1) year following a Change in Control, Executive agrees not to, in any form or manner, directly or indirectly, on his own behalf or in combination with others (1) solicit, induce or influence any customer, supplier, lender, lessor or any other person with a business relationship with the Company to discontinue or reduce the extent of such business relationship, or (2) recruit, solicit or otherwise induce or influence any employee of the Company to discontinue their employment with the Company.

          (c)   Non-disparagement.    During Executive's employment with the Company and for a period of one (1) year following Executive's Termination, or for a period of two (2) years if Executive receives a Severance Payment due to a Termination Date that occurs within one (1) year following a Change in Control, Executive agrees not to make any statements or take any actions that are intended to or that would reasonably be expected to harm or adversely affect the reputation of the Company or the personal or professional reputation of any of the Company's directors, officers, agents or employees.

          (d)   Disclosure and Assignment to the Company of Inventions and Innovations.

              (i)  Executive agrees that all materials, inventions, discoveries, improvements or the like that Executive, individually or with others, may originate, develop or reduce to practice while employed with the Company relating to the business or products of the Company, the Company's actual or demonstrably anticipated research or development or any work performed by Executive for the Company (individually, a "Creation" and collectively, the "Creations") shall, as between the Company and Executive, belong to and be the sole property of Company. Executive hereby waives any and all "moral rights," including, but not limited to, any right to identification of authorship, right of approval on modifications or limitation on subsequent modification, that Executive may have in respect of any Creation.

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    Executive further agrees, without further consideration, to promptly disclose each such Creation to the Company and to such other individuals as the Company may direct. Executive further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Company or any client of the Company, as appropriate, full title to each such Creation and as may be reasonably necessary or convenient to obtain United States and foreign patents or copyrights thereon to the extent the Company or any client of the Company, as appropriate, may choose. Executive further agrees to testify in any legal or administrative proceeding relative to any such Creation whenever requested to do so by the Company, provided that the Company agrees to reimburse Executive for any reasonable expenses incurred in providing such testimony.

             (ii)  The foregoing covenant shall not apply to any Creation for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (i) the Creation relates to (A) the business of the Company or (B) any actual or reasonably anticipated research or development of the Company or (ii) the Creation results from any work performed by Executive for the Company.

          (e)   Remedies Not Exclusive.    In the event that Executive breaches any terms of this Section 7, Executive acknowledges and agrees that said breach may result in the immediate and irreparable harm to the business and goodwill of the Company and that damages, if any, and remedies of law for such breach may be inadequate and indeterminable. The Company, upon Executive's breach of this Section 7, shall therefore be entitled (in addition to and without limiting any other remedies that the Company may seek under this Agreement or otherwise at law or in equity) to (1) seek from any court of competent jurisdiction equitable relief by way of temporary or permanent injunction and without being required to post a bond, to restrain any violation of this Section 7, and for such further relief as the court may deem just or proper in law or equity, and (2) in the event that the Company shall prevail, its reasonable attorneys fees and costs and other expenses in enforcing its rights under this Section 7.

          (f)    Severability of Provisions.    If any restriction, limitation, or provision of this Section 7 is deemed to be unreasonable, onerous, or unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent possible within the bounds of the law. If any phrase, clause or provision of this Section 7 is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause, or provision shall be deemed severed from this Section 7, but will not affect any other provision of this Section 7, which shall otherwise remain in full force and effect. The provisions of this Section 7 are each declared to be separate and distinct covenants by Executive.

        8.    Notice.    Any notice, request, demand or other communication required or permitted herein will be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to Executive and to the Company with attention to the Chief Executive Officer of the Company and the General Counsel of the Company as provided below. Either party may change its address by written notice in accordance with this paragraph.

In the case of the Company, to:	Human Resources MEDecision, Inc. 601 Lee Road Wayne, PA 10987
And in the case of Executive, to:

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        9.    Set Off: Mitigation.    The Company's obligation to pay Executive the amounts and to provide the benefits hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Company. However, Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise.

        10.    Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns. If the Company experiences a Change in Control, or otherwise sells, assigns or transfers all or substantially all of its business and assets to any person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any person (any such event, a "Sale of Business"), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such person, and the Company shall cause such person, by written agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such agreement prior to the effective date of such Sale of Business shall be a breach of this Agreement constituting "Good Reason" hereunder, except that for purposes of implementing the foregoing the date upon which such Sale of Business becomes effective shall be the Termination Date. In case of such assignment by the Company and of assumption and agreement by such person, as used in this Agreement, "the Company" shall thereafter mean the person which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such person. Executive shall, in his discretion, be entitled to proceed against any or all of such persons, any person which theretofore was such a successor to the Company, and the Company (as so defined) in any action to enforce any rights of Executive hereunder. Except as provided in this Section 10, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

        11.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be mutually resolved by the Executive and the Company, including any dispute as to the calculation of the Executive's Benefits, Base Salary, Bonus Amount or any Severance Payment hereunder, or any dispute regarding the existence of Cause or Good Reason in connection with any Termination hereunder, shall be submitted to arbitration in Chicago, Illinois, in accordance with the procedures of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company and the Executive, and judgment may be entered on the arbitrator's award in any court having jurisdiction.

        12.    Applicable Law and Jurisdiction.    This Agreement is to be governed by and construed under the laws of the United States and of the State of Illinois without resort to Illinois choice of law rules. Each party hereby agrees that the forum and venue for any legal or equitable action or proceeding arising out of, or in connection with, this Agreement will lie in the appropriate federal or state courts in the State of Illinois and specifically waives any and all objections to such jurisdiction and venue.

        13.    Captions and Paragraph Headings.    Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

        14.    Invalid Provisions.    Subject to Section 7(d), should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion will not be affected, and the remaining portions of this Agreement will remain in full force and effect as if this Agreement had been executed with said provision eliminated.

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        15.    No Waiver.    The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

        16.    Entire Agreement.    This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement except where other agreements are specifically noted, adopted, or incorporated by reference. This Agreement otherwise supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Company, and all such agreements shall be void and of no effect. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

        17.    Modification.    This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Company and Executive.

        18.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

		By:	MEDecision, Inc.

Date:	6-17-2008	Its:	/s/ David St.Clair, CEO
Date:	6-17-2008		/s/ Carl E. Smith
CARL E. SMITH

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PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
MEDECISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Please sign and date this proxy, and indicate your vote, on the back of this card. Please return this card in the enclosed envelope as soon as possible. Your vote is important.

        When you sign and return this proxy card, you:

        Appoint David St.Clair and Carl E. Smith, and each of them (or any substitutes they may appoint to take their place), as proxies to vote your shares as you have instructed on the reverse side of this card, at the special meeting to be held on Thursday, August 14, 2008 at 9:00 a.m. at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, and at any adjournments or postponements of the special meeting;

        Authorize the proxies to vote, in their discretion, upon any other business properly presented at the special meeting; and

        Revoke any previous proxy you may have signed.

MEDECISION'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.
Vote On Proposal Proposal 1
☐  For    ☐  Against    ☐  Abstain
PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 17, 2008, BY AND AMONG MEDECISION, INC., HEALTH CARE SERVICE CORPORATION, AND MERCURY ACQUISITION CORP. AND TO APPROVE THE MERGER.
Vote On Proposal Proposal 2
☐  For    ☐  Against    ☐  Abstain
PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND TO APPROVE THE MERGER.

        In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting and at any postponement or adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING, THE PROXIES WILL VOTE THIS PROXY IN THEIR DISCRETION ON SUCH MATTER.

        Please sign exactly as your name appears herein. If shares are held by joint owners, both must sign. When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such. If shares are held by a corporation, the corporation's president or other authorized officer must sign using the corporation's full name. If shares are held by a partnership, an authorized person must sign using the partnership's full name.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

Signature:	Date:
Signature:	Date:

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on "Accept Vote"
OR
2.
VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR
3.
VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided. If you intend to submit your proxy by mail it must be received by us prior to the commencement of the special meeting.

YOUR CONTROL NUMBER IS:

You may vote by Internet or telephone 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., prevailing time, on August 13, 2008
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

QuickLinks

TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
THE MERGER
TERMS OF THE MERGER AGREEMENT
VOTING AGREEMENTS
PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS
MARKET PRICES OF COMMON STOCK
DISSENTERS RIGHTS
BENEFICIAL OWNERSHIP OF COMMON STOCK
ADJOURNMENT OF THE SPECIAL MEETING
FUTURE SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
  Annex A
  Annex B
[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]
  Annex C-1
SCHEDULE A
SCHEDULE B
  Annex C-2
SCHEDULE A
SCHEDULE B
  Annex C-3
SCHEDULE A
SCHEDULE B
  Annex C-4
SCHEDULE A
SCHEDULE B
  Annex C-5
SCHEDULE A
SCHEDULE B
  Annex C-6
SCHEDULE A
SCHEDULE B
  Annex C-7
SCHEDULE A
SCHEDULE B
  Annex D-1
  Annex D-2
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF MEDECISION, INC.